     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1999.

                                                      REGISTRATION NO. 333-60483
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                            POST-EFFECTIVE AMENDMENT

                                    NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                               EARTHCARE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)
                           -------------------------

             DELAWARE                               4953                              58-2335973
  (State or Other Jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer Identification
   Incorporation or Organization)        Classification Code Number)                    Number)

                         14901 QUORUM DRIVE, SUITE 200
                              DALLAS, TEXAS 75240
                                 (972) 858-6025
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                            DONALD F. MOOREHEAD, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         14901 QUORUM DRIVE, SUITE 200
                              DALLAS, TEXAS 75240
                                 (972) 858-6025
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                   COPIES TO:


                              LYNN S. SCOTT, ESQ.

                                KING & SPALDING
                              191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(C) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           -------------------------
    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Registration Statement covers the registration of up to 8,026,979 shares of Common Stock, $0.0001 par value per share (the "Common Stock"), of EarthCare Company (the "Company") for sale by certain selling stockholders. This Registration Statement also covers the registration of 5,000,000 shares of Common Stock of the Company to be issued from time to time as payment for all or some portion of the purchase price for one or more acquisitions of companies, businesses or assets complementary to the Company's existing business, or which may be offered for sale or other distribution by persons who will acquire such shares in the acquisitions of such companies, business or assets or by the donees of such persons or by other persons acquiring such shares, of which 610,526 shares have been issued (the "Shelf Registration"). The complete Prospectus relating to the offering of 8,026,979 shares (the "Offering Prospectus") immediately follows this Explanatory Note. Following the Offering Prospectus are certain pages of the Prospectus relating solely to the Shelf Registration (together with the remainder of the Prospectus as modified as indicated below, the "Shelf Prospectus"), including an alternate front and back cover page, a "Principal Stockholders" table in lieu of the table entitled "Principal and Selling Stockholders", a section entitled "Selling Stockholders" (which will be inserted immediately preceding the section entitled "Description of Capital Stock") and a section entitled "Plan of Distribution". The Shelf Prospectus will not include the information in the Prospectus Summary under the heading "Securities To Be Offered", or the section of the Offering Prospectus entitled "Use of Proceeds". All other sections of the Offering Prospectus are to be used in the Shelf Prospectus.

                        PROSPECTUS, DATED JULY 22, 1999


                                8,026,979 Shares

                               EARTHCARE COMPANY

                                  Common Stock

                           -------------------------


    This Prospectus relates to the offer and sale from time to time of up to 8,026,979 shares of common stock, $.0001 par value per share (the "Common Stock"), of EarthCare Company, formerly known as Santi Group, Inc. ("EarthCare" or the "Company") by the holders thereof named herein (collectively, the "Selling Stockholders"). The 8,026,979 shares of Common Stock being offered hereby by the Selling Stockholders (the "Offering") were issued primarily in connection with certain private placements, in acquisitions of assets by the Company, or in connection with the exercise of options to acquire shares of Common Stock (the "Shares"). The Company is registering the Shares to provide the Selling Stockholders with freely tradeable securities, but the registration of the Shares does not necessarily mean that any or all of such Shares will be offered by the Selling Stockholders. See "Business -- Acquisitions" and "Principal and Selling Stockholders." In addition, certain of the Selling Stockholders have agreed not to sell all or some portion of their Shares before three to six months after the date of this Prospectus. See "Plan of Distribution" and "Principal and Selling Stockholders". The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders.



    The Common Stock is traded on the Nasdaq National Market under the symbol "ECCO." At July 16, 1999, the Company had 10,214,365 shares of Common Stock outstanding. On July 16, 1999, the last reported sale price of the Common Stock (of which 15,500 shares traded) was $16.19 per share.


    The Selling Stockholders from time to time may offer and sell the Shares held by them and registered hereunder directly or through agents or broker-dealers on terms to be determined at each Selling Stockholder's discretion at the time of sale. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). See "Plan of Distribution." Each of the Selling Stockholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents.

    The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders but has agreed to bear the expenses of registration of the Shares under Federal and state securities laws. See "Use of Proceeds," "Principal and Selling Stockholders" and "Plan of Distribution."

    The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

    SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE COMMON STOCK.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.

THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the terms "Company" and "EarthCare" refer to EarthCare Company, formerly known as SanTi Group, Inc., and all information in this Prospectus reflects the reorganization of the Company's corporate structure effected in May 1998 and the change of its name from SanTi Group, Inc. to EarthCare Company effective September 21, 1998.


                                  THE COMPANY


     EarthCare Company ("EarthCare" or the "Company") engages in the following services relating to the nonhazardous liquid waste ("NLW") industry: biosolids management, bulk liquid waste transportation, liquid waste processing and disposal, maintenance and pumping. EarthCare's customers include restaurants, hospitals, military bases, office buildings, apartments, schools, municipalities, industrial businesses and single family residences. Effective May 13, 1998, EarthCare merged with and into Microlytics, Inc., a Delaware corporation ("Micro"), with Micro surviving the merger and changing its name to SanTi Group, Inc. Effective September 21, 1998, SanTi Group, Inc. changed its name to EarthCare. See "Business -- Predecessor Corporations" and "-- The Merger and Name Changes." All references to EarthCare or the Company include its operating subsidiaries unless the context indicates otherwise.



     EarthCare intends to expand its presence in the NLW industry through internal growth and acquisitions of local service providers throughout the United States. The Company believes these acquisitions, by consolidating smaller local service providers, will create synergies and improve efficiencies in the area of NLW management.


THE NLW INDUSTRY

     The Company estimates that the septic tank and grease trap business segment of the U.S. domestic NLW industry generates approximately $20 billion in revenues annually. There are approximately 25,000 service providers currently in the NLW industry and, of these service providers, approximately 75% generate less than $500,000 of annual revenues. The Company believes the NLW industry will continue to grow based on increased waste from a growing population and general economic conditions that are driving new building demand and the need for NLW services.


     Because the NLW industry is so highly fragmented, management believes the industry has the potential for significant cost savings by the economies of scale that may be realized in consolidation. These costs savings would include efficiencies as a result of common billing, the coordination of advertising, the elimination of duplicative professional and technical support providers, the standardization and upgrading of equipment and the improvement of employee training. EarthCare intends to determine lines of the NLW business in which an acquired service provider is not currently engaged and, if appropriate, assist the service provider in expanding into those areas. There can be no assurance, however, that EarthCare will be able to profitability consolidate service providers within the NLW industry.

THE BUSINESS


     EarthCare currently engages in each of the NLW businesses described above. EarthCare's operating subsidiaries include: Bone-Dry Enterprises, Inc.; EarthCare Company of Florida, Inc.; EarthCare Company of Pennsylvania, Inc.; EarthCare Company of New York, Inc.; Reifsneider Transportation, Inc., Brehm's Cesspool, Inc. and National Plumbing and Drain. Each subsidiary of EarthCare intends to acquire additional assets from local service providers and act as an operating division of EarthCare in the area in which it is located. These local operating divisions operate under various tradenames, as described below.



     BONE-DRY ENTERPRISES, INC. ("GEORGIA GROUP"). The Georgia Group is engaged in NLW collection and hauling operations in the state of Georgia. The Georgia Group operates under the following tradenames: Andrews Environmental, Bone-Dry Enterprises ("Bone-Dry"), Quality Plumbing and Septic and National Plumbing and Drain.



     EARTHCARE COMPANY OF FLORIDA, INC. ("FLORIDA GROUP"). The Florida Group is engaged in NLW collection and hauling operations in the state of Florida. The Florida Group operates under the following tradenames: Brownie Environmental Services, Grease-Tec and A Rapid Rooter Sewer and Drain.



     EARTHCARE COMPANY OF PENNSYLVANIA, INC. ("PENNSYLVANIA GROUP"). The Pennsylvania Group is engaged in NLW collection and hauling operations in the state of Pennsylvania. The Pennsylvania Group has one wholly owned subsidiary, Nutrecon, Inc., which holds the operating permits and the leases for a facility acquired from Ferrero Wastewater Management, Inc., in Ambler, Pennsylvania. The Pennsylvania Group operates under the following tradenames: Ferrero Wastewater Management, Eldredge Wastewater Management, Reifsneider Transportation, Inc. and Brehm's Cesspool, Inc.



     EARTHCARE COMPANY OF NEW YORK, INC. ("NEW YORK GROUP"). The New York Group is engaged in NLW collection and hauling operations in the state of New York. The New York Group operates under the following tradenames: RGM Liquid Waste Removal and Devito Environmental.



     The Company receives fees to collect, process and dispose of nonhazardous liquid wastes. Collection fees charged to customers vary per gallon by waste stream according to constituents of the waste, expenses associated with processing the waste and competitive factors. Grease trap waste from restaurant and other food processing and preparation facilities is transported to EarthCare's facilities in vacuum trucks, trailers and other transportable containers. EarthCare operates a fleet of vehicles to collect waste directly from generators and receives waste from independent transporters servicing additional waste generators. Using a variety of physical, chemical, thermal and other biological techniques, the waste is broken down into constituent components. Water extracted from the waste is pretreated and then discharged into the municipal sanitary sewer system or applied to leased grasslands. Solid materials are dried and disposed of in a solid waste landfill. At some locations where the Company does not have pretreatment facilities, the waste is transported to private pretreatment facilities, or, where permitted by local regulations, directly to municipal or private wastewater treatment facilities.


     EarthCare also engages in the business of biosolids management through the reuse of organic materials. EarthCare provides transportation, treatment, site monitoring, and land application to private companies. EarthCare's vehicles pick up and transport biosolids to various sites. EarthCare also provides professional management and consulting services for treatment of biosolids and the monitoring and application onto leased grasslands of treated biosolids.

     The Company benefits from federal, state and local regulations prohibiting the disposal of grease trap waste and other waste in municipal collection and treatment systems. Although restaurants, food processing and preparation facilities and other industrial operations have produced such waste for many years, regulations governing the management of NLW, and the enforcement of such regulations, are becoming increasingly stringent. These requirements have increased the value of EarthCare's services to its customers in recent years. As federal, state and local regulations governing the disposal of NLW increase, EarthCare believes the amount of NLW products delivered to third parties for processing and disposal will continue to increase.


     EarthCare intends to target the acquisition and integration of local service providers in the NLW industry that EarthCare believes will be profitable additions to the Company. EarthCare intends to focus on the integration of entities acquired and to increase profits and productivity through operational and efficiency improvements, standardization of procedures, equipment standards and procurement procedures.


     EarthCare intends to establish local operating facilities or service centers throughout the United States, with initial service centers established in major population centers. Acquired local service providers in these areas will be converted to service centers. A service center manager at each location will be responsible for the service center's overall performance. The manager will be supported by supervisors responsible for one or more lines of business. The manager will also be supported by maintenance managers responsible for the maintenance and repair of all equipment. The service center managers will report to district managers, who will typically have responsibility for eight to twelve service center managers. The district managers will have general management responsibility for their geographical areas.

     EarthCare was incorporated in Delaware and its principal executive offices are located at 14901 Quorum Drive, Suite 200, Dallas, Texas 75240. Its telephone number at such offices is (972) 858-6025.

SECURITIES TO BE OFFERED


     This Prospectus relates to the offer and sale from time to time of up to 8,026,979 Shares by the Selling Stockholders, some of whom may be deemed affiliates of the Company. The Company will not receive any of the proceeds from the sale of the Shares but has agreed to bear the expenses of registration under federal and state securities laws, in consideration for the agreement by the Selling Stockholders to enter into agreements with the Company not to sell all or a portion of their Shares for a three to six month period from the date of this Prospectus without the prior written consent of the Company (the "Lock-Up Agreements"). The Lock-Up Agreements provide that any waiver of the terms of a Lock-Up Agreement must be approved by the unanimous decision of the non-employee directors of the Company. The Lock-Up Agreements, in certain cases, extend the required holding period for Selling Stockholders who are not affiliates of the Company. The Selling Stockholders must pay any expenses or commissions on the sale of the Shares. The registration of the Shares does not necessarily mean that any of the Shares not subject to the Lock-Up Agreements will be offered or sold by the Selling Stockholders or that Shares subject to the Lock-Up Agreements will be offered or sold upon expiration of the applicable Lock-Up Agreement.

     The Shares were issued primarily in connection with private placements, upon the exercise of options to acquire shares of Common Stock, or as consideration or partial consideration for the acquisition of assets of service providers in the NLW industry.

RISK FACTORS

     The acquisition of the Shares involves substantial risk. See "RISK
FACTORS."

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA


                                                PREDECESSOR                                 SUCCESSOR
                                        ---------------------------   ------------------------------------------------------
                                                                      PERIOD FROM
                                                       PERIOD FROM     INCEPTION
                                                        JANUARY 1,     (MARCH 19,                      THREE MONTHS ENDED
                                         YEAR ENDED      1997 TO        1997) TO      YEAR ENDED           MARCH 31,
                                        DECEMBER 31,   DECEMBER 21,   DECEMBER 31,   DECEMBER 31,   ------------------------
                                            1996           1997           1997           1998          1998         1999
                                        ------------   ------------   ------------   ------------   ----------   -----------
STATEMENT OF OPERATIONS DATA:
Revenues..............................   $1,832,043     $1,218,268     $  737,858    $25,690,672    $2,634,722   $ 7,815,637
Operating Expenses:
 Cost of Operations...................      785,996        625,892        406,638     17,907,036     1,647,530     5,093,594
 General and Administrative...........      757,655        646,273        521,372      7,509,375     1,524,389     1,969,417
 Depreciation and Amortization........      122,296        121,496        127,338      1,348,357       177,900       354,884
                                         ----------     ----------     ----------    -----------    ----------   -----------
   Total Operating expenses...........    1,665,947      1,393,661      1,055,348     26,764,768     3,349,819     7,417,895
                                         ----------     ----------     ----------    -----------    ----------   -----------
Income (Loss) from Operations.........      166,096       (175,393)      (317,490)    (1,074,096)     (715,097)      397,742
Interest Expense......................       70,868         22,077        104,494        657,455       106,713       222,309
Other Expense (Income)................       (2,500)      (204,124)            --          2,101            --            --
                                         ----------     ----------     ----------    -----------    ----------   -----------
Income (Loss) Before Income Taxes.....       97,728          6,654       (421,984)    (1,733,652)     (821,810)      175,433
Income Tax Provision (Benefit)........       39,094          4,334       (163,632)      (304,562)     (318,536)           --
                                         ----------     ----------     ----------    -----------    ----------   -----------
Net Income (Loss).....................   $   58,634     $    2,320     $ (258,352)   $(1,429,090)   $ (503,274)  $   175,433
                                         ==========     ==========     ==========    ===========    ==========   ===========
Net Income (Loss) per share -- Basic
 and Diluted..........................          N/A            N/A     $    (0.13)   $     (0.17)   $    (0.10)  $      0.02
                                         ==========     ==========     ==========    ===========    ==========   ===========
Weighted average shares outstanding --
 Basic................................          N/A            N/A      1,940,536      8,427,407     4,874,434     9,698,531
                                         ==========     ==========     ==========    ===========    ==========   ===========
Weighted average shares outstanding --
 Diluted..............................          N/A            N/A      1,940,536      8,427,407     4,874,434    10,147,786
                                         ==========     ==========     ==========    ===========    ==========   ===========



                                                                         AT DECEMBER 31,
                                                              --------------------------------------   AT MARCH 31,
                                                                 1996         1997          1998           1999
                                                              ----------   -----------   -----------   ------------
BALANCE SHEET DATA:
Working capital (deficit)...................................  $ (130,188)  $(1,153,561)  $   938,120   $   312,940
Intangible assets, net(1)...................................          --     1,473,489    20,166,445    28,811,650
Total assets................................................   1,102,047     2,614,143    33,290,279    47,836,546
Long-term debt, including current portion...................     539,859       303,955     9,327,940    16,527,123
Retained earnings (deficit).................................     270,441      (258,352)   (1,687,442)   (1,512,009)
Total shareholders' equity..................................     270,941       812,453    19,016,070    24,750,448


-------------------------


(1) Intangibles, net, consist primarily of goodwill and noncompete agreements. Noncompete agreements are amortized over the lives of the contracts. Goodwill is being amortized over 40 years. See Note 2 to the Company's Consolidated Financial Statements.

                                  RISK FACTORS

     The following risk factors should be considered carefully in addition to the other information in this Prospectus before purchasing the shares of Common Stock offered hereby. Certain statements in this Prospectus are forward-looking and are sometimes identified by the use of forward-looking words or phrases such as "intends" or "intended," "will be positioned," "believes," "expects," is or are "expected," "anticipates," and "anticipated." These forward-looking statements are based on the Company's current expectations. To the extent any of the information contained in this Prospectus constitutes a "forward-looking statement" as defined in Section 27A(i)(1) of the Securities Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement. Section 27A(i)(1) does not apply to this offering.

OPERATING STRATEGY

     EarthCare's ability to increase revenues of its existing operations and its acquired service providers will be affected by various factors, including: customer demand for NLW treatment and disposal services, EarthCare's ability to expand the range of services offered to customers and EarthCare's ability to develop national and regional accounts for its services and other marketing programs necessary to attract new customers and attract and retain necessary personnel. There can be no assurance that EarthCare's operating strategy will be successful or that EarthCare will be able to generate cash flows adequate to support its operations and internal growth.

RISK RELATED TO THE COMPANY'S ACQUISITION STRATEGY

     The Company intends to grow significantly through the acquisition of additional NLW service providers. The Company expects to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or manage additional businesses profitably or to integrate successfully any acquired businesses into the Company without substantial or material unanticipated costs, delays or other operational or financial problems. Businesses acquired by the Company may have liabilities that the Company does not discover or may be unable to discover during its pre-acquisition investigations, including liabilities arising from environmental contamination or non-compliance by prior owners with environmental laws or regulatory requirements, and for which the Company, as a successor owner or operator, may be responsible. Certain environmental liabilities, even if not expressly assumed by the Company, may nonetheless be imposed on the Company under certain legal principles of successor liability including those under the Comprehensive Environmental Response Compensation and Liability Act. The Company may be required under federal, state or local law to investigate and remediate any contamination that may have resulted from the processing of any hazardous substances by any of these businesses. Any indemnities or warranties, due to their limited scope, amount, duration and the financial limitations of the indemnitor or warrantor may not fully cover such liabilities. Further, acquisitions involve a number of other special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events, all of which could have a material adverse effect on the Company's business, results of operations and earnings resulting from increased goodwill amortization and interest cost and the costs resulting from the issuance of securities could also have a material adverse effect. In addition, if the Company is not able to successfully integrate the operations of one or more of its acquired businesses, the benefits expected to be derived by the Company from consolidating certain overhead functions such as cash management, human resources, finance and insurance will not be realized. The Company currently has no binding agreements to make acquisitions. See "Business -- Acquisitions" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."

RISK RELATED TO ACQUISITION FINANCING


     The Company's ability to acquire local NLW service providers at economically attractive prices, integrate their operations and then grow their operations profitably, will determine the Company's success. The Company intends to continue to expand its market presence in its current locations and enter other markets through acquisitions or the opening of new offices. The Company's ability to continue its growth and attain profitability will depend on a number of factors, including the availability of capital to fund acquisitions, existing and emerging competition and the ability to maintain sufficient profit margins despite cost increases and pricing pressures. The Company currently intends to finance future acquisitions by using Common Stock, cash, or a combination of Common Stock and cash. If Common Stock is issued in connection with future acquisitions or earn-out provisions of completed acquisitions, purchasers of Common Stock in this Offering may experience dilution in the earnings, cash flow and net tangible book value of their stock. If the Common Stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept Common Stock as all or part of the consideration for the sale of their businesses, the Company may be required to use more of its cash resources, if available, or incur indebtedness in order to continue its acquisition program. The Company has a $40 million credit facility under which the Company may borrow to fund acquisition and working capital requirements; provided, however, that under the credit facility, the banks' consent is required in order for the Company to consummate certain acquisitions and the Company is also constrained by the requirement to satisfy certain financial covenants in order to incur indebtedness (including without limitation, debt assumed in connection with acquisitions). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." IN ADDITION, THE COMPANY HAS PLEDGED THE STOCK OF EACH OF ITS SUBSIDIARIES TO THE LENDER UNDER THE CREDIT FACILITY. THESE SUBSIDIARIES REPRESENT SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS, INCLUDING ACCOUNTS RECEIVABLE. If the Company does not have sufficient cash resources to pursue acquisitions, its growth could be limited unless it is able to obtain additional capital through debt or equity financing. There can be no assurance that the Company will be able to obtain the financing it will need in the near future on terms the Company deems acceptable. The inability to acquire such financing, if needed, could have a material adverse effect on the Company's business, financial condition and results of operations.


LIMITED OPERATING HISTORY, ABSENCE OF COMBINED OPERATING HISTORY


     The Company was organized in 1997 and began active operations at that time. As a result, the Company has very little operating history as an integrated NLW business to which investors may look to evaluate the Company's performance. Since the Company began operations, it has completed thirteen acquisitions. There can be no assurance that the Company will be able to successfully integrate the operations of the acquired businesses or any subsequently acquired businesses or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the entire combined enterprise on a profitable basis. In addition, there can be no assurance that the Company's management group will be able to effectively manage the combined entity or to effectively implement the Company's acquisition program and internal growth strategy. The Pro Forma Financial Statements of the Company cover periods when the acquired businesses were not under common control or management and may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate these acquired businesses successfully would have a material adverse effect on the Company's business, results of operations and financial condition, as well as its acquisition program. See "Business -- Acquisitions" and "Management."

MARKET IMPACT OF OFFERING


     This Prospectus relates to the sale of up to 8,026,979 Shares of Common Stock by the Selling Stockholders. The Company will not receive any proceeds from the sale of the Shares and has prepared this Prospectus at its cost in return for the Selling Stockholders entering into the Lock-Up Agreements. As of December 1, 1998, prior to the registration of the Shares, approximately 2,811,349 shares of Common Stock or approximately 28% of the 10,214,365 issued and outstanding shares of Common Stock (as of July 16, 1999) were freely tradeable. Pursuant to the terms of the Lock-Up Agreements, on December 10, 1998, the effective date of the registration statement of which this Prospectus is a part (the "Effective Date"), an additional 766,807 of the Shares were eligible for sale by the Selling Stockholders, an increase of approximately 54% in the number of shares of Common Stock eligible for sale. On June 10, 1999, six months after the Effective Date, an additional 1,377,813 of the Shares were eligible for sale by the Selling Stockholders, an increase of approximately 48% in the number of shares of Common Stock eligible for sale. On September 10, 1999, nine months after the Effective Date, an additional 1,710,322 of the Shares will be eligible for sale by the Selling Stockholders, an increase of approximately 42% in the number of shares of Common Stock eligible for sale. On December 10, 1999, twelve months after the Effective Date, an additional 4,133,437 of the Shares will be eligible for sale by the Selling Stockholders, an increase of approximately 69% in the number of shares of Common Stock eligible for sale. The sales of such significant blocks of stock, or even the possibility of such sales, could adversely affect the prevailing market price of and the trading market for the Common Stock and reduce the prices available in the market. However, there can be no assurance that any or all of the Shares will be offered for sale by the Selling Stockholders.


HISTORY OF NET LOSSES


     The Company has experienced operating losses since its inception through December 31, 1998, and, as of March 31, 1999, the Company had an accumulated deficit of $1,512,009. Although the Company was profitable in the first quarter of 1999, and anticipates that it will be profitable in the future, there can be no assurance that the Company will actually achieve profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

     EarthCare competes with a significant number of other NLW service providers. Competitors compete primarily on the basis of proximity to collection operations, fees charged and quality of service. EarthCare must compete with area landfills that accept grease trap waste. Future technological changes and innovations may result in a reduction in the amount of NLW generated, or in alternative methods of treatment and disposal being developed. EarthCare also faces competition from customers that may seek to enhance and develop their own methods of disposal. Increased use of internal treatment and disposal methods and other competitive factors may have a material adverse effect on EarthCare's business, results of operation and financial condition.

     EarthCare will be at a disadvantage in competing against service providers that are better capitalized, have greater name recognition, have more background and experience, have greater financial, technical, marketing and other resources and skills, have better facilities and are able to provide services or products at a lower cost than EarthCare. As the NLW industry is currently highly fragmented, the addition of local NLW service providers is the only strategy by which EarthCare may be able to penetrate existing markets. Even if the Company is successful in consolidating local service providers in a given area, there can be no assurance that new competitors will not enter the market due to the low barriers to entry in the NLW industry. As a result of these competitive factors, there can be no assurance that EarthCare's growth strategy will be successful or that EarthCare will be able to generate cash flow adequate for its operations and to support future acquisitions and internal growth.

GOVERNMENT REGULATIONS

     EarthCare is subject to rules and regulations of various federal, state and local governmental agencies. Environmental laws and regulations are, and will continue to be, a principal factor affecting the marketability of the services provided by EarthCare. Any changes in these laws or regulations may adversely affect the operations of EarthCare by imposing additional regulatory compliance costs on EarthCare, requiring the modification of or adversely affecting the market for EarthCare's services. To the extent that demand for these services is based upon the need to comply with these regulations, any modification to these regulations may decrease the demand for these services and adversely affect EarthCare's business condition and results of operations.

     Additionally, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or enforced differently, EarthCare may be required to obtain additional operating permits, registrations or approvals. The process of obtaining required permits, registrations or approvals can be lengthy and expensive and the issuance of such permits or the obtaining of such approvals may be subject to public opposition. There can be no assurance that EarthCare will be able to meet the applicable regulatory requirements.

     The Resource Conservation and Recovery Act ("RCRA") is the principal federal statute governing hazardous and solid waste generation, treatment, storage and disposal. RCRA and state hazardous waste management programs govern the handling and disposal of "hazardous waste." The U.S. Environmental Protection Agency ("EPA") has issued regulations pursuant to RCRA. States have also promulgated regulations under comparable state statutes that govern hazardous waste generators, transporters and owners and operators of hazardous waste treatment, storage and disposal facilities. These regulations impose detailed operating, inspection, training and emergency preparedness and response standards and requirements for the financial responsibility, manifesting of wastes, record keeping and reporting, as well as treatment standards for any hazardous wastes intended for land disposal.

     NLW is currently exempt from the requirements of RCRA. The repeal or modification of the RCRA exemption covering NLW, or the modification of applicable regulations or interpretations regarding the treatment or disposal of NLW, may require EarthCare to alter its method of treating and disposing of NLW. EarthCare's current methods do not comply with the methods prescribed by the EPA for treatment and/or disposal of waste as defined by RCRA. These potential changes may result in decreased demand for EarthCare's services and could have a material adverse effect on EarthCare's business.

     The Comprehensive Environmental Response, Competition and Liability Act ("CERCLA") provides for immediate response and removal actions coordinated by the EPA for releases of hazardous substances into the environment and authorizes the government or private parties to respond to the release or potential release of hazardous substances. The government may also order persons responsible for the release to perform any necessary cleanup. Liability extends to the present owners and operators of waste disposal facilities from which a release occurs, persons who owned or operated the facilities at the time the substance was released, persons who arranged for the disposal or treatment of hazardous substances and waste transporters who selected such facilities for treatment or disposal of hazardous substances. CERCLA creates strict, joint and several liability for all costs of removal and remediation, other necessary response costs and damages for injury to natural resources.

     Because the Company will be engaged in businesses that involve the treatment and removal of nonhazardous liquid waste, EarthCare does not expect to be subject to CERCLA. However, if EarthCare were to acquire a business that in the past has disposed of hazardous waste or treated hazardous waste that falls within the parameters of CERCLA, EarthCare may be held jointly and severally liable for the costs of any damage or required cleanup of the site.

POTENTIAL ENVIRONMENTAL LIABILITY; INSUFFICIENCY OF INSURANCE

     During the ordinary course of its operations, the Company has from time to time received, and expects that it may in the future receive, citations or notices from governmental authorities that its operations are not in compliance with its permits or certain applicable regulations, including various transportation, environmental or land use laws and regulations. The Company generally seeks to work with the authorities to resolve the issues raised by such citations or notices. There can be no assurance, however, that the Company will always be successful in this regard, and the failure to resolve a significant issue could result in one or more adverse consequences to the Company described above.

     While the Company maintains insurance, such insurance is subject to various deductible and coverage limits and certain policies exclude coverage for damages resulting from environmental contamination. There can be no assurance that insurance will continue to be available to the Company on commercially reasonable terms, that the possible types of liabilities that may be incurred by the Company will be covered by its insurance, that the Company's insurance carriers will be able to meet their obligations under their policies or that the dollar amount of such liabilities will not exceed the Company's policy limits.

An uninsured claim, if successful and of significant magnitude, could have a material adverse effect on the Company's business, results of operations and financial condition.

RELIANCE ON MANAGEMENT AND KEY PERSONNEL

     The Company is dependent on its management and key personnel and believes that its success will depend upon the efforts and abilities of management and such key personnel. Furthermore, the Company may be dependent on the management and key personnel of companies that may be acquired in the future. If any of these individuals do not continue in their positions with the Company, or if the Company is unable to attract and retain other skilled employees, the Company's business, financial condition and results of operations could be materially adversely effected. Competition for qualified personnel is intense and there can be no assurance that the Company will be able to continue to hire and retain sufficiently qualified management and other personnel necessary to conduct its business successfully.

EMPLOYEES

     The acquisition and integration of additional NLW service providers should result in a reduction of employees as duplicate administrative processes are eliminated. EarthCare's ability to manage its growth effectively will require it to continue to implement and improve its operational, financial and management information systems and controls and to train, motivate and manage its employees. EarthCare intends to continually review and upgrade its management information systems and to hire additional management and other personnel in order to maintain the adequacy of its operational, financial and management controls. There can be no assurance, however, that EarthCare will be able to meet these objectives.

CONTROL BY EXECUTIVE OFFICERS AND DIRECTORS


     The Company's officers and directors currently beneficially own approximately 54% of the issued and outstanding Common Stock. As a result, these stockholders acting together would be able to control matters requiring the approval of a majority of the stockholders, such as election of directors. The voting power of these stockholders under certain circumstances could have the effect of delaying or preventing a change in control of the Company. Raymond Cash, vice chairman and a director of the Company, controls over 28% of the issued and outstanding Common Stock. See "Management" and "Principal and Selling Stockholders." Due to the Lock-Up Agreements, none of the Company's officers or directors were entitled to sell Shares and potentially decrease these ownership percentages until June 10, 1999, at which time these persons were entitled to sell up to 25% of their Shares subject to compliance with federal and state securities laws, although there can be no assurance that any of these persons will sell any of their Shares. In addition, certain of the Company's officers and directors hold options to acquire an aggregate of 1,536,704 shares of Common Stock, subject to vesting and other requirements. See "Certain Transactions."


BENEFITS OF OFFERING TO CERTAIN STOCKHOLDERS


     The officers and directors of the Company beneficially own approximately 54% of the Shares subject to this Prospectus. The terms of the Lock-Up Agreements prohibited these officers and directors from offering for sale any of their Shares without the prior written consent of the Company until June 10, 1999, at which time, such persons were entitled to sell up to 25% of their Shares. After twelve months from the date of this Prospectus, these officers and directors will be entitled to sell all of their Shares and will not be subject to the volume limitations of Rule 144 promulgated under the Securities Act that would apply to the Shares if the Registration Statement of which this Prospectus is a part was not effective. There can be no assurance that any of the officers or directors will sell any of their Shares even when entitled to do so.


POSSIBLE ADVERSE IMPACT OF FUTURE EVENTS ON SHARE PRICE OF COMMON STOCK


     Future sales of the Common Stock, including issuances of shares of Common Stock in acquisitions, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock. The Company registered an additional 5,000,000 shares of Common Stock to be used in acquisitions of the assets of NLW service providers (of which 610,526 shares have been issued) and intends to file a Registration Statement on Form S-8 to register shares of Common Stock issuable upon the exercise of options pursuant to its stock option plan. See "Plan of Distribution". The market price of the Common Stock could be subject to significant fluctuations in response to various factors and events, including the issuance of shares in acquisitions, the liquidity of the market for the Common Stock, differences between the Company's actual financial or operating results and those expected by investors and analysts, changes in analysts' recommendations or projections, new statutes or regulations or changes in interpretations of existing statutes and regulations affecting the Company's business, changes in general economic conditions or broad stock market fluctuations.


SUBSTANTIAL WARRANTS, OPTIONS AND CONTINGENT AND ACQUISITION SHARES


     As of July 16, 1999, the Company has issued outstanding warrants and options to purchase up to 262,891 and 2,925,904 shares of Common Stock, respectively. The weighted average exercise price for the options is $15.41 and for the warrants is $8.63. The existence of such warrants and options may hinder future financings by the Company and the exercise of such warrants and options may dilute the interests of all stockholders. Possible future resale of Common Stock issuable on the exercise of such warrants and options could adversely affect the prevailing market price of the Common Stock. The Company intends to file a Registration Statement on Form S-8 to register the shares of Common Stock issuable upon the exercise of options. Further, the holders of warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. In addition, 55,000 shares of Common Stock may be issued as additional consideration for completed acquisitions, subject to off-sets as provided in the agreements relating thereto, and 5,000,000 shares of Common Stock may be issued as partial or full consideration in additional acquisitions. See
"Business -- Acquisitions."


ISSUANCE OF ADDITIONAL STOCK


     The Company has authorized capital of 70,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock, $.0001 par value per share. As of July 16, 1999, 10,214,365 shares of Common Stock and no shares of Preferred Stock were issued and outstanding, with an additional 3,243,795 shares of Common Stock reserved for issuance on the exercise or conversion of warrants, options, and other outstanding rights to acquire Common Stock. Subject to the Delaware General Corporation Law, the Company's board of directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of Common Stock and Preferred Stock. Any such issuance will dilute the percentage ownership of stockholders and may dilute the book value of the Company's Common Stock.

POTENTIAL ANTI-TAKEOVER EFFECTS OF CERTIFICATE, BYLAWS, DELAWARE LAW AND THE EMPLOYMENT AGREEMENTS

     Certain provisions of Delaware law and certain provisions of the Company's Certificate of Incorporation (the "Certificate") and the Company's Bylaws (the "Bylaws") could delay or impede the removal of incumbent directors and could make it more difficult for a third-party to acquire, or could discourage a third-party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock. The Certificate and Bylaws impose various procedural and other requirements (including a staggered board of directors, removal of directors only for cause and the issuance of Preferred Stock as described below) that could make it more difficult for stockholders to effect certain corporate actions. The Certificate gives the Company's Board of Directors the authority to issue up to 30 million shares of Preferred Stock and to determine the price, rights, preferences and restrictions, including the voting rights of such shares, without any further vote or action by the Company's stockholders. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock issued in the future. The Company has no current plans to issue such Preferred Stock. The "business combinations" statute under Delaware law may restrict certain business combinations by interested stockholders. See "Description of Capital Stock -- Certain Provisions of the Articles, Bylaws and Delaware Law." The Company's executive officers have entered into employment agreements with the Company which contain change in control provisions. The change in control provisions may hinder, delay, deter or prevent a tender offer, proxy contest or other attempted takeover because the covered employees can terminate their employment in such event and receive payments for 24 months to 60 months after termination pursuant to their respective agreements. See "Management -- Employment Agreements and Change of Control Arrangements."

                                USE OF PROCEEDS


     The Company will not receive any proceeds from the sale of Shares of Common Stock by the Selling Stockholders hereunder. The Company has agreed to pay the expenses of this Offering as consideration for certain of the Selling Stockholder's entering into the Lock-Up Agreements and anticipates that it will incur costs of approximately $200,000 in connection with the Offering, including filing fees, transfer agent costs, printing costs, listing fees and legal and accounting fees.


                        DETERMINATION OF OFFERING PRICE

     With respect to Shares offered by the Selling Stockholders, such Shares shall be sold from time to time, subject to the Lock-Up Agreements, at such prices as the Selling Stockholders shall determine may be in their best interests and at which a willing buyer can be found. Such prices may not be related to the assets, earnings, or book value of the

Company or any other recognized criteria of valuation. There can be no assurance that the Selling Stockholders will sell any or all of the Shares subject to this Prospectus.

                                DIVIDEND POLICY

     The Company has not declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings to finance its growth and development and, therefore, does not anticipate paying any cash dividends in the foreseeable future. Payment of any future dividends will depend upon the future earnings and capital requirements of the Company and other factors that the Board of Directors considers appropriate. Additionally, the terms of the Company's Credit Agreement restrict the payment of cash dividends on any of its capital stock.

                                    DILUTION


     At March 31, 1999, the tangible book value of the Company was approximately $(4,061,000), or $(.41) per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets of the Company reduced by the amount of its total liabilities, divided by the number of shares of Common Stock outstanding. Assuming an existing price per share of $16.19 (EarthCare closing stock price on July 16, 1999), then upon the sale of the Shares to new investors, the new investors would incur immediate dilution of $16.60. The following table illustrates the per share dilution:



Existing trading price per share............................  $16.19
Net tangible book value per share...........................    (.41)
                                                              ------
Assumed dilution to new investors...........................  $16.60
                                                              ======


     The following table sets forth, with respect to (i) Selling Stockholders whose Shares are being registered in this Offering (ii) stockholders who will hold unregistered shares after this Offering and (iii) stockholders who currently hold freely tradable shares, a comparison of the number of shares of Common Stock acquired from the Company, the percentage of ownership of such shares, the total cash consideration paid, the percentage of total cash consideration paid and the average price per share.

                                          SHARES                CONSIDERATION
                                     -----------------   ---------------------------
Selling Shareholders...............  8,008,379    84.0%  $17,926,930    88.2%  $2.24
Shares that will remain
  unregistered.....................    105,000     1.1%      609,000     3.0%   5.80
Freely tradeable shares............  1,422,948    14.9%    1,781,450     8.8%   1.25
                                     ---------   -----   -----------   -----
                                     9,536,327   100.0%  $20,317,380   100.0%
                                     =========   =====   ===========   =====


     The preceding table assumes no exercise of any stock options or warrants outstanding as of March 31, 1999. As of March 31, 1999, there were stock options outstanding to purchase a total of 2,423,404 shares of Common Stock with a weighted average exercise price of $15.23 per share, of which 250,000 were exercisable, and warrants outstanding to purchase a total of 218,077 shares of Common Stock with a weighted average exercise price of $7.45 per share, all of which are exercisable.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The following table sets forth selected financial data of the Company. The selected financial data for the period from inception (March 19, 1997) to December 31, 1997 and for the year ended December 31, 1998, are derived from the audited financial statements of the Company. The selected financial data for the three month periods ended March 31, 1998 and 1999 are derived from the unaudited financial statements of the Company. The selected financial data for the years ended December 31, 1995 and 1996 and for the period from January 1, 1997 to December 21, 1997 are derived from the audited financial statements of the Predecessor, Andrews Environmental Services, Inc. The selected financial data for the year ended December 31, 1994 is derived from the unaudited financial statements of the Predecessor. As a result of acquisitions occurring in 1997, 1998 and 1999, the Company's historical financial statements are not representative of the financial results expected for future periods. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements of the Company and Predecessor and notes thereto included elsewhere herein.


                                                         PREDECESSOR                              SUCCESSOR
                                      -------------------------------------------------   --------------------------
                                                                               PERIOD     PERIOD FROM
                                                                                FROM       INCEPTION
                                                                              JAN. 1,     (MARCH 19,        YEAR
                                            YEAR ENDED DECEMBER 31,           1997 TO      1997) TO        ENDED
                                      ------------------------------------    DEC. 21,     DEC. 31,     DECEMBER 31,
                                         1994         1995         1996         1997         1997           1998
                                      ----------   ----------   ----------   ----------   -----------   ------------
STATEMENT OF OPERATIONS DATA:
Revenues............................  $1,327,348   $1,499,392   $1,832,043   $1,218,268   $  737,858    $25,690,672
Operating Expenses:
 Cost of Operations.................     573,516      615,069      785,996      625,892      406,638     17,907,036
 General and Administrative.........     597,479      754,580      757,655      646,273      521,372      7,509,375
 Depreciation and Amortization......     115,397       94,948      122,296      121,496      127,338      1,348,357
                                      ----------   ----------   ----------   ----------   ----------    -----------
Total Operating expenses............   1,286,392    1,464,597    1,665,947    1,393,661    1,055,348     26,764,768
                                      ----------   ----------   ----------   ----------   ----------    -----------
Income (Loss) from Operations.......      40,956       34,795      166,096     (175,393)    (317,490)    (1,074,096)
Interest Expense....................      42,453       45,475       70,868       22,077      104,494        657,455
Other Expense (Income)..............       1,575        7,404       (2,500)    (204,124)          --          2,101
                                      ----------   ----------   ----------   ----------   ----------    -----------
Income (Loss) Before Income Taxes...      (3,072)     (18,084)      97,728        6,654     (421,984)    (1,733,652)
Income Tax Provision (Benefit)......       3,565       (3,304)      39,094        4,334     (163,632)      (304,562)
                                      ----------   ----------   ----------   ----------   ----------    -----------
Net Income (Loss)...................  $   (6,637)  $  (14,780)  $   58,634   $    2,320   $ (258,352)   $(1,429,090)
                                      ==========   ==========   ==========   ==========   ==========    ===========
Net Income (Loss) per share -- Basic
 and Diluted........................         N/A          N/A          N/A          N/A   $    (0.13)         (0.17)
                                      ==========   ==========   ==========   ==========   ==========    ===========
Weighted average shares
 outstanding -- Basic...............         N/A          N/A          N/A          N/A    1,940,536      8,427,407
                                      ==========   ==========   ==========   ==========   ==========    ===========
Weighted average shares
 outstanding -- Diluted.............         N/A          N/A          N/A          N/A    1,940,536      8,427,407
                                      ==========   ==========   ==========   ==========   ==========    ===========

                                             SUCCESSOR
                                      -----------------------

                                        THREE MONTHS ENDED
                                             MARCH 31,
                                      -----------------------
                                         1998         1999
                                      ----------   ----------
STATEMENT OF OPERATIONS DATA:
Revenues............................  $2,634,722   $7,815,637
Operating Expenses:
 Cost of Operations.................   1,647,530    5,093,594
 General and Administrative.........   1,524,389    1,969,417
 Depreciation and Amortization......     177,900      354,884
                                      ----------   ----------
Total Operating expenses............   3,349,819    7,417,895
                                      ----------   ----------
Income (Loss) from Operations.......    (715,097)     397,742
Interest Expense....................     106,713      222,309
Other Expense (Income)..............          --           --
                                      ----------   ----------
Income (Loss) Before Income Taxes...    (821,810)     175,433
Income Tax Provision (Benefit)......    (318,536)          --
                                      ----------   ----------
Net Income (Loss)...................  $ (503,274)  $  175,433
                                      ==========   ==========
Net Income (Loss) per share -- Basic
 and Diluted........................  $    (0.10)  $     0.02
                                      ==========   ==========
Weighted average shares
 outstanding -- Basic...............   4,874,434    9,698,531
                                      ==========   ==========
Weighted average shares
 outstanding -- Diluted.............   4,874,434   10,147,786
                                      ==========   ==========

                                                            AT DECEMBER 31,
                                     -------------------------------------------------------------   AT MARCH 31,
                                       1994       1995         1996         1997          1998           1999
                                     --------   ---------   ----------   -----------   -----------   ------------
BALANCE SHEET DATA:
Working capital (deficit)..........  $ 63,686   $(104,623)  $ (130,188)  $(1,153,561)  $   938,120   $   312,940
Intangible assets, net(1)..........        --          --           --     1,473,489    20,166,445    28,811,650
Total assets.......................   814,102     855,192    1,102,047     2,614,143    33,290,279    47,836,546
Long-term debt, including current
  portion..........................   457,237     437,735      539,859       303,955     9,327,940    16,527,123
Retained earnings (deficit)........   226,587     211,807      270,441      (258,352)   (1,687,442)   (1,512,009)
Total shareholders' equity.........   227,087     212,307      270,941       812,453    19,016,070    24,750,448


-------------------------


(1) Intangibles, net, consist primarily of goodwill and noncompete agreements. Noncompete agreements are amortized over the lives of the contracts. Goodwill is being amortized over 40 years. See Note 2 to the Company's Consolidated Financial Statements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. The Company's actual results may vary significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

OVERVIEW


     EarthCare engages in businesses relating to the NLW industry. These businesses include grease trap pumping, septic tank services (including designing, pumping and maintenance), sewer and drain cleaning services; high pressure jetting services, portable toilet servicing; bulk liquid waste transportation; on-site biotreatment systems; biosolids management; and liquid waste processing and disposal. The customers of EarthCare include restaurants, hospitals, military bases, office buildings, apartments, schools, municipalities, industrial businesses and single family residences.


     EarthCare intends to expand its business in the NLW industry through internal growth and the acquisition of local service providers throughout the United States. These acquisitions will be made with cash, shares of Common Stock or a combination of cash and Common Stock. EarthCare's strategy is to increase the efficiency and profitability of each of the acquisition targets through operational and marketing synergies with EarthCare's existing business operations.

     The NLW industry serves a basic need -- the collection, treatment and disposal of food and septic waste. Demand for NLW services is driven primarily by population and the general level of economic activity. Increasing regulation at the federal, state and local level, as well as increased awareness of and demand for, a safer and cleaner environment are creating the need for a more professional and environmentally responsible NLW industry.

GENERAL


     The Company derives the majority of its revenues from commercial and residential septic services (including designing, pumping and maintenance) (approximately 44% of current revenues) and to a lesser extent sewer and drain services (approximately 18% of current revenues). Collection fees charged to customers vary per gallon by waste stream according to constituents of the waste, expenses associated with processing the waste and competitive factors. Cost of operations consist of fixed costs such as salaries and benefits of vehicle operators and construction labor and variable costs such as supplies, fuel and equipment rentals. General and administrative costs consist primarily of compensation and related benefits for executives and administrative staff, advertising, office rent, communications and professional fees. Depreciation and amortization expense primarily relates to the depreciation of capital assets, the amortization of excess cost over the fair value of net assets acquired (goodwill) and other intangible assets. The Company's policy is to amortize goodwill over a 40 year life.



     From its inception on March 19, 1997 through March 31, 1999, the Company acquired eleven businesses, including Reifsneider and Brehm's in March 1999, all of which were accounted for using the purchase method of accounting. In connection with these acquisitions the Company recorded goodwill of approximately $28.7 million, which is being amortized over 40 years. At March 31, 1999, the Company's balance sheet includes net goodwill of $28.2 million. This amount represents approximately 60% of total assets and 114% of stockholders' equity. Goodwill arises when the purchase price and other related costs for a business acquisition exceed the fair value of the net assets acquired. Generally accepted accounting principles require that goodwill be amortized over the expected period benefited. The Company has reviewed all of the known factors and related anticipated future cash flows in evaluating the amount of goodwill recorded in conjunction with each business acquisition. From this analysis, the Company has concluded that the anticipated future cash flows associated with the recognized goodwill will continue indefinitely, and there is no persuasive evidence that any material portion of it will dissipate over a period shorter than 40 years. Prior to their acquisition by the Company, the acquired businesses were managed as independent private businesses, and their results of operations reflect different tax structures (S corporations and C corporations), which have influenced, among other things, their historical levels of owners' compensation. Certain owners who continued employment with the Company agreed to reductions in their compensation and benefits in connection with the acquisition of their businesses by the Company.



     In connection with each of its acquisitions, the Company attempts to implement a number of cost saving measures, including possible reductions in management levels and other personnel, the implementation of centralized management and cost controls and the elimination of duplicate collection routes.


RESULTS OF OPERATIONS

     On March 20, 1997, the Company purchased certain assets of Andrews Environmental, Inc. ("Andrews") associated with the Andrews grease disposal business. On December 22, 1997, the Company acquired the remaining assets and ongoing business of Andrews. For financial reporting purposes Andrews is considered the predecessor to the Company (the "Predecessor"). As a result of the Company's recent acquisitions and the limited period of ownership of the acquired businesses, the Company believes that the period-to-period comparisons and percentage relationships within the periods set forth below are not meaningful.

     The following table sets forth the percentage of certain items in relation to net revenue:


                                              PREDECESSOR                                  SUCCESSOR
                                     ------------------------------   ---------------------------------------------------
                                                                      PERIOD FROM
                                                                       INCEPTION                      THREE       THREE
                                                      PERIOD FROM      (MARCH 19,                    MONTHS      MONTHS
                                      YEAR ENDED    JANUARY 1, 1997     1997) TO      YEAR ENDED      ENDED       ENDED
                                     DECEMBER 31,   TO DECEMBER 21,   DECEMBER 31,   DECEMBER 31,   MARCH 31,   MARCH 31,
                                         1996            1997             1997           1998         1998        1999
                                     ------------   ---------------   ------------   ------------   ---------   ---------
REVENUES...........................      100%             100%            100%           100%           100%       100%
EXPENSES
 Cost of Operations................       43               51              55             70             62         65
 General and Administrative........       41               53              71             29             58         25
 Depreciation and Amortization.....        7               10              17              5              7          5
                                         ---              ---             ---            ---          -----        ---
   TOTAL EXPENSES..................       91              114             143            104            127         95
                                         ---              ---             ---            ---          -----        ---
INCOME (LOSS) FROM OPERATIONS......        9              (14)            (43)            (4)           (27)         5
                                         ---              ---             ---            ---          -----        ---
INTEREST EXPENSE...................        4                2              14              3              4          3
OTHER (INCOME) EXPENSE.............       --              (17)             --             --             --         --
                                         ---              ---             ---            ---          -----        ---
INCOME (LOSS) BEFORE INCOME
 TAXES.............................        5                1             (57)            (7)           (31)         2
INCOME TAX PROVISION (BENEFIT).....        2                1             (22)            (1)           (12)        --
                                         ---              ---             ---            ---          -----        ---
NET INCOME (LOSS)..................        3%              --%            (35)%           (6)%          (19)%        2%
                                         ===              ===             ===            ===          =====        ===



THREE MONTHS ENDED MARCH 31, 1999



     NET INCOME. For the three months ended March 31, 1999, the Company reported net income of $175,433 on revenues of $7,815,637 versus a net loss of $503,274 on revenues of $2,634,722 for the three months ended March 31, 1998.



     REVENUES. Revenues were $7,815,637 for the three months ended March 31, 1999 compared to $2,634,722 for the comparable period in the prior year. Current period revenues include revenues from each of the businesses acquired during 1998 plus revenues from businesses acquired during the first three months of 1999 from the date of each 1999 acquisition. Revenues from 1999 acquisitions contributed approximately $.7 million or 9% of revenues for the three months ended March 31, 1999. Prior period revenue includes only revenue from the dates of those acquisitions made within that quarter. The Company's septic and pumping operations were negatively affected by a drought in the southeastern United States during the three months ended March 31, 1999.



     COST OF OPERATIONS. Cost of operations for the three months ended March 31, 1999 was $5,093,594 compared with $1,647,530 for the comparable period in the prior year. The increase is due to the growth of the Company through acquisitions, but as a percentage of revenue remained relatively constant at 62% in 1998 and 65% in 1999. Operating costs in the first quarter of 1999 were negatively affected by seasonality of the business and severance costs associated with combining acquisitions with current operations.



     GENERAL AND ADMINISTRATIVE EXPENSE. For the three months ended March 31, 1999, general and administrative expense was $1,969,417 compared with $1,524,389 recorded in the comparable period in the prior year. Current period expense includes additional payroll cost of the chief executive officer and the chief operating officer who did not draw a salary prior to 1999, as well as several other employees hired during the latter part of 1998 and early 1999 to support the Company's growth. Prior year expense of $1,524,389 included

$600,000 of expense associated with registering the Company as a reporting company with the Securities and Exchange Commission.



     DEPRECIATION AND AMORTIZATION. Depreciation and amortization was $354,884 or 4.5% of revenues for the three months ended March 31, 1999 compared to $177,900 or 6.7% of revenues for the comparable period of 1998. The increase is due to the 1998 and 1999 acquisitions.



     INCOME (LOSS) FROM OPERATIONS. Income (loss) from operations increased from a loss of $715,097 in the three months ended March 31, 1998 to income of $397,742 in 1999, for the reasons discussed above.



     INTEREST EXPENSE. Interest expense for the three months ended March 31, 1999 was $222,309, compared to $106,713 in the comparable 1998 period. Interest was incurred at an average rate of approximately 7.09% during the three months ended March 31, 1999 and 8.1% in the compared 1998 period. The increase in interest expense resulted primarily from the debt incurred in connection with the 1998 and 1999 acquisitions.



     INCOME TAX PROVISION (BENEFIT). The Company recorded no provision for income taxes for the three months ended March 31, 1999, due to the effects of the Company's loss carryforward and valuation allowance. As the Company continues to grow, management will evaluate the realizability of the loss carryforward and adjust the valuation allowance accordingly.



YEAR ENDED DECEMBER 31, 1998



     NET INCOME (LOSS). For the year ended December 31, 1998, the Company reported a loss of $1,429,092 on revenues of $25,690,672.



     REVENUES. Revenues for the year ended December 31, 1998, consist of revenues from each of the businesses acquired in 1997 plus revenues from businesses acquired during 1998 from the date of each acquisition. The nine completed acquisitions contributed approximately $24.2 million or 94% of revenues for the year ended December 31, 1998.



     COST OF OPERATIONS. Cost of operations consist of fixed costs such as salaries and benefits of vehicle operators and construction labor and variable costs such as supplies, fuel and equipment rentals. The operating margin for the year ended December 31, 1998, was 30%.



     GENERAL AND ADMINISTRATIVE. For the year ended December 31, 1998, general and administrative expense totaling $7,509,375 includes non-recurring expenses associated with the relocation of the corporate headquarters to Dallas, Texas; expenses associated with registering the Company as a reporting company with the Securities and Exchange Commission; and costs associated with the establishment of the Company's management team.



     DEPRECIATION AND AMORTIZATION. Depreciation and amortization was $1,348,357 or 5% of revenues for the year ended December 31, 1998.



     LOSS FROM OPERATIONS. The loss from operations of $1,074,096 is primarily the result of the high level of general and administrative expense.

     INTEREST EXPENSE. Interest expense for the year ended December 31, 1998 was $657,455. Interest was incurred at an average rate of approximately 7.2% during the year ended December 31,1998.



     INCOME TAX BENEFIT. An income tax benefit of 38% of pretax loss has been computed in accordance with SFAS No. 109 "Accounting for Income Taxes." The tax benefit has been offset by a valuation allowance of $223,423. Realization of the net tax asset is dependent on the Company generating sufficient taxable income in future periods. During 1998, a determination was made by management that it is not likely that a portion of the deferred tax asset will be realized, accordingly, a valuation allowance has been recorded. As the Company continues to grow through acquisitions, management will evaluate the realizability of this asset and adjust the valuation allowance accordingly. To date, all acquisitions have been taxable asset purchases in which the Company obtained a full basis in acquired tangible and intangible assets. To the extent the Company makes future nontaxable acquisitions, the Company's effective rate may differ significantly from its statutory rate due to nondeductible goodwill amortization.



SEASONALITY AND INFLATION



     The Company's operations are affected by the weather. Rainy weather requires more frequent septic and grease trap maintenance and snow cover or frozen conditions prevent installation and need for servicing septic systems. Although the Company experiences a certain degree of seasonality in its operations due to weather, this seasonality is lessened through its operations in various geographic areas.



     The Company believes that inflation and changing prices have not had, and are not expected to have, any material adverse effect on its results of operations in the near future.



LIQUIDITY AND CAPITAL RESOURCES



     At March 31, 1999, the Company had cash of approximately $168,368 and working capital of $312,940.



     On June 26, 1998 the Company entered into the $40 million revolving credit agreement with Bank of America, which was amended as of March 31, 1999 (the "Credit Agreement"). The Company may also obtain up to $5 million in letters of credit, subject to availability under the Credit Agreement. Interest is payable monthly at variable rates, depending on the Company's Funded Debt to EBITDA (as defined in the Credit Agreement), but is capped at LIBOR plus 2.25%. The Credit Agreement expires September 26, 2001, is secured by a first lien on substantially all assets of the Company and requires the Company to maintain certain financial covenants beginning September 30, 1998. As of March 31, 1999, the Company was in compliance with the financial covenants. Availability of funds under the Credit Agreement is limited by the requirement that the Company comply with various loan covenants. As of March 31, 1999 the outstanding balance under the Credit Agreement was $14,914,123.



     The Company's primary requirements for capital (other than those related to acquisitions) consists of purchasing vehicles and equipment used in the operation of its businesses. In the first three months of 1999, the Company acquired two businesses for an aggregate consideration of $6,050,000 in cash, $200,000 in seller notes and 385,367 shares of Common Stock. Funding of the cash portion of the purchase prices was provided by borrowings under the Credit Agreement. During the three months ended March 31, 1999, the Company used $1,036,481 in other capital expenditures. The Company believes that the funds provided by operations, together with cash on hand and funds available under the Credit Agreement, will be adequate to meet the Company's anticipated capital expenditures for the remainder of 1999.



     On April 26, 1999, the Company entered into a financial commitment to loan up to $3 million to Crossroads Environmental Corporation ("Crossroads"). Crossroads has permits in Texas to drill deep injection wells for the disposal of nonhazardous liquid waste. The permitted capacity of the first well that Crossroads plans to drill is 180 million gallons per year. Earthcare has an equity conversion privilege that could enable it to own a majority of the equity in this business.



     The Company intends to continue to pursue internal growth and acquisition opportunities. The timing, size or success of any acquisitions effort and the associated potential capital commitments are unpredictable. The Company expects to fund future acquisitions primarily through a combination of cash on hand, borrowings under the Credit Agreement and the issuance of shares of Common Stock.



YEAR 2000



     The Company has conducted operations for less than two years and has only recently grown large enough to require sophisticated computing systems. A complete review of all of the Company's computing needs has recently been undertaken and completed, including various Year 2000 compliant computer programs. The Company has selected Year 2000 compliant hardware and software for its computing needs and anticipates beginning implementation of these new systems during the fourth quarter of 1999, which implementation should ensure proper processing of transactions relating to the Year 2000 and beyond. The Company expects the conversion of all systems to be completed in the third quarter of 1999 and estimates the capital costs of the new Year 2000 compliant hardware, systems and software to be under $1,000,000. As of March 31, 1999, approximately $500,000 in hardware and software implementation costs have been incurred and capitalized.



     The Year 2000 issue is expected to affect the systems of various entities with which the Company interacts, including the Company's vendors and customers. There can be no assurance that the systems of other companies on which the Company's systems rely will be timely converted or that a failure by another company's systems to be Year 2000 compliant would not have a material adverse effect on the Company.

                                    BUSINESS

GENERAL


     EarthCare engages in the following businesses relating to the industry: biosolids management, bulk liquid waste transportation, liquid waste processing and disposal, maintenance and pumping. EarthCare's customers include restaurants, hospitals, military bases, office buildings, apartments, schools, municipalities, industrial businesses and single family residences. All references to EarthCare or the Company include its operating subsidiaries unless the context indicates otherwise.



     EarthCare intends to expand its presence in the NLW industry through internal growth and acquisitions of local service providers throughout the United States. The Company believes that these acquisitions, by consolidating smaller local service providers, will create synergies and improve efficiencies in the area of NLW management.


THE NLW INDUSTRY


     The Company estimates that the septic tank and grease trap business segment of the U.S. domestic NLW industry generates approximately $20 billion in revenues annually. There are approximately 25,000 service providers currently in the NLW industry and, of these service providers, approximately 75% generate less than $500,000 of annual revenues. The Company believes the NLW industry will continue to grow based on increased waste from a growing population and general economic conditions that are driving new building demand and the need for NLW services.



     Because the NLW industry is so highly fragmented, management believes the industry has the potential for significant cost savings by the economies of scale that may be realized in consolidation. These costs savings would include efficiencies as a result of common billing, the coordination of advertising, the elimination of duplicative professional and technical support providers, the standardization and upgrading of equipment and the improvement of employee training. EarthCare intends to determine lines of the NLW business in which an acquired service provider is not currently engaged and, if appropriate, assist the service provider in expanding into those areas. There can be no assurance, however, that EarthCare will be able to profitability consolidate service providers within the NLW industry.



THE COMPANY



     EarthCare currently engages in each of the NLW businesses described above. EarthCare's operating subsidiaries include: Bone-Dry Enterprises, Inc.; EarthCare Company of Florida, Inc.; EarthCare Company of Pennsylvania, Inc.; and EarthCare Company of New York, Inc. Each subsidiary of EarthCare intends to acquire additional assets from local service providers and act as an operating division of EarthCare in the area in which it is located. These local operating divisions operate under various tradenames, as described below.



     BONE-DRY ENTERPRISES, INC. The Georgia Group is engaged in NLW collection and hauling operations in the state of Georgia. The Georgia Group operates under the following tradenames: Andrews Environmental, Bone-Dry, Quality Plumbing and Septic and National Plumbing and Drain.

     EARTHCARE COMPANY OF FLORIDA, INC. The Florida Group is engaged in NLW collection and hauling operations in the state of Florida. The Florida Group operates under the following tradenames: Brownie Environmental Services, Grease-Tec and A Rapid Rooter Sewer and Drain.



     EARTHCARE COMPANY OF PENNSYLVANIA, INC. The Pennsylvania Group is engaged in NLW collection and hauling operations in the state of Pennsylvania. The Pennsylvania Group has one wholly owned subsidiary, Nutrecon, Inc., which holds the operating permits and the leases for a facility acquired from Ferrero Wastewater Management, Inc., in Ambler, Pennsylvania. The Pennsylvania Group operates under the following tradenames: Ferrero Wastewater Management, Eldredge Wastewater Management, Reifsneider and Brehm's.



     EARTHCARE COMPANY OF NEW YORK, INC. The New York Group is engaged in NLW collection and hauling operations in the state of New York. The New York Group operates under the following tradenames: RGM Liquid Waste Removal and Devito Environmental.



     The Company receives fees to collect, process and dispose of nonhazardous liquid wastes. Collection fees charged to customers vary per gallon by waste stream according to constituents of the waste, expenses associated with processing the waste and competitive factors. Grease trap waste from restaurant and other food processing and preparation facilities are transported to EarthCare's facilities in vacuum trucks, trailers and other transportable containers. EarthCare operates a fleet of vehicles to collect waste directly from generators and receives waste from independent transporters servicing additional waste generators. Using a variety of physical, chemical, thermal and other biological techniques, the waste is broken down into constituent components. Water extracted from the waste is pretreated and then discharged into the municipal sanitary sewer system or applied to leased grasslands. Solid materials are dried and disposed of in a solid waste landfill. At some locations where the Company does not have pretreatment facilities, the waste is transported to private pretreatment facilities, or, where permitted by local regulations, directly to municipal or private wastewater treatment facilities.


     EarthCare also engages in the business of biosolids management through the reuse of organic materials. EarthCare provides transportation, treatment, site monitoring, and land application to private companies. EarthCare's vehicles pick up and transport biosolids to various sites. EarthCare also provides professional management and consulting services for treatment of biosolids and the monitoring and application onto leased grasslands of treated biosolids.


     The Company benefits from federal, state and local regulations prohibiting the disposal of grease trap waste and other waste in municipal collection and treatment systems. Although restaurants, food processing and preparation facilities and other industrial operations have produced such waste for many years, regulations governing the management of NLW, and the enforcement of such regulations, are becoming increasingly stringent. These requirements have increased the value of EarthCare's services to its customers in recent years. As federal, state and local regulations governing the disposal of NLW increase, EarthCare believes the amount of NLW products delivered to third parties for processing and disposal will continue to increase.



     EarthCare intends to target the acquisition and integration of local service providers in the NLW industry that EarthCare believes will be profitable additions to the Company. EarthCare intends to focus on the integration of entities acquired and to increase profits and productivity through operational and efficiency improvements, standardization of procedures, equipment standards and procurement procedures.

     EarthCare intends to establish local operating facilities or service centers throughout the United States, with initial service centers established in major population centers. Acquired local service providers in these areas will be converted to service centers. A service center manager at each location will be responsible for the service center's overall performance.


PREDECESSOR CORPORATIONS


     SanTi Group, Inc. ("SGI"), a privately-held corporation, was incorporated in Delaware on August 19, 1997 for the purpose of engaging, through its operating subsidiaries, in the following businesses related to the NLW industry: grease trap pumping, septic tank services (including designing, pumping, installation, and maintenance); sewer and drain cleaning services; high pressure jetting services; portable toilet servicing; bulk liquid waste transportation; biosolids management; on-site biotreatment systems and liquid waste processing and disposal. In December 1997, SGI acquired the assets of Bone-Dry in a share exchange in which each share of Bone-Dry was exchanged for 1.3 shares of SGI. Bone-Dry was formed in March 1997 to acquire businesses in the NLW industry. SGI and Bone-Dry were primarily controlled by Mr. Raymond M. Cash, Vice Chairman of the Board of Directors of the Company, and entities controlled by Mr. Cash. Following a stock split effected in the form of a 0.25 per share stock dividend effective January 30, 1998 (the "Stock Dividend"), SGI had approximately 8,088,379 shares of common stock, $.0001 par value per share (the "SGI Stock"), issued and outstanding as of the date of the merger of SGI into Microlytics, Inc., as described below.

     Microlytics, Inc. ("Micro") was incorporated in Delaware in 1985 for the purposes of engaging in the business of developing, manufacturing and marketing electronic reference products, including computer software programs which provided linguistic and information compression technology, bilingual dictionaries and thesaurus products. In 1989, Micro operated as a wholly owned subsidiary of Selectronics, Inc. ("Selectronics"). In 1995, Selectronics changed its name to Microlytics, Inc. In the early 1990's, Micro began experiencing financial difficulties as a result of the highly competitive nature of the computer software industry. On November 27, 1996, Micro filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York (the "Court"). In July of 1997, substantially all of the intangible assets of Micro and its subsidiary were sold to Metro One Telecommunications, Inc. In August of 1997, substantially all of the tangible assets of Micro were also sold. The proceeds of these sales were held in a segregated trust account by the debtor's counsel prior to the Court's confirmation of Micro's plan of reorganization.

     In April of 1998, Micro filed a Plan of Reorganization (the "Plan") that was approved by its stockholders, the creditor's committee and the Court. Pursuant to the Plan, Micro effected a 1 for 400 reverse stock split, distributed the proceeds from asset liquidations to its creditors, and distributed shares and warrants to its creditors and stockholders. The Plan provided for this reverse stock split prior to the merger of SGI and Micro, as described below. Pursuant to the Plan, any shareholder of Micro as of April 30, 1998 who, as a result of the 1 for 400 reverse stock split, held less than 100 shares, had his or her shares rounded up to 100 shares. As of November 23, 1998, after the 1 for 400 reverse stock split and rounding of shares, approximately 1,115,816 shares of Micro common stock were issued and outstanding. Also under the Plan, Micro issued warrants for 500,000 shares of Micro common stock, exercisable at $5.80 per share.

THE MERGER AND NAME CHANGES


     On May 13, 1998, SGI was merged with and into Micro under an agreement and plan of merger, with Micro surviving and changing its name to SanTi Group, Inc. ("the Merger"). Effective September 21, 1998, Santi Group, Inc. changed its name to EarthCare Company by filing an amendment to its Certificate with the Delaware Secretary of State. The Merger was subject to the approval of the Court. On the effective date of the Merger, each issued and outstanding share of SGI Stock was converted into one share of common stock of Micro (now EarthCare). These exchange ratios were determined after the 1 for 400 reverse split of Common Stock pursuant to the Plan. This exchange resulted in the receipt by SGI stockholders of approximately 8,088,379 shares of Common Stock, representing approximately 86.2% of the shares of Common Stock issued and outstanding on the effective date of the Merger. As of August 28, 1998, after the issuance of shares pursuant to the Plan, the Merger, the reverse split, and the exercise of warrants to acquire 304,746 shares of Common Stock, EarthCare had 9,526,599 shares of Common Stock outstanding. All options to acquire shares of SGI Stock were also converted into options to receive shares of Common Stock. EarthCare succeeded to all of the assets, liabilities and NLW business of SGI.


ACQUISITIONS


     EarthCare intends to expand its business in the NLW industry through internal growth and the acquisition of local NLW service providers throughout the United States. These acquisitions will be made with cash, shares of Common Stock, or a combination of cash and shares of Common Stock. EarthCare's acquisition strategy has been developed with the goal of increasing the efficiency and profitability of acquisition targets through operational and marketing synergies with EarthCare's existing business operations. EarthCare will provide professional management to these acquired entities to eliminate duplicative processes and procedures among the acquired businesses. The services that EarthCare intends to provide to the acquired entities include: sales management, accounts receivable and accounts payable management, debt collection, financial reporting, tax management, advertising, purchasing, legal, health and safety, environmental, human resources and training. Customer service representatives will also be provided. These services are intended to allow the local managers to focus on the growth of regional business.



     Between March 1997 and May 1999, EarthCare (or Bone-Dry) completed thirteen acquisitions of NLW local service providers. These acquisitions geographically extended EarthCare's processing operations to New York, Philadelphia and Miami, and increased its market penetration in Georgia. The total cost of the acquisitions, including contingent consideration, was $31,349,120 in cash, $2,457,350 in notes to sellers and 1,175,526 shares of Common Stock. In addition, EarthCare entered into one-year agreements with certain key managers that include severance payments if terminated before expiration.


     ANDREWS ENVIRONMENTAL, INC. ("ANDREWS"). In March 1997, Bone-Dry acquired a portion of the assets of Andrews, operating as Andrews' grease disposal business for $475,000 in cash and $257,350 in notes. The Company later issued 14,479 shares of Common Stock in settlement of these notes. Andrews was in the business of commercial and governmental grease extraction, collection, and transportation services in the state of Georgia. In December 1997, Bone-Dry acquired the remaining assets of Andrews for $660,000 in cash and 21,400 shares of Common Stock. These assets included customer accounts, trucks and containers to be used in the NLW and septic waste collection, transportation, management and disposal business. Andrews specializes in the area of NLW and disposal in Georgia.


     ATLANTA GREASE TRAP ("ATLANTA GREASE"). In August 1997, Bone-Dry acquired the assets of Atlanta Grease, for approximately $360,000 in cash. Atlanta Grease was in the business of commercial and governmental grease extraction, collection and transportation services in Georgia. The assets acquired included customer accounts, software, and certain physical assets to be used in the NLW and septic waste collection, transportation, management and disposal business.


     FERRERO WASTEWATER MANAGEMENT, INC. ("FERRERO"). In January 1998, the Pennsylvania Group acquired the assets of Ferrero for $2,240,100 in cash and 90,000 shares of Common Stock. Contingent consideration of $248,900 in cash and 10,000 shares of Common Stock was paid in the fourth quarter of 1998. These assets included customer accounts, trucks and containers to be used in the business of NLW and septic waste collection, transportation and management and disposal in the Ambler, Pennsylvania area. In connection with this asset purchase, the Pennsylvania Group agreed to assume certain liabilities of Ferrero, excluding any liability for environmental, health and safety requirements and any taxes arising out of the asset purchase. All third party liabilities were paid by Ferrero prior to the closing.


     A RAPID ROOTER SEWER AND DRAIN SERVICE, INC. ("A RAPID"). In February 1998, the Florida Group acquired the assets of A Rapid for $3,300,000 in cash, payment of existing debt totaling approximately $690,120 and 100,000 shares of Common Stock. These assets included customer accounts, trucks, containers and other assets used in the NLW collection and disposal business. A Rapid operates primarily in the Miami/Dade, Broward and Palm Beach, Florida areas. In connection with this asset purchase, the Florida Group agreed to assume certain liabilities of A Rapid, excluding any liability for environmental, health and safety requirements and any taxes arising out of the asset purchase. All third party liabilities were paid by A Rapid prior to the closing.

     QUALITY PLUMBING & SEPTIC ("QUALITY"). In February 1998, the Georgia Group acquired the assets of Quality for $2,000,000 in cash. Contingent consideration of $250,000 in cash was paid in June 1998 and 10,000 shares of Common Stock were issued in July 1998. These assets included customer accounts, trucks and containers and other assets to be used in the NLW collection and disposal business in the Lithia Springs, Georgia area. In connection with this asset purchase, the Georgia Group agreed to assume certain liabilities of Quality, excluding any liability for environmental, health and safety requirements and any taxes arising out of the asset purchase. All third party liabilities were paid by Quality prior to the closing.

     SEAGRAVES, INC.. ("SEAGRAVES") AND GREASE-TEC, INC. ("GREASE-TEC"). The Florida Group acquired the assets of Seagraves and Grease-Tec in March 1998 for $3,250,000 in cash, a promissory note in the amount of $2,000,000 and 60,000 shares of Common Stock. A security interest in the assets of Seagraves and Grease-Tec was granted to the sellers to secure the promissory note. These assets included customer accounts, trucks, containers and other assets used in the NLW collection and disposal business in the Orange County, Florida area. Seagraves also operated under the names Brownie Environmental Services,

Brownie Sewer & Drain Cleaning Services and Brownie Septic Tank Contractors. In connection with this asset purchase, the Florida Group agreed to assume certain liabilities of Seagraves, excluding any environmental, health and safety requirements and any taxes arising out of the asset purchase. All third party liabilities were paid by Seagraves and Grease-Tec prior to the closing.

     R.G.M. LIQUID WASTE REMOVAL CORPORATION AND AFFILIATES. ("RGM"). In May 1998, the New York Group acquired certain assets of RGM and its affiliates for $4,500,000 in cash and 105,000 shares of Common Stock. Contingent consideration of $1,000,000 and 55,000 shares of Common Stock is payable one year after the date of purchase, net of offsets for losses, as defined in the purchase agreement. These assets included contract rights, customer accounts, trucks and containers and other assets to be used in the NLW collection and disposal business in the New York metropolitan area. In connection with this asset purchase, the New York Group agreed to assume certain liabilities of RGM and its affiliates, excluding any liability for environmental, health and safety requirements and any taxes arising out of the asset purchase. RGM's affiliates include: Devito Environmental Corporation ("Devito"), Advanced Transfer Technology, Inc. ("ATT") and Envirotec Leasing and Rental Corporation ("Envirotec"). All third party liabilities were paid by RGM prior to the closing.


     ELDREDGE WASTEWATER MANAGEMENT, INC ("ELDREDGE"). In May 1998, the Pennsylvania Group acquired certain assets of Eldredge for $2,040,000 in cash and 85,000 shares of Common Stock. Contingent consideration of $360,000 in cash and 15,000 shares of Common Stock was paid in June 1999. Eldredge was engaged in the collection and disposal of wastewater from commercial, industrial and residential facilities related to food processing, preparation and elimination and municipal liquid and sludge wastes. These assets included customer accounts, trucks and containers and other assets to be used in the NLW collection and disposal business in the Lancaster, Montgomery, Bucks and Chester Counties of Pennsylvania and Sussex and New Castle, Delaware. In connection with this asset purchase, the Pennsylvania Group agreed to assume certain liabilities of Eldredge, excluding any environmental, health and safety requirements and any taxes arising out of the asset purchase. All third party liabilities were paid by Eldredge prior to the closing.



     REIFSNEIDER TRANSPORTATION, INC. In March 1999, the Company acquired all of the outstanding capital stock of Reifsneider, a Pennsylvania corporation. Reifsneider is engaged in the nonhazardous liquid waste and septic waste collection, transportation, management, and disposal business in and around Pennsylvania, New Jersey, New York, Maryland, and Delaware. Consideration for the acquisition consisted of $5,050,000 in cash, 350,000 shares of EarthCare common stock (the "Common Stock"), the delivery of a $200,000 note payable to the former owner of Reifsneider and a working capital adjustment of approximately $750,000, as defined in the Stock Purchase Agreement.



     BREHM'S CESSPOOL, INC. In March 1999, the Company acquired all of the outstanding capital stock of Brehm's, a Pennsylvania corporation. Brehm's is engaged in the nonhazardous liquid waste and septic waste collection, transportation, management, and disposal business in and around eastern Pennsylvania. Consideration for the acquisition consisted of $1,000,000 in cash and 35,367 shares of Common Stock.



     NATIONAL PLUMBING AND DRAIN ("NATIONAL"). In April 1999, EarthCare acquired all of the outstanding capital stock of National, a Georgia corporation, in exchange for $1,325,000 in cash, the issuance of 125,159 shares of Common Stock, and the assumption of up to $513,000 in liabilities. National is a residential and commercial sewer and drain services company servicing customers in Georgia.



     ROOTER PLUS ("ROOTER"). In May 1999, EarthCare acquired the assets of Rooter, a Georgia corporation, in exchange for $2,600,000 in cash and the issuance of 100,000 shares of Common Stock. Rooter is a residential and commercial sewer and drain services company servicing customers in Georgia.


     In connection with each acquisition, EarthCare may have assumed or succeeded to certain liabilities of the acquired businesses, which may include environmental liabilities except as described above. EarthCare has obtained representations from the sellers of the acquired businesses that no undisclosed liabilities exist and certain rights to indemnification from the sellers for any liabilities. There can be no assurance, however, that undisclosed liabilities do not exist or that EarthCare will receive full or partial compensation pursuant to its rights to indemnification.

     In addition to internal growth, the growth of EarthCare, to a significant extent, will depend on its continued acquisition of NLW service providers. EarthCare expects competition to exist in the industry to acquire these candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. Acquisitions of these entities entail various risks, including failure of the acquired service providers to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired service providers and risks associated with unanticipated events and liabilities. All of these risks may have an adverse effect on the ability of EarthCare to acquire additional acquisition candidates and on its business condition and results of operations. Any complementary businesses that are acquired also may not be successfully integrated.

DEBT FINANCING


     EarthCare obtained a revolving line of credit pursuant to the Credit Agreement on June 26, 1998, which was amended as of March 31, 1999, from Bank of America National Trust and Savings Association ("Bank of America"), acting as an agent for various lending institutions, including Bank of America (collectively, the "Banks"). Under this Credit Agreement, each of the lending institutions agreed to make loans to, and to issue or participate in the issuance of letters of credit for the account of EarthCare on a revolving basis during the term of the agreement as requested by EarthCare. The total outstanding revolving credit and the aggregate amount of all letters of credit outstanding are not to exceed the commitment amount of $40,000,000. Various financial covenants in the Credit Agreement restrict the Company's ability to draw on this line of credit. A pledge agreement was executed concurrent with the Credit Agreement, requiring EarthCare to pledge all shares of stock owned by EarthCare in each of its subsidiaries (both current subsidiaries as well as any subsidiary formed in the future), as security for the payment of all liabilities incurred under the revolving line of credit. A security agreement provides for a continuing security interest to the Banks in all of the subsidiaries' accounts receivable, securities, chattel paper, computer hardware and software, contract rights, deposit accounts, documents, general intangibles, goods, instruments, intellectual property, money, commodities and all personal property. A stock purchase warrants were granted to Bank of America for the right to purchase 50,000 shares of Common Stock at a price of $13.00 per share, expiring on June 26, 2003. EarthCare anticipates that it will use this line of credit, alone or in combination with shares of its Common Stock, to acquire local NLW service providers, as well as for working capital.

COMPETITION


     EarthCare competes with a significant number of other NLW service providers. Competitors compete primarily on the basis of proximity to collection operations, fees charged and quality of service. Future technological changes and innovations may result in a reduction in the amount of NLW generated, or in alternative methods of treatment and disposal being developed. EarthCare also faces competition from customers that may seek to enhance and develop their own methods of disposal. Increased use of internal treatment and disposal methods and other competitive factors may have a material adverse effect on EarthCare's business, results of operation and financial condition.


     EarthCare will be at a disadvantage in competing against service providers that are better capitalized, have greater name recognition, have more background and experience, have greater financial, technical, marketing and other resources and skills, have better facilities and are able to provide services or products at a lower cost than EarthCare. Because the NLW industry is currently highly fragmented, the acquisition of local NLW service providers is the only strategy by which EarthCare may be able to penetrate existing markets. As a result of these competitive factors, there can be no assurance that EarthCare's growth strategy will be successful or that EarthCare will be able to generate cash flow adequate for its operations and to support future acquisitions and internal growth.

EMPLOYEES


     As of July 16, 1999, EarthCare had approximately 350 employees. It is anticipated that the acquisition and integration of additional NLW service providers will add employees as acquisitions are made but that the number of employees in acquired businesses may be reduced as duplicate administrative processes are eliminated.


GOVERNMENT REGULATIONS


     EarthCare is subject to rules and regulations of various federal, state and local governmental agencies. Environmental laws and regulations are, and will continue to be, a principal factor affecting the marketability of the services provided by EarthCare. Any changes in these laws or regulations may affect the operations of EarthCare by imposing additional regulatory compliance costs on EarthCare, requiring the modification of or adversely affecting the market for EarthCare's services. To the extent that demand for these services is based upon the need to comply with these regulations, any modification to these regulations may increase the cost of or decrease the demand for these services and adversely affect EarthCare's business condition and results of operations.



     Additionally, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or enforced differently, EarthCare may be required to obtain additional operating permits, registrations or approvals. The process of obtaining required permits, registrations or approvals can be lengthy and expensive and the issuance of such permit or the obtaining of such approvals may be subject to public opposition. There can be no assurance that EarthCare will be able to meet the applicable regulatory requirements.

     RCRA is the principal federal statute governing hazardous and solid waste generation, treatment, storage and disposal. RCRA and state hazardous waste management programs govern the handling and disposal of "hazardous waste." The U.S. Environmental Protection Agency ("EPA") has issued regulations pursuant to RCRA. States have also promulgated regulations under comparable state statutes that govern hazardous waste generators, transporters and owners and operators of hazardous waste treatment, storage and disposal facilities. These regulations impose detailed operating, inspection, training and emergency preparedness and response standards and requirements for the financial responsibility, manifesting of wastes, record keeping and reporting, as well as treatment standards for any hazardous wastes intended for land disposal.


     NLW is currently exempt from the requirements of RCRA. The repeal or modification of the RCRA exemption covering NLW, or the modification of applicable regulations or interpretations regarding the treatment or disposal of NLW, may require EarthCare to alter its method of treating and disposing of NLW. EarthCare's current methods do not comply with the methods prescribed by the EPA for treatment and/or disposal of waste as defined by RCRA. These potential changes may result in decreased demand for EarthCare's services or increased costs to EarthCare and could have a material adverse effect on EarthCare's business.


     CERCLA provides for immediate response and removal actions coordinated by the EPA for releases of hazardous substances into the environment and authorizes the government or private parties to respond to the release or threatened release of hazardous substances. The government may also order persons responsible for the release to perform any necessary cleanup. Liability extends to the present owners and operators of waste disposal facilities from which a release occurs, persons who owned or operated the facilities at the time the substance was released, persons who arranged for the disposal or treatment of hazardous substances and waste transporters who selected such facilities for treatment or disposal of hazardous substances. CERCLA creates strict, joint and several liability for all costs of removal and remediation, other necessary response costs and damages for injury to natural resources.


     As EarthCare will be engaged in businesses that involve the treatment and removal of nonhazardous liquid waste, EarthCare does not expect to be subject to CERCLA. However, if EarthCare were to acquire a business that has disposed of hazardous waste or treated hazardous waste that falls within the parameters of CERCLA, SanTi may be held jointly and severally liable for the costs of any damage or required cleanup of the site.



     During the ordinary course of its operations, the Company has from time to time received, and expects that it may in the future receive, citations or notices from governmental authorities that its operations are not in compliance with its permits or certain applicable regulations, including various transportation, environmental or land use laws and regulations. The Company generally seeks to work with the authorities to resolve the issues raised by such citations or notices. There can be no assurance, however, that the Company will always be successful in this regard, and the failure to resolve a significant issue could result in adverse consequences to the Company.


PROPERTY


     Neither EarthCare nor any of its subsidiaries currently own any real property except for 10.48 acres of land and a building in Philadelphia and 4.8 acres of undeveloped land in Orlando. EarthCare corporate offices are located in Dallas, Texas, and are under a sublease from VHA Southwest, Inc., for a current rate of $12,953.33 per month, expiring July 31, 2003.

     The following properties are currently leased by EarthCare and its subsidiaries:

          The following properties are leased by the Florida Group: (i) property leased from William E. and Joan C. Rice for a term of two and one-half years, commencing on February 13, 1998 at a rate of $4,000 per month; this lease is guaranteed by SanTi (ii) property in Orlando, Florida, leased for $96,000 annually to be used for NLW business; the lease expires March 6, 2003 and is guaranteed by SanTi.

          The following properties are leased by the Georgia Group: (i) property in Lithia Springs, Georgia; the lease expires August 16, 1998, is for a rate of $2,500 per month and is used for NLW business (ii) property in Austell, Georgia used for NLW business is leased under a sublease from BFI Services Group, Inc. for a rate of $4,680 per month, terminating January 13, 2001 (iii) property located in Gwinnett County, Georgia, formerly used by Andrews to conduct its NLW business; the rate of the sublease is $2,200 per month for a monthly term, with automatic renewal until receipt of tenant's written notice of termination.

          The following properties are leased by the New York Group: (i) property in Deer Park, New York, leased for $11,500 per month for NLW business; the lease expires May 31, 1999 (ii) property in Deer Park, New York, leased for $2,000 per month for NLW business; the lease expires May 31, 1999.


          The following properties are leased by the Pennsylvania Group: (i) property in Ambler, Pennsylvania, leased to Nutrecon, Inc. by Ambler Realty for use by the Pennsylvania Group for NLW business, expiring on December 31, 1999; the lease is for a monthly rate of $6,000 (ii) sublease from Eldredge Associates, Inc., for all real property formerly utilized by Eldredge Associates in operation of its NLW business in West Chester, Pennsylvania, at a rate of $7,600 per month, terminating on May 7, 1999.


LEGAL PROCEEDINGS


     There are currently no material claims or suits against EarthCare or its operating subsidiaries. EarthCare may become involved in litigation and claims arising out of the ordinary course of its business.


         MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


     Trading of the Common Stock began on the OTC Bulletin Board in June of 1998, at a closing price of $13 per share. The Common Stock was listed for trading on the Nasdaq National Market on July 16, 1999. The closing price on July 16, 1999 for the Common Stock subject to such trading, of which 15,500 shares traded, was $16.25 and the average closing price of shares subject to such trading was $15.75. As of July 16, 1999, there were 1,030 record holders of the Common Stock.



     EarthCare has contractual obligations to issue up to 55,000 additional shares not included in the shares if the conditions relating to revenue guarantees contained in an acquisition agreement with a NLW service provider are met. As of July 16, 1999, approximately 262,891 warrants to purchase shares of Common Stock with an average exercise price of $8.63 were outstanding. EarthCare has also issued a warrant to purchase 50,000 shares of Common Stock with an exercise price of $13.00 per share to Bank of America pursuant to the Credit Agreement. In connection with the amendment of the Credit Facility, effective March 31, 1999, Earthcare issued Bank of America a warrant to purchase an additional 35,000 shares of Common Stock at $14.00 a share and on June 1, 1999 issued Bank of Boston a warrant to purchase 10,000 shares of Common Stock with an exercise price of $15.50 per share.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth information concerning the directors and executive officers of EarthCare as of May 18, 1999. The executive officers will serve until their successors are appointed by the Board of Directors. The terms of the directors are as set forth below.



                NAME                  AGE                 POSITION
                ----                  ---                 --------
Donald F. Moorehead, Jr.............  48    Chief Executive Officer
                                            Chairman of the Board
                                            (term expires 2001)
Terry W. Patrick....................  52    President and Chief Operating
                                            Officer Director (term expires 2000)
James E. Farrell....................  40    Vice President and Chief Financial
                                            Officer
Raymond M. Cash.....................  68    Vice Chairman of the Board
                                            (term expires 2001)
Earl E. DeFrates....................  55    Director (term expires 2002)
William P. Hulligan.................  55    Director (term expires 2000)
Elroy "Gene" Roelke.................  69    Director (term expires 2002)
Brian Rosborough....................  58    Director (term expires 2000)



     DONALD F. MOOREHEAD, JR., has served as Chairman of the Board and Chief Executive Officer of EarthCare since June 1998. From August 1997 to June 1998, he was a private investor. Mr. Moorehead served as Vice Chairman and Chief Development Officer of USA Waste, Inc. ("USA Waste"), a solid waste management company he founded, from May 1994 through August 1997. From October 1990 until May 1994, he served as Chairman of the Board and Chief Executive Officer of USA Waste. Mr. Moorehead has served as Director for the Environmental Research and Education Foundation since November of 1996. Mr. Moorehead serves on the board of FYI, Inc., a document and information outsourcing company, and United Road Services, Inc., a towing and transport service company. Mr. Moorehead was a member of the compensation committee for FYI, Inc.



     TERRY W. PATRICK, President, Chief Operating Officer and Director of EarthCare since June 1998 , served as Chief Operating Officer of Eastern Environmental, a solid waste management company, from June 1996 to December 1997. From August 1994 to April 1996, he was a private investor and/or served as President and was the founder of Chem-Mark Services, a commercial chemical manufacturing and distributing company. From August 1993 to August 1994, he served as President and Chief Executive Officer of EDM Corporation, a subsidiary of USA Waste. From April 1990 to August 1993, he served as President and Chief Operating Officer of USA Waste.


     JAMES E. FARRELL, Vice President and Chief Financial Officer since October 1998. From September 1997 to August 1998, Mr. Farrell served in Vice President of Finance and Chief Financial Officer positions for Adams Golf Inc. From June 1995 to September 1997, Mr. Farrell served as a Manager for The Pittston Company (a diversified holding company), where he was responsible for financial review and reengineering in the security services and air freight divisions. From May 1994 to June 1995, Mr. Farrell was employed by ADT Security Systems, Inc. as Manager of Planning & Marketing. Prior thereto, he served as Director of Accounting for Brinks Home Security, Inc. from September 1986 to December 1993. Mr. Farrell has over 17 years of business experience and is a Certified Public Accountant.


     RAYMOND M. CASH, Vice Chairman and Director of EarthCare since June 1998, is a founder of two solid waste companies, Sanifill, Inc. and Southern States Environmental Services, Inc. Mr. Cash is also a founder of EarthCare and from August 1997 to June 1998, he served as Chairman of the Board and Chief Executive Officer of EarthCare. From 1993 to 1997, he served as Chairman and President of Resource, Recovery, Transfer & Transportation, Inc., a solid waste company.



     EARL E. DEFRATES, has served as Chief Financial Officer of Waste Management, Inc. (formerly USA Waste Services, Inc.), an international solid waste company, from 1990 to the present and as Executive Vice President from May 1994 to the present. Prior thereto, Mr. DeFrates was employed by Acadiana Energy Inc. (formerly Tatham Oil & Gas, Inc.), an energy company, serving in various officer capacities including Chief Financial Officer, from 1980 through 1990.



     WILLIAM P. HULLIGAN, has served as Director of EarthCare since June 1998. Mr. Hulligan has been a private investor since November 1997. Mr. Hulligan was employed by Waste Management, Inc. ("Waste Management"), an international solid waste company, from 1979 to November 1997. The last position held by Mr. Hulligan at Waste Management was Executive Vice President. Mr. Hulligan currently serves on the Board of Directors for NSC Corporation, an asbestos abatement company, and has been a board member of John Carroll University since 1994.



     ELROY "GENE" ROELKE, has served as a Director of EarthCare since May 1998. Mr. Roelke has served as the Chairman and Founder of the Knollwood Mercantile Company, a retail convenience and liquor store company, form 1985 to the present. From 1989 to 1996, Mr. Roelke served as Senior Vice President and General Counsel of the Renaissance Capital Group, an investment management company, and also served as the administrator of the Portfolio Management Division and as a director designee to portfolio companies. Mr. Roelke served as the President and Director of Island Marine Supply Company, a marine supply company and was managing partner for Roelke & Jordan, a law firm located in Dallas, Texas. From July 1997 to May 1998, Mr. Roelke also served as Chairman of the Board of Microlytics, Inc., the predecessor corporation to EarthCare. Mr. Roelke is a director and member of the audit committee of Tutogen Medical, Inc., a medical technology company.



     BRIAN ROSBOROUGH, has served as a Director of EarthCare since December 16, 1998. Mr. Rosborough is the Chairman and Founder of Earthwatch Institute, a sponsor of conservation science. Mr. Rosborough has been involved in social venture capital since leaving the investment banking business in 1972. Mr. Rosborough serves as a trustee of several civic and educational institutions.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the compensation of the chief executive officer of the Company.


                                ANNUAL COMPENSATION                                 LONG-TERM COMPENSATION
                           ------------------------------                       ------------------------------
                                                                   OTHER        SECURITIES
NAME AND PRINCIPAL                                                ANNUAL        UNDERLYING        ALL OTHER
POSITION                   YEAR   SALARY($)(3)   BONUS($)     COMPENSATION($)   OPTIONS(#)     COMPENSATION($)
------------------         ----   ------------   --------     ---------------   ----------     ---------------
Don Moorehead............  1998     $     0         $0(4)           $0           568,352(4)           0
 Chairman and Chief
 Executive Officer(1)
Raymond Cash.............  1998           0          0               0                 0              0
 Chief Executive           1997           0          0               0           162,500(5)
 Officer(2)
Terry W. Patrick.........  1998           0          0(4)            0           568,352(4)           0
 President and Chief
 Operating Officer
James E. Farrell.........  1998      19,958          0               0            70,000              0
 Vice President and Chief
 Financial Officer(6)
Kenneth R. Peak..........  1998      33,846          0               0                 0              0
 Vice President and Chief
 Financial Officer(7)


-------------------------


(1) Mr. Moorehead was elected Chief Executive Officer on June 29, 1998.



(2) Mr. Cash served in the indicated position from August 19, 1997 and resigned from such position effective June 29, 1998.



(3) Represents annual salary.



(4) Includes bonus grant for fiscal 1998 of options to acquire 43,352 shares of Common Stock granted on March 1, 1999 at an exercise price of $14.50 per share.



(5) Mr. Cash exercised these options to acquire these shares effective April 30, 1998 at an exercise price of $.65 per share.



(6) Mr. Farrell became Vice President and Chief Financial Officer effective October 9, 1998.



(7) Mr. Peak resigned as Vice President and Chief Financial Officer effective October 9, 1998.

OPTION GRANTS IN LAST FISCAL YEAR



     The following table sets forth certain information concerning option grants to the chief executive officer during the last fiscal year.



                                                                                          POTENTIAL
                                                                                     REALIZABLE VALUE AT
                                               INDIVIDUAL GRANTS                       ASSUMED ANNUAL-
                              ---------------------------------------------------      RATES-OF-STOCK
                              NUMBER OF     PERCENT OF                               PRICE APPRECIATION
                              SECURITIES   TOTAL OPTIONS                                 FOR OPTION
                              UNDERLYING    GRANTED TO     EXERCISE                        TERM(1)
                               OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   ---------------------
                               GRANTED      FISCAL 1998      SHARE        DATE         5%          10%
                              ----------   -------------   ---------   ----------   ---------   ---------
Donald F. Moorehead, Jr.....   175,000          22          $ 6.00       6/30/08    3,193,610   5,557,412
                               150,000                       15.00       6/30/08    1,387,380   3,413,496
                               200,000                       25.00       6/30/08           --   2,551,327
Terry W. Patrick............   175,000          22            6.00       6/30/08    3,193,610   5,557,412
                               150,000                       15.00       6/30/08    1,387,380   3,413,496
                               200,000                       25.00       6/30/08           --   2,551,327
James E. Farrell............    35,000           3           15.00      10/31/08      337,550     838,443
                                35,000                       25.00      10/31/08           --     488,443


----------------------------


  * Less than 1%.



(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance provided to any executive officer or any other holder of EarthCare's Securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level.



AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER 31, 1998



     The following table sets forth certain information with respect to the value of unexercised in-the-money options held by the Chief Executive Officer and the named executive officers at December 31, 1998. During 1998, Raymond Cash exercised options to acquire 162,500 of Common Stock.



                                      SECURITIES UNDERLYING               VALUE OF
                                            NUMBER OF                    UNEXERCISED
                                           UNEXERCISED                  IN THIS MONEY
                                          IN THIS MONEY                    OPTIONS
                                        AT FY-END ($)(1)              AT FY-END ($)(1)
                                   ---------------------------   ---------------------------
NAME                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------   -------------   -----------   -------------
Raymond Cash.....................         0               0              0               0
Donald F. Moorehead, Jr..........         0         525,000              0       1,656,250
Terry W. Patrick.................         0         525,000              0       1,656,250
James E. Farrell.................         0          70,000              0           8,750


-------------------------


(1) Based on a closing price of $15.25 per share of Common Stock on December 31, 1998, 1,447,950 of the options were in-the-money as of December 31, 1998.

EMPLOYMENT AGREEMENTS


     On June 1, 1998, Donald F. Moorehead and EarthCare entered into an employment agreement. The agreement provides for Mr. Moorehead to serve in the capacity of Chief Executive Officer and Chairman of the Board of EarthCare and provides for a base salary of $175,000 annually. Mr. Moorehead has elected not to take any salary until January 1, 1999, at the earliest. Mr. Moorehead will also be eligible for an annual bonus, which will be a minimum 50% of his annual salary. The agreement term is five years, with automatic renewal for twelve month periods. Upon the merger, consolidation or other business combination of EarthCare with another publicly traded or private entity where EarthCare is not the surviving entity or upon the sale of substantially all of EarthCare's assets, Mr. Moorehead is entitled to terminate the agreement and receive a severance payment equal to the remaining salary and bonus for each of the remaining years (or portions thereof) under the full term of the agreement. The agreement also entitles Mr. Moorehead to participate in any stock option plan instituted by EarthCare. The agreement contains a noncompetition and nonsolicitation clause for the term of the agreement and for one year after termination of Mr. Moorehead's employment.


     On June 1, 1998, Terry Patrick and EarthCare entered into an employment agreement which provides for Mr. Patrick to serve as President and Chief Operating Officer of EarthCare and provides for a base salary of $150,000 annually. Mr. Patrick has elected not to take any salary until January 1, 1999, at the earliest. Mr. Patrick will also be eligible for an annual bonus, which will be a minimum of 50% of his annual salary. The agreement term is five years, with automatic renewal for twelve month periods. Upon the merger, consolidation or other business combination of EarthCare with another publicly traded or private entity where EarthCare is not the surviving entity or upon the sale of substantially all of EarthCare's assets, Mr. Patrick is entitled to terminate the agreement and receive a severance payment equal to the remaining salary and bonus for each of the remaining years (or portions thereof) under the full term of the agreement. The agreement also entitles Mr. Patrick to participate in any stock option plan instituted by EarthCare. The agreement contains a noncompetition and nonsolicitation clause for the term of the agreement and for one year after termination of Mr. Patrick's employment.


     On October 9, 1998, James E. Farrell and EarthCare entered into an employment agreement. The agreement provides for Mr. Farrell to serve in the capacity of Vice President and Chief Financial Officer of EarthCare and provides for an annual base salary of $95,000. Mr. Farrell may receive an annual bonus, as determined in the Company's discretion. The agreement term is two years. Upon the termination of Mr. Farrell's employment without cause, Mr. Farrell is entitled to receive all compensation to the date of such termination plus severance pay equal to three months salary. The agreement also entitles Mr. Farrell to participate in any stock option plan instituted by EarthCare. The agreement contains a noncompetition and nonsolicitation clause for the term of the agreement and for one year after termination of Mr. Farrell's employment.


DIRECTOR COMPENSATION


     Non-employee directors are compensated $1,500 for each non-telephonic meeting attended. All directors are reimbursed for any expenses incurred in attending board or committee meetings. EarthCare made the following grants of options to "Non-Employee Directors" (as defined in Rule 16b-3 promulgated under the Exchange Act) for their services as directors: 25,000 to each of Messrs. Hulligan, Roelke and Rosborough.

BOARD OF DIRECTORS

     The Company's Board of Directors (the "Board") is divided into three classes which consist, as nearly as practicable, of one-third of the total number of directors serving on the Board. The Board may have up to fifteen members, with the exact number set by resolution of the Board from time to time pursuant to the Bylaws. The members of each class serve staggered three-year terms following the initial terms. The initial terms of Class I, Class II and Class III directors expire at the annual stockholders' meetings in 1999, 2000 and 2001, respectively, or until their successors are elected and duly qualified. Messrs. Peak and Roelke are members of Class I; Messrs. Patrick and Hulligan are members of Class II; and Messrs. Moorehead and Cash are members of Class III. The Board has established three standing committees: (i) the Compensation Committee, (ii) the Audit Committee, and (iii) the Executive Committee.


     The Audit Committee currently consists of three directors, Messrs. DeFrates, Roelke and Hulligan (Chairman). The Audit Committee selects the Company's auditors, reviews the audit and has other authority customary for an audit committee.



     Messrs. Cash (Chairman), Roelke and Rosborough are members of the Compensation Committee. The Compensation Committee approves the bonus component of the Employment Agreements and administers stock option plans.


     The Executive Committee is composed of Messrs. Moorehead (Chairman), Cash and Patrick and is authorized by the Board to take all action that may be delegated by the Board under Delaware law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     All of the members of the Board (Messrs. Rock Payne and Raymond Cash and Ms. Joyce Bone) served as members of the Compensation Committee until June 29, 1998, at which time, the Board designated a Compensation Committee composed of Messrs. Cash, Hulligan and Roelke. Mr. Cash is vice chairman of the Board and was president and chief executive officer of the Company until June 29, 1998. Mr. Hulligan and Roelke are not and have not been officers or employees of EarthCare. Mr. Roelke served as chairman of the board of directors of Microlytics, EarthCare's predecessor company. Transactions between Mr. Cash and the Company are described below under Certain Transactions.


                              CERTAIN TRANSACTIONS

     In 1997, Bone-Dry entered into a note payable agreement with an entity controlled by EarthCare's majority owner and Vice Chairman of the Board of Directors, Raymond M. Cash. The note was in the amount of $650,000, with an interest rate of 13%. This entity received approximately $56,000 in interest during 1997. This note was paid in full in December 1997. After the note was paid in full, Mr. Cash purchased 990,000 shares of Bone-Dry for $650,000. After the share exchange of Bone-Dry and SGI described previously and the Stock Dividend, Mr. Cash received 1,608,750 shares of SGI Stock.


     On June 29, 1998, the Board granted options to Messrs. Moorehead, Patrick, and Peak in the following amounts: (i) Mr. Moorehead: 175,000 options, exercisable at $6.00 per share, 150,000 options, exercisable at $15.00 per share, and 200,000 options exercisable at $25.00 per share; (ii) Mr. Terry
Patrick: options in amount and exercise price identical to Mr. Moorehead; and (iii) Mr. Kenneth Peak: 50,000 options, exercisable at $6.00 per share, 50,000 options exercisable at $15.00 per share, and 100,000 options exercisable at $25.00 per share. These options vest over a four year period beginning on the first anniversary of the date of grant. The options will vest automatically, however, upon any termination of employment of Mr. Moorehead, Mr. Patrick or Mr. Peak upon the merger, consolidation or other business combination of EarthCare with another publicly traded or private entity where EarthCare is not the surviving entity or upon the sale of substantially all of EarthCare's assets. Upon his resignation effective October 9, 1998, Mr. Peak forfeited the options described above.

     On October 9, 1998, the Board granted options to Mr. Farrell to acquire 70,000 shares of Common Stock, 35,000 options exercisable at $15.00 a share and 35,000 options exercisable at $25.00 a share. The options vest over a four year period beginning on the first anniversary of the date of grant.

                       PRINCIPAL AND SELLING STOCKHOLDERS


     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of July 16, 1999, by (i) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors and named executive officers, (iii) all directors and executive officers as a group and (iv) each Selling Stockholder. Unless otherwise specified, the named beneficial owner has sole voting and investment power.



                                     COMMON                               COMMON STOCK
                               STOCK BENEFICIALLY                         BENEFICIALLY
                                OWNED BEFORE THE          COMMON           OWNED AFTER
                                   OFFERING(1)             STOCK         THE OFFERING(3)
                               -------------------     TO BE SOLD IN    -----------------
  NAME OF BENEFICIAL OWNER      NUMBER     PERCENT    THE OFFERING(2)   NUMBER    PERCENT
  ------------------------     ---------   -------    ---------------   -------   -------
Raymond M. Cash(4)(10).......  2,910,284     28%         2,910,284           --      *
Cash Family Limited
  Partnership(5)(10).........  1,658,750     16%         1,658,750           --      *
Donald F. Moorehead,
  Jr.(6)(10).................  1,431,200     13%           975,000      297,500      *
Terry W. Patrick(7)(10)......    477,900      3%           300,000       30,000
William P.
  Hulligan(10)(12)...........    100,000      1%           100,000           --      *
Elroy Roelke(8)(10)..........     50,000      *                  0       50,000      *
James E. Farrell(11).........          0      *                  0           --      *
Earl E. DeFrates(12).........          0      *                  0           --      *
Brian Rosborough(12).........          0      *                  0           --      *
David Towery(9)..............      6,000      *              6,000           --      *
Terry White(10)..............     41,250      *             41,250           --      *
Founders Equity Group,
  Inc........................    153,125      2%           150,000        3,125      *
George O. Moorehead..........    250,000      3%           250,000           --      *
Stoli, Ltd...................    175,000      2%           175,000           --      *
William R. Andrews...........     32,379      *             32,379           --      *
J.D. Dawson(9)...............      3,500      *              3,500           --      *
Thomas Ferrero(10)(11).......    110,000      1%           110,000           --      *
A Rapid Rooter Sewer and
  Drain Service, Inc.(10)....     25,000      *             25,000           --      *
Seagraves, Inc.(10)..........     47,370      *             47,370           --      *
Bernard Arkules(9)...........     10,000      *             10,000           --      *
David I. Arkules(9)..........     10,000      *             10,000           --      *
John Beardmore(9)............     10,000      *             10,000           --      *
Boone Investors Group, LLC...     50,000      *             50,000           --      *
Thomas C. Bowen..............     50,000      *             50,000           --      *
Edward L. Cash(9)............     10,000      *             10,000           --      *
Eric W. Cash(9)..............     22,600      *             22,600           --      *
Karen C. Cash................    207,425      2%           207,425           --      *
Environmental Opportunities
  Fund, L.P..................    311,395      3%           311,395           --      *
Environmental Opportunities
  Fund (Cayman), L.P.........     38,605      *             38,605           --      *
Daryl R. Griswold(9).........     31,918      *             31,918           --      *

                                     COMMON                               COMMON STOCK
                               STOCK BENEFICIALLY                         BENEFICIALLY
                                OWNED BEFORE THE          COMMON           OWNED AFTER
                                   OFFERING(1)             STOCK         THE OFFERING(3)
                               -------------------     TO BE SOLD IN    -----------------
  NAME OF BENEFICIAL OWNER      NUMBER     PERCENT    THE OFFERING(2)   NUMBER    PERCENT
  ------------------------     ---------   -------    ---------------   -------   -------
Lola E. (Gena) and Stewart F.
  Hard.......................     70,000      *             70,000           --      *
Sharon Hurlburt..............     33,416      *             33,416           --      *
M. Beckmann Ltd..............     20,000      *             20,000           --      *
Mantua Holdings Ltd.(9)......     10,000      *             10,000           --      *
James McClure(9).............     29,916      *             29,916           --      *
George O. Moorehead and Nancy
  Moorehead..................    100,000      1%           100,000           --      *
John Neely(9)................     10,000      *             10,000           --      *
Rock Payne(10)...............    225,000      2%           225,000           --      *
RCD Investments, Ltd.........    100,000      1%           100,000           --      *
Joyce Bone(9)................     95,144      1%            95,144           --      *
Ellis Rubenstein and Harold
  Rubenstein(9)..............     10,000      *             10,000           --      *
Robert Smith.................    160,000      2%           160,000           --      *
William C. Skuba.............     50,000      *             50,000           --      *
Joseph P. Tate...............    130,000      1%           130,000           --      *
Leon J. Watkins and M. Janie
  Watkins....................     20,000      *             20,000           --      *
Howell Waldrup(9)............     27,500      *             27,500           --      *
Clark Ullom..................    147,662      2%           147,662           --      *
Eldredge Wastewater
  Management, Inc. (10)......     85,000      *             85,000           --      *
Curtis W. Eldredge...........      3,230      *              3,230           --      *
Robert C. Eldredge...........      6,650      *              6,650           --      *
John K. Eldredge.............      3,600      *              3,600           --      *
Jeremiah Eldredge............        520      *                520           --      *
April Egan...................      1,000      *              1,000           --      *
Sherri Spicer(9).............      8,000      *              8,000           --      *
Bruce Slovin.................     12,000      *             12,000           --      *
Stephen D. Scott.............     32,000      *             32,000           --      *
Susan K. Keller(9)...........      6,000      *              6,000           --      *
Laura K. Sanders(9)..........      6,000      *              6,000           --      *
Katherine U. Sanders.........     24,000      *             24,000           --      *
Christine M. Sanders(9)......      8,000      *              8,000           --      *
Bret D. Sanders(9)...........      6,000      *              6,000           --      *
Brad D. Sanders(9)...........      6,000      *              6,000           --      *
John M. O'Quinn..............     24,000      *             24,000           --      *
John I. Mundy................     12,000      *             12,000           --      *
Ben T. Morris................     16,000      *             16,000           --      *
Robert Larry Kinney(9).......      4,000      *              4,000           --      *
Louis Del Homme..............     16,000      *             16,000           --      *
William M. Dearman...........     12,000      *             12,000           --      *
Charles L. Davis(9)..........      2,000      *              2,000           --      *
Morton A. Cohn...............     32,000      *             32,000           --      *

                                     COMMON                               COMMON STOCK
                               STOCK BENEFICIALLY                         BENEFICIALLY
                                OWNED BEFORE THE          COMMON           OWNED AFTER
                                   OFFERING(1)             STOCK         THE OFFERING(3)
                               -------------------     TO BE SOLD IN    -----------------
  NAME OF BENEFICIAL OWNER      NUMBER     PERCENT    THE OFFERING(2)   NUMBER    PERCENT
  ------------------------     ---------   -------    ---------------   -------   -------
Michael S. Chadwick(9).......      4,000      *              4,000           --      *
George L. Ball...............     16,000      *             16,000           --      *
Samuel A. Jones(9)...........      4,000      *              4,000           --      *
Bruce R. McMaken(9)..........      6,000      *              6,000           --      *
John E. Drury................     32,000      *             32,000           --      *
Don A. Sanders...............     56,000      *             56,000           --      *
Robert Gist(10)..............     20,000      *             20,000           --      *
Quality Plumbing &
  Septic(10).................     10,000      *             10,000           --      *
Thomas V. Chorey Jr.(9)......      5,259      *              5,259           --      *
John L. Taylor, Jr.(9).......      5,259      *              5,259           --      *
Susan Shivers Fink(9)........        432      *                432           --      *
Fredna C. Woodall............     17,400      *             17,400           --      *
Holli H. Cash................      7,662      *              7,662           --      *
Alan J. Roper................      7,662      *              7,662           --      *
Rachel C. Roper..............     23,200      *             23,200           --      *
Larry E. Woodall.............      7,662      *              7,662           --      *
Terri D. Ullom...............      6,338      *              6,338           --      *
Elizabeth S. Page............      1,000      *              1,000           --      *
Charlie Watkins, Jr..........      1,000      *              1,000           --      *
Curtis R. Dixon..............      1,000      *              1,000           --      *
Omega Good News Foundation...     11,000      *             11,000           --      *
Timothy S. Maxwell...........      7,662      *              7,662           --      *
Stacie L. Metcalfe...........     16,800      *             16,800           --      *
Steven S. Maxwell............      7,662      *              7,662           --      *
Matthew W. Metcalfe..........      7,662      *              7,662           --      *
Stacie L. Metcalfe...........      5,800      *              5,800           --      *
Dwight S. Cash...............      5,800      *              5,800           --      *
Carolyn Seagraves............                 *                              --      *
Seaburn Seagraves............                 *                              --      *
Charles E. Feuchter..........     54,125      *             54,125           --      *
Donald R. Dodson.............     20,000      *             20,000           --      *
Ronald Scott Dodson..........     20,000      *             20,000           --      *
William Rice.................     19,125      *             19,125           --      *
Joan C. Rice.................     19,125      *             19,125           --      *
Alfonso J. Grunskis..........      9,375      *              9,375           --      *
Diane Rice Grunskis..........      9,375      *              9,375           --      *
Donald E. Rice...............      9,000      *              9,000           --      *
Ruth Ann Rice................      9,000      *              9,000           --      *

                                     COMMON                               COMMON STOCK
                               STOCK BENEFICIALLY                         BENEFICIALLY
                                OWNED BEFORE THE          COMMON           OWNED AFTER
                                   OFFERING(1)             STOCK         THE OFFERING(3)
                               -------------------     TO BE SOLD IN    -----------------
  NAME OF BENEFICIAL OWNER      NUMBER     PERCENT    THE OFFERING(2)   NUMBER    PERCENT
  ------------------------     ---------   -------    ---------------   -------   -------
All officers and Directors as
  a group (7 persons)........  4,706,884     54%         4,705,884      170,000      *
Total Common Stock in the
  Offering(13)...............                            8,026,979


-------------------------

* Less than one percent.

 (1) Includes shares of Common Stock that may be acquired upon the exercise of stock options exercisable within 60 days. Each person named above has sole voting and dispositive power with respect to the all shares listed opposite such person's name, unless indicated otherwise. Unless otherwise indicated, each stockholder's address is 14901 Quorum Drive, Suite 200, Dallas, Texas 75240.

 (2) Does not reflect the applicable Lock-Up Agreement that prohibits the sale of all or a portion of certain Selling Stockholders' Shares for a six to twelve month period. Except as indicated by footnotes (9) and (10), the Selling Stockholders are entitled to sell 25% of their Shares upon the Effective Date and the remainder of their Shares after nine months following the Effective Date. There can be no assurance that any of the Selling Stockholders will offer to sell or sell any or all of their Shares.

 (3) Assumes that all Shares subject to this Prospectus are sold and does not reflect the applicable Lock-Up Agreements.


 (4) Based on information included in Form 4 filed in June 1999 by Mr. Cash. Includes 1,251,534 shares held by Mr. Cash and 1,658,750 shares held by the Cash Family Limited Partnership which is controlled by an entity controlled by Mr. Cash. Does not include 207,425 shares held by Mr. Cash's wife, for which shares Mr. Cash disclaims beneficial ownership.



 (5) Does not include 1,251,534 shares held by Mr. Cash.



 (6) Includes 418,000 shares held by Moorehead Property Company Ltd., a company controlled by Mr. Moorehead. Includes options to purchase 131,250 shares of Common Stock exercisable in 60 days.



 (7) Includes 336,650 shares held by Beacon Holdings Limited, a family limited partnership of which Mr. Patrick is a general partner and warrants to acquire 10,000 shares. Includes options to purchase 131,250 shares of Common Stock exercisable in 60 days.



 (8) Includes warrants to acquires 25,000 shares of Common Stock that are exercisable within 60 days. Does not include options to purchase 6,250 shares of Common Stock exercisable within 60 days or 18,750 shares of Common Stock not exercisable within 60 days.


 (9) These Selling Stockholders are not parties to the Lock-Up Agreements and are eligible sell their Shares upon the Effective Date.

(10) These Selling Stockholders are eligible to sell 25% of their Shares after six months following the Effective Date and the remainder of their Shares after twelve months following the Effective Date.


(11) Does not include options to purchase 70,000 shares of Common Stock not exercisable within 60 days.



(12) Does not include options to purchase 6,250 shares of Common Stock exercisable within 60 days or 18,750 shares of Common Stock not exercisable within 60 days.



(13) Includes shares of Common Stock listed in the table above, except for 1,658,750 shares listed for the Cash Family Limited Partnership that are included in the 2,910,284 listed for Raymond M. Cash as described in footnote (4) above.


                           DESCRIPTION OF SECURITIES

DESCRIPTION OF CAPITAL STOCK


     EarthCare is authorized to issue 100,000,000 shares of capital stock. Seventy million of these shares are common stock, $.0001 par value (the "Common Stock"), entitled to one vote per share on any matter on which stockholders of SanTi are entitled to vote and are entitled to participate in dividends and to receive the remaining net assets of EarthCare upon dissolution, subject to the rights of any existing holders of preferred stock having a liquidation preference. Of these shares of Common Stock, 10,241,351 shares are currently outstanding. The shares of Common Stock have no preemptive rights and no subscription, redemption or conversion privileges. The holders of shares of Common Stock do not have cumulative voting rights. All of the outstanding shares of Common Stock are fully paid and nonassessable.


     Thirty million of the authorized shares of capital stock are designated as preferred stock, $.0001 par value per share. The Board will have the full power and authority to fix the number of shares constituting a series and to fix the relative rights and preferences of the shares of the series to the full extent allowable by the law, with respect to dividends, redemptions, payment on liquidation, sinking fund provisions, conversion privileges and voting rights.

CERTAIN PROVISIONS OF THE CERTIFICATE, BYLAWS AND DELAWARE LAW

     Classification of Board of Directors. The Certificate and Bylaws of the Company divide the Board of Directors into three classes, designated as Class I, Class II and Class III, respectively, each class to be as nearly equal in number as possible. The term of Class I, Class II and Class III directors will expire at the 1999, 2000 and 2001 annual meetings of stockholders, respectively, and in all cases directors elected will serve until their respective successors are elected and qualified. At each annual meeting of stockholders, directors will be elected to succeed those in the class whose terms then expire, each elected director to serve for a term expiring at the third succeeding annual meeting of stockholders after such director's election, and until the director's successor is elected and qualified. Thus, directors elected stand for election only once in three years. The Certificate provides that directors may only be removed for cause.

     Additional Directorships, Vacancies and Removal of Directors. The Bylaws of the Company provide that the Board shall consist of up to fifteen members, the exact number to be determined by resolution of the Board from time to time. If one or more directors resigns, a majority of the directors then in office have the power to fill the vacancy.

     Anti-Takeover Effects. The foregoing provisions of the Articles and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. These provisions are intended to enhance the continuity and stability of the Board and the policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change in control of the Company. These provisions are also designed to reduce the vulnerability of the Company to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights, however, such provisions may discourage third parties from making tender offers for the Company's shares. As a result, the market price of the Common Stock may not benefit from any premium that might occur in anticipation of a threatened or actual change in control. Such provisions also may have the effect of preventing changes in the management of the Company.

WARRANTS


     In connection with financing provided to the Company in June 1998, the Company issued to Bank of America a warrant to purchase 50,000 shares of Common Stock at an exercise price of $13.00 per share. In connection with the amendment of the Credit Facility, effective March 31, 1999, EarthCare issued Bank of America a warrant to purchase an additional 35,000 shares of Common Stock at $14.00 a share and on June 1, 1999, issued Bank of Boston a warrant to purchase 10,000 shares of Common Stock at $15.50 a share. These warrants are exercisable at any time until June 2003. In connection with the Merger, the Company issued warrants to purchase 500,000 shares of Common Stock, with approximately 167,891 outstanding as of June 24, 1999.


STATUTORY BUSINESS COMBINATION PROVISION

     As a Delaware corporation, the Company is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" of a publicly held Delaware corporation (defined generally as a person together with affiliates and associates owns (or within the prior three years, owned) 15% or more of a Delaware corporation's outstanding voting stock) from engaging in a "business combination" (includes mergers, asset sales and certain other transactions resulting in a financial benefit to an interested stockholder) with the Corporation for three years following the date such person became an interested stockholder unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) on consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

INDEMNIFICATION MATTERS

     As permitted by the Delaware General Corporation Law, the Company's Certificate provides that directors of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends, distributions and repurchases or redemptions of stock, or (iv) for any transaction from which the director derives an improper personal benefit. The Company's Certificate of Incorporation provides that the Company shall indemnify its directors, officers, employees and other agents, to the fullest extent provided by Delaware law. Specifically upon request, the Company will advance expenses to any officer or director who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, including civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was acting at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This indemnification will not apply if the indemnitee is adjudged liable to the Company, unless and only if the court in which the action is brought determines the indemnitee is fairly and reasonably entitled to indemnification by the Company. The Company may also purchase and maintain insurance on the behalf of its directors and officers against any such liability that may be asserted as a result of the director's or officer's service in such a capacity.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is Securities Transfer Corporation.

                              PLAN OF DISTRIBUTION

     This Prospectus relates to the offer and sale from time to time of the Shares by the Selling Stockholders. The Company has registered the Shares for sale to provide the Selling Stockholders with freely tradeable securities, but registration of such shares does not necessarily mean that any of such shares will be offered or sold by the Selling Stockholders. The Company will not receive any proceeds from the offering of the Shares by the Selling Stockholders.

     The Shares may be sold from time to time to purchasers directly by any of the Selling Stockholders subject to the Lock-Up Agreements between the Company and certain of the Selling Stockholders, which prohibit such Selling Stockholders from offering for sale or selling certain of their Shares for a three to six month period. See "Principal and Selling Stockholders." Alternatively, the Selling Stockholders may from time to time offer the Shares through dealers or agents, who may receive compensation in the form of commissions from the Selling Stockholders and/or the purchasers of Shares for whom they may act as agent. Without limiting the foregoing, such sales may be in the form of secondary distributions, exchange distributions, block trades, ordinary brokerage transactions or a combination of such methods of sale. The Selling Stockholders and any dealers or agents that participate in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of Shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act.


     At the time a particular offering of Shares is made, a Prospectus Supplement, if required, will be distributed that will set forth the name and names of any dealers or agents and any commissions and other terms constituting compensation from the Selling Stockholders and any other required information. The Shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

     In order to comply with the securities laws of certain states, if applicable, the Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by King & Spalding, Atlanta, Georgia.


                         INDEPENDENT PUBLIC ACCOUNTANTS



     The audited financial statements included in this Prospectus have been audited by various independent accountants. The companies and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so included in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.



     With respect to the unaudited interim financial information as of and for the three month period ended March 31, 1999, appearing elsewhere in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 12, 1999 appearing herein, states that they did not audit and that they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.


                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, (the "Commission"), a Registration Statement on Form S-1 (together with all Amendments, schedules and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the Commission's principal offices in Washington, D.C., and copies of all or any part of the Registration Statement, of which this Prospectus forms a part, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the following regional offices of the Commission: 13th Floor, Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. at prescribed rates. The Registration Statement may also be obtained through the Commission's Internet address at "http://www.sec.gov".


     The Company's Form 10, that was filed on July 24, 1998 and amended on September 2, 1998, September 30, 1998 and October 14, 1998, was declared effective and the Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, is filing reports, proxy statements and other information with the Commission. Accordingly, the Company filed its Form 10-K for the year ended December 31, 1998 and its Form 10-Q for the three months ended March 31, 1999 with the Commission on March 31, 1999 and May 17, 1999, respectively.

                         INDEX TO FINANCIAL INFORMATION


                        HISTORICAL FINANCIAL STATEMENTS



                                                              PAGE
                                                              -----
EarthCare Company and Subsidiaries:
Report of Independent Accountants...........................    F-3
Report of Independent Public Accountants....................    F-4
Consolidated Balance Sheet as of December 31, 1997 and
  1998......................................................    F-5
Consolidated Statement of Operations for the Period From
  Inception (March 19, 1997) to December 31, 1997 and for
  the Year Ended December 31, 1998..........................    F-6
Consolidated Statement of Stockholders' Equity for the
  Period From Inception (March 19, 1997) to December 31,
  1997 and for the Year Ended December 31, 1998.............    F-7
Consolidated Statement of Cash Flows for the Period From
  Inception (March 19, 1997) to December 31, 1997 and for
  the Year Ended December 31, 1998..........................    F-8
Notes to Consolidated Financial Statements..................    F-9
Independent Accountant's Report.............................   F-21
Unaudited Consolidated Balance Sheet as of March 31, 1999...   F-22
Unaudited Consolidated Statement of Operations for the Three
  Months Ended March 31, 1998 and 1999......................   F-23
Unaudited Consolidated Statement of Cash Flows for the Three
  Months Ended March 31, 1998 and 1999......................   F-24
Notes to Unaudited Consolidated Financial Statements........   F-25
The historical financial statements of certain acquired
  companies are included in this filing. The operating
  results of these acquirees should not be considered
  indicative of the Company's future operating results.
Andrews Environmental Services, Inc.
  Report of Independent Public Accountants..................   F-28
  Balance Sheet.............................................   F-29
  Statement of Operations...................................   F-30
  Statement of Stockholders' Equity.........................   F-31
  Statement of Cash Flows...................................   F-32
  Notes to Financial Statements.............................   F-33
Ferrero Wastewater Management, Inc.
  Report of Independent Accountants.........................   F-37
  Report of Independent Public Accountants..................   F-38
  Balance Sheet.............................................   F-39
  Statement of Operations...................................   F-40
  Statement of Stockholders' Equity.........................   F-41
  Statement of Cash Flows...................................   F-42
  Notes to Financial Statements.............................   F-43
A Rapid Rooter Sewer & Drain Service, Inc.
  Report of Independent Accountants.........................   F-47
  Report of Independent Public Accountants..................   F-48
  Balance Sheet.............................................   F-49

                                                              PAGE
                                                              -----
  Statement of Operations...................................   F-50
  Statement of Stockholders' Equity.........................   F-51
  Statement of Cash Flows...................................   F-52
  Notes to Financial Statements.............................   F-53
Seagraves, Inc. (d.b.a. Brownie Environmental Services) and
  Grease-Tec, Inc.
  Report of Independent Accountants.........................   F-56
  Report of Independent Public Accountants..................   F-57
  Combined Balance Sheet....................................   F-58
  Combined Statement of Operations..........................   F-59
  Combined Statement of Stockholders' Equity................   F-60
  Combined Statement of Cash Flows..........................   F-61
  Notes to Combined Financial Statements....................   F-62
RGM Liquid Waste Removal Corporation and Affiliates
  Report of Independent Accountants.........................   F-66
  Report of Independent Public Accountants..................   F-67
  Combined Balance Sheet....................................   F-68
  Combined Statement of Operations..........................   F-69
  Combined Statement of Stockholders' Equity................   F-70
  Combined Statement of Cash Flows..........................   F-71
  Notes to Combined Financial Statements....................   F-72
Eldredge Wastewater Management, Inc.
  Report of Independent Accountants.........................   F-78
  Report of Independent Public Accountants..................   F-79
  Balance Sheet.............................................   F-80
  Statement of Operations...................................   F-81
  Statement of Stockholder's Equity.........................   F-82
  Statement of Cash Flows...................................   F-83
  Notes to Financial Statements.............................   F-84
Reifsneider Transportation, Inc.
  Report of Independent Accountants.........................   F-89
  Balance Sheet as of December 31, 1998 and 1997............   F-90
  Statement of Operations for the Years Ended December 31,
     1998 and 1997..........................................   F-91
  Statement of Stockholder's Equity for the Years Ended
     December 31, 1998 and 1997.............................   F-92
  Statement of Cash Flows for the Years Ended December 31,
     1998 and 1997..........................................   F-93
  Notes to Financial Statements.............................   F-94


                         PRO FORMA FINANCIAL STATEMENTS


Introduction to Unaudited Pro Forma Combined Financial
  Statements................................................   F-98
Unaudited Pro Forma Combined Statement of Operations For the
  Year Ended December 31, 1998..............................  F-100
Unaudited Pro Forma Combined Statement of Operations For the
  Three Months Ended March 31, 1999.........................  F-101
Notes to Unaudited Pro Forma Combined Financial
  Statements................................................  F-102

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and


Shareholders of EarthCare Company



     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and stockholders' equity and cash flows present fairly, in all material respects, the financial position of EarthCare Company and Subsidiaries at December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



                                          PricewaterhouseCoopers LLP



Tulsa, Oklahoma


February 13, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To EarthCare Company:



     We have audited the accompanying consolidated balance sheet of EARTHCARE COMPANY (a Delaware corporation) AND SUBSIDIARIES as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from inception (March 19, 1997) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EarthCare Company and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for the period from inception (March 19, 1997) to December 31, 1997 in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Atlanta, Georgia


April 2, 1998 (except for the fourth paragraph of


  Note 1 as to which the date is June 29, 1998)

                       EARTHCARE COMPANY AND SUBSIDIARIES



                           CONSOLIDATED BALANCE SHEET



                                                        DECEMBER 31,   DECEMBER 31,
                                                            1997           1998
                                                        ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................   $  195,552    $ 1,039,594
  Accounts receivable, net of allowance for doubtful
     accounts of $17,875 and $277,985 in 1997 and
     1998, respectively...............................      125,777      3,960,520
  Prepaid expenses....................................       81,089        557,669
  Note receivable.....................................           --         67,959
  Deferred income taxes...............................       65,471        377,147
                                                         ----------    -----------
     Total current assets.............................      467,889      6,002,889
                                                         ----------    -----------
PROPERTY AND EQUIPMENT, NET...........................      561,542      4,910,004
                                                         ----------    -----------
OTHER NONCURRENT ASSETS:
  Intangibles, net....................................    1,473,489     20,166,445
  Deferred income taxes...............................       98,161        246,913
  Other assets........................................       13,062      1,964,028
                                                         ----------    -----------
                                                          1,584,712     22,377,386
                                                         ----------    -----------
                                                         $2,614,143    $33,290,279
                                                         ==========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable....................................   $   37,774    $ 2,761,451
  Accrued expenses....................................      339,961      2,184,818
  Lines of credit.....................................    1,120,000             --
  Current portion of long-term debt...................      123,715        118,500
                                                         ----------    -----------
     Total current liabilities........................    1,621,450      5,064,769
                                                         ----------    -----------
LONG-TERM DEBT, NET OF CURRENT PORTION................      180,240      9,209,440
COMMITMENTS (NOTES 6 AND 10)
STOCKHOLDERS' EQUITY:
  Preferred stock, $.0001 par value; 30,000,000 shares
     authorized, 0 shares issued and outstanding......           --             --
  Common stock, $.0001 par value; 70,000,000 shares
     authorized, 4,401,695 and 9,571,533 shares issued
     and outstanding in 1997 and 1998, respectively...          441            957
  Additional paid-in capital..........................    1,070,364     20,702,555
  Accumulated deficit.................................     (258,352)    (1,687,442)
                                                         ----------    -----------
     Total stockholders' equity.......................      812,453     19,016,070
                                                         ----------    -----------
                                                         $2,614,143    $33,290,279
                                                         ==========    ===========



The accompanying notes are an integral part of these consolidated financial statements.

                       EARTHCARE COMPANY AND SUBSIDIARIES



                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                      PERIOD FROM
                                                       INCEPTION
                                                    (MARCH 19, 1997)    YEAR ENDED
                                                    TO DECEMBER 31,    DECEMBER 31,
                                                          1997             1998
                                                    ----------------   ------------
REVENUES..........................................     $  737,858      $25,690,672
                                                       ----------      -----------
EXPENSES:
  Cost of operations..............................        406,638       17,907,036
  General and administrative......................        521,372        7,509,375
  Depreciation and amortization...................        127,338        1,348,357
                                                       ----------      -----------
     Total operating expenses.....................      1,055,348       26,764,768
                                                       ----------      -----------
INCOME (LOSS) FROM OPERATIONS.....................       (317,490)      (1,074,096)
OTHER EXPENSE (INCOME):
  Interest........................................        104,494          657,455
  Other...........................................             --            2,101
                                                       ----------      -----------
INCOME (LOSS) BEFORE INCOME TAXES.................       (421,984)      (1,733,652)
INCOME TAX PROVISION (BENEFIT)....................       (163,632)        (304,562)
                                                       ----------      -----------
NET INCOME (LOSS).................................     $ (258,352)     $(1,429,090)
                                                       ==========      ===========
INCOME (LOSS) PER SHARE:
  Basic and diluted...............................     $     (.13)     $      (.17)
                                                       ==========      ===========
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic and diluted...............................      1,940,536        8,427,407
                                                       ==========      ===========



The accompanying notes are an integral part of these consolidated financial statements.

                       EARTHCARE COMPANY AND SUBSIDIARIES



                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY



                             COMMON STOCK      ADDITIONAL
                          ------------------     PAID-IN     ACCUMULATED
                           SHARES     AMOUNT     CAPITAL       DEFICIT        TOTAL
                          ---------   ------   -----------   -----------   -----------
BALANCE, MARCH 19, 1997
  (INCEPTION)...........  1,115,816    $112    $      (112)  $        --   $        --
  Sale of common
     stock..............  3,250,000     325        789,675            --       790,000
  Issuance of common
     stock in settlement
     of notes payable...     14,479       2        263,683            --       263,685
  Issuance of common
     stock for acquired
     business...........     21,400       2         17,118            --        17,120
  Net loss..............         --      --             --      (258,352)     (258,352)
                          ---------    ----    -----------   -----------   -----------
BALANCE, DECEMBER 31,
  1997..................  4,401,695     441      1,070,364      (258,352)      812,453
  Sale of common
     stock..............  3,753,397     375     15,499,625            --    15,500,000
  Issuance of common
     stock for acquired
     businesses.........    460,000      46      1,544,454            --     1,544,500
  Exercise of stock
     options............    627,500      63        473,062            --       473,125
  Exercise of
     warrants...........    328,941      32      1,910,830            --     1,910,862
  Issuance of warrant
     for debt issuance
     costs..............         --      --        100,000            --       100,000
  Issuance of options
     for non-employee
     compensation.......         --      --        104,220            --       104,220
  Net loss..............         --      --             --    (1,429,090)   (1,429,090)
                          ---------    ----    -----------   -----------   -----------
BALANCE, DECEMBER 31,
  1998..................  9,571,533    $957    $20,702,555   $(1,687,442)  $19,016,070
                          =========    ====    ===========   ===========   ===========



The accompanying notes are an integral part of these consolidated financial statements.

                       EARTHCARE COMPANY AND SUBSIDIARIES



                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                              PERIOD FROM
                                                               INCEPTION
                                                               (MARCH 19,
                                                                1997) TO      YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1997           1998
                                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $  (258,352)   $ (1,429,090)
                                                              -----------    ------------
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Depreciation and amortization...........................      127,338       1,348,357
    Bad debt expense........................................           --         280,497
    Deferred income taxes...................................     (163,632)       (460,428)
    Noncash expenses........................................           --          36,521
    Changes in assets and liabilities, excluding effects of
      acquired businesses:
      Accounts receivable...................................     (125,777)     (4,115,240)
      Notes receivable......................................           --          26,124
      Other current assets..................................      (81,089)       (476,580)
      Other assets..........................................      (13,062)       (189,358)
      Accounts payable......................................       37,774       2,723,677
      Accrued expenses......................................      339,961         784,837
                                                              -----------    ------------
         Total adjustments..................................      121,513         (41,593)
                                                              -----------    ------------
         Net cash used in operating activities..............     (136,839)     (1,470,683)
                                                              -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................      (15,432)     (1,044,067)
  Business acquisitions.....................................   (1,531,337)    (19,056,428)
  Escrow deposits for business acquisitions.................           --      (1,360,000)
                                                              -----------    ------------
         Net cash used in investing activities..............   (1,546,769)    (21,460,495)
                                                              -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under lines of credit......................    1,120,000              --
  Proceeds from long-term debt..............................           --      15,632,187
  Payments of long-term debt................................      (30,840)     (9,740,954)
  Sale of common stock......................................      790,000      15,500,000
  Exercise of stock options and warrants....................           --       2,383,987
                                                              -----------    ------------
         Net cash provided by financing activities..........    1,879,160      23,775,220
                                                              -----------    ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................      195,552         844,042
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............           --         195,552
                                                              -----------    ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $   195,552    $  1,039,594
                                                              ===========    ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest....................................  $    78,763    $    657,455
                                                              ===========    ============
  Cash paid for income taxes................................  $        --    $    157,000
                                                              ===========    ============
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Notes payable issued for business acquisitions............  $   257,350    $  2,000,000
                                                              ===========    ============
  Notes payable issued for noncompete agreements............  $   341,130    $         --
                                                              ===========    ============
  Common stock issued for business acquisitions.............  $    17,120    $  1,544,500
                                                              ===========    ============
  Common stock issued in settlement of notes payable........  $   263,685    $         --
                                                              ===========    ============
  Fair value of warrant issued for debt issuance costs......  $        --    $    100,000
                                                              ===========    ============
  Fair value of options issued to non-employees for
    services................................................  $        --    $    104,220
                                                              ===========    ============



 The accompanying notes are an integral part of these consolidated statements.

                       EARTHCARE COMPANY AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND BASIS OF PRESENTATION



     EarthCare Company, ("EarthCare" or the "Company") was incorporated on August 19, 1997 as a Delaware corporation under the name SanTi Group, Inc. On September 21, 1998, the Company's certificate of incorporation was amended (the "Amendment") to change the Company's name from SanTi Group, Inc. to EarthCare Company. All references to the Company included in the consolidated financial statements and notes to consolidated financial statements treat the Amendment as if it occurred August 19, 1997.



     EarthCare engages in the following services relating to the nonhazardous liquid waste ("NLW") industry: biosolids management, bulk liquid waste transportation, liquid waste processing and disposal, maintenance and pumping. EarthCare's customers include restaurants, hospitals, military bases, office buildings, apartments, schools, municipalities, industrial businesses and single family residences.



     Bone-Dry Enterprises, Inc. ("Bone-Dry") was incorporated on March 19, 1997 as a Georgia corporation. On December 1, 1997, all shares of Bone-Dry common stock were exchanged for EarthCare common stock. Since the Company and Bone-Dry were under common ownership since their respective dates of inception, the accompanying financial statements are for the period from the inception of Bone Dry (March 19, 1997) to December 31, 1997. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, EarthCare Company of Florida, Inc., EarthCare Company of Pennsylvania, Inc., and EarthCare Company of New York, Inc. All material intercompany balances and transactions have been eliminated.



     On May 13, 1998, SanTi Group, Inc. ("SGI") was merged with and into Microlytics, Inc. ("Micro") under an agreement and plan of merger, with Micro surviving and changing its name to SanTi Group, Inc. ("the Merger"). The Merger was subject to the approval of the United States Bankruptcy Court for the Western District of New York. On the effective date of the Merger, each issued and outstanding share of SGI Stock was converted into one share of common stock of Micro (now EarthCare). These exchange ratios were determined after the 1 for 400 reverse split of Common Stock pursuant to a Plan of Reorganization. Immediately prior to the Merger, Micro had 1,115,816 shares of common stock outstanding and warrants to purchase an additional 500,000 shares with an exercise price of $5.80, of which 250,000 were exercised immediately following the Merger. This exchange resulted in the receipt by SGI stockholders of approximately 8,088,379 shares of Common Stock, representing approximately 86.2% of the shares of Common Stock issued and outstanding on the effective date of the Merger. The Merger was accounted for as a capital transaction accompanied by a recapitalization of EarthCare. All costs incurred in connection with the Merger were expensed.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



CASH AND CASH EQUIVALENTS



     The Company considers all highly liquid investments with maturities of three months or less at the date of purchase as cash equivalents. The Company maintains its cash in bank deposit accounts, which at times may exceed the federal insurance limits. As of

                       EARTHCARE COMPANY AND SUBSIDIARIES

December 31, 1998, the Company had cash in banks totaling $711,000 in excess of federal depository insurance limits.



ACCOUNTS RECEIVABLE



     Accounts receivable represent short-term credit granted to the Company's customers for which collateral is generally not required. Credit risk on receivables is considered by management to be limited due to the variety of industries served and geographic dispersion of customers.



PROPERTY AND EQUIPMENT



     Property and equipment are recorded at cost. Depreciation is provided on the straight-line basis using useful lives of 5 to 7 years for machinery and equipment and office equipment and 20 years for buildings and improvements. Leasehold improvements are depreciated over the shorter of the term of the lease or the useful life of the improvements. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.



INTANGIBLES



     As of December 31, 1997 and 1998, intangibles consisted of the following:



                                                  1997          1998
                                               ----------    -----------
Goodwill.....................................  $1,270,473    $19,876,923
Noncompete agreements........................     298,480        961,279
                                               ----------    -----------
                                                1,568,953     20,838,202
Accumulated amortization.....................     (95,464)      (671,757)
                                               ----------    -----------
                                               $1,473,489    $20,166,445
                                               ==========    ===========



     Noncompete agreements were entered into in connection with certain of the Company's acquisitions and were valued based on the estimated benefit to be derived from such noncompete agreements. Noncompete agreements are being amortized over the lives of the contracts. Goodwill arises when the purchase price and other related costs for a business acquisition exceed the fair value of the net assets acquired. Goodwill is being amortized over 40 years. Amortization expense associated with intangibles was $95,464 for the period from inception (March 19, 1997) to December 31, 1997 and was $572,426 for the year ended December 31, 1998.



LONG-LIVED ASSETS



     The Company periodically reviews the values assigned to long-lived assets, such as property and equipment and intangibles, to determine whether any impairments are other than temporary. The Company assesses impairment by determining whether the carrying

                       EARTHCARE COMPANY AND SUBSIDIARIES
value of such long-lived assets will be recovered through undiscounted expected future cash flows. No impairment losses were recorded during the period from inception (March 19, 1997) to December 31, 1997 or during the year ended December 31, 1998.



REVENUE RECOGNITION



     The Company recognizes revenues as services are provided.



ADVERTISING COSTS



     The Company expenses advertising costs over the period that the benefit is received. Advertising expense was approximately $9,000 and $974,000 during 1997 and 1998, respectively.



EARNINGS PER SHARE



     Basic earnings per share are based on the weighted average number of shares outstanding. Diluted earnings per share are based on the weighted average number of shares outstanding and the dilutive effect of stock options and warrants outstanding (using the treasury stock method) and contingently issuable shares. For the period from inception (March 19, 1997) to December 31, 1997, outstanding options of 612,500 and contingently issuable shares have been excluded from diluted weighted average shares outstanding, as their impact was antidilutive. Such antidilutive options and warrants of 2,304,009 and 70,000 contingently issuable shares have been excluded from diluted weighted average shares outstanding for the year ended December 31, 1998.



USE OF ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



3. ACQUISITIONS



     In fiscal year 1997, the Company acquired the following businesses:



          On March 20, 1997, Bone-Dry purchased certain assets of Andrews Environmental Services, Inc. ("Andrews") associated with Andrews Grease Disposal Business ("Andrews Grease"). Andrews Grease is in the business of commercial and governmental grease extraction, collection, and transportation services primarily in the state of Georgia. Consideration associated with the purchase was $475,000 in cash and $257,350 in notes payable.



          On August 27, 1997, Bone-Dry purchased Atlanta Grease Trap Service ("Atlanta Grease"), a Georgia sole proprietorship, for $360,000 in cash. Atlanta Grease is in the

                       EARTHCARE COMPANY AND SUBSIDIARIES
     business of commercial and governmental grease extraction, collection, and transportation services in the state of Georgia.



          On December 22, 1997, Bone-Dry purchased substantially all of the remaining assets of Andrews. Andrews is engaged in the nonhazardous liquid waste and septic waste collection, transportation, management, and disposal business primarily in the state of Georgia. Consideration associated with the purchase was $660,000 in cash and 21,400 shares of EarthCare common stock. Contingent consideration of 13,600 shares of EarthCare common stock was paid in December 1998.



     The acquisitions of Andrews Grease, Atlanta Grease, and Andrews were accounted for using the purchase method of accounting; accordingly, the purchase prices have been allocated to the assets acquired based on their respective fair values at the dates of acquisition. The resulting excess of purchase prices over fair values of assets acquired was recorded as goodwill. Goodwill recorded in the purchases of Andrews Grease, Atlanta Grease, and Andrews was $482,350, $360,000, and $349,136, respectively.



     In fiscal year 1998, the Company acquired the following businesses:



          On January 22, 1998, the Company purchased Ferrero Wastewater Management, Inc. ("Ferrero"), a Pennsylvania corporation. Ferrero is engaged in the nonhazardous liquid waste and septic waste collection, transportation, management, and disposal business in and around Ambler, Pennsylvania. Consideration was $2,240,100 in cash and 90,000 shares of SanTi common stock. Contingent consideration of $248,900 in cash and 10,000 shares of EarthCare common stock was paid in the fourth quarter of 1998 in accordance with the terms of the purchase agreement.



          On February 13, 1998, the Company purchased A Rapid Rooter Sewer & Drain Service, Inc. ("A Rapid"), a Florida corporation. A Rapid is engaged in the nonhazardous liquid waste and septic waste collection, transportation, management, and disposal business in and around Pompano Beach, Florida. Consideration was $3,990,120 in cash and 100,000 shares of EarthCare common stock.



          On February 17, 1998, the Company purchased Quality Plumbing and Septic, Inc. ("Quality"), a Georgia corporation. Quality is engaged in the nonhazardous liquid waste and septic waste collection, transportation, management, and disposal business in and around Douglasville, Georgia. Consideration was $2,000,000 in cash. Contingent consideration of $250,000 and 10,000 shares of EarthCare common stock was paid in June 1998.



          On March 6, 1998, the Company purchased Seagraves, Inc. (d/b/a Brownie Environmental) and Grease-Tec, Inc. (collectively, "Seagraves"), two Florida corporations. Seagraves is engaged in the nonhazardous liquid waste and septic waste collection, transportation, management, and disposal business in and around Orlando, Florida. Consideration was $3,250,000 in cash, a note payable of $2,000,000, and 60,000 shares of EarthCare common stock.



          On May 1, 1998, the Company purchased RGM Liquid Waste Removal Corporation and Affiliates ("RGM"), consisting of four New York corporations. RGM is engaged in the nonhazardous liquid waste and septic waste collection,

                       EARTHCARE COMPANY AND SUBSIDIARIES
     transportation, management, and disposal business in and around Long Island, New York. Consideration was $4,500,000 in cash and 105,000 shares of EarthCare common stock. Contingent consideration of $1,000,000 and 55,000 shares of EarthCare common stock may be payable 365 days after the date of purchase.



          On May 8, 1998, the Company purchased Eldredge Wastewater Management, Inc., a Pennsylvania corporation. Eldredge is engaged in the nonhazardous liquid waste and septic waste collection, transportation, management, and disposal business in and around Philadelphia, Pennsylvania. Consideration was $2,040,000 in cash and 85,000 shares of EarthCare common stock. Contingent consideration of $360,000 and 15,000 shares of EarthCare common stock may be payable 13 months after the date of purchase.



     The acquisitions completed in fiscal 1998 were accounted for using the purchase method of accounting; accordingly, the purchase prices have been allocated to the assets acquired based on their respective fair values at the dates of acquisition. The resulting excess of purchase prices over fair values of assets acquired was recorded as goodwill. Goodwill recorded in 1998 totalled $18,606,450.



     The Company's unaudited pro forma consolidated results of operations for the years ended December 31, 1997 and 1998, shown below are presented assuming that the 1997 and 1998 acquisitions had been consummated on January 1, 1997:



                                                          1997          1998
                                                       -----------   -----------
Pro forma revenue....................................  $30,922,308   $32,391,558
Pro forma net (loss).................................     (545,987)   (1,532,754)
Pro forma (loss) per share...........................  $      (.23)  $      (.18)



     The Company's unaudited pro forma results of operations are presented for informational purposes only and may not necessarily reflect the future results of operations of the Company or what the results of operations would have been had the Company owned and operated the acquired businesses as of the beginning of each respective period.



4. PROPERTY AND EQUIPMENT



     At December 31, 1997 and 1998, property and equipment consisted of the following:



                                                             1997        1998
                                                           --------   ----------
Machinery and equipment..................................  $593,416   $4,692,551
Buildings and improvements...............................        --      110,627
Office equipment.........................................        --      684,063
Leasehold improvements...................................        --      103,755
                                                           --------   ----------
                                                            593,416    5,590,996
Less accumulated depreciation............................   (31,874)    (680,992)
                                                           --------   ----------
                                                           $561,542   $4,910,004
                                                           ========   ==========

                       EARTHCARE COMPANY AND SUBSIDIARIES

     Depreciation expense was $31,874 and $775,931 during 1997 and 1998, respectively.



5. LINES OF CREDIT AND LONG-TERM DEBT



     At December 31, 1997, the Company had a $6,600,000 revolving line of credit (the "Revolver"). The Revolver had an interest rate of LIBOR plus 2.25% (8.21% at December 31, 1997) and was collateralized by substantially all assets of the Company. At December 31, 1997, $1,120,000 was outstanding and $5,480,000 was available for future borrowings. The Revolver matured on August 12, 1998, was renewable for successive one-year periods, and was personally guaranteed by Raymond Cash, the majority owner of the Company at December 31, 1997. During 1998, the Company borrowed funds under the majority owner's personal line of credit. These borrowings were used to finance the Company's acquisitions of businesses discussed in Note 3. In June 1998, the two lines of credit were paid in full in conjunction with the Company obtaining new financing from Bank of America.



     On June 26, 1998, the Company entered into the $40 million revolving credit agreement with Bank of America, which was amended as of September 30, 1998 (the "Credit Agreement"). The Company may obtain up to $5 million in letters of credit, subject to availability under the Credit Agreement. Interest is payable monthly at variable rates, depending on the Company's Funded Debt to EBITDA (as defined in the Credit Agreement), but is capped at LIBOR plus 2.25%. The Credit Agreement expires September 26, 2001, is collateralized by a first lien on substantially all assets of the Company and requires the Company to maintain certain financial covenants beginning September 30, 1998. As of December 31, 1998, the Company was in compliance with the financial covenants. In connection with entering into the Credit Agreement, the two existing lines of credit discussed above (the "Prior Credit Facilities") with availability of $16.6 million were repaid and canceled. As of December 31, 1998, the outstanding balance under the Credit Agreement was $7,418,126. Availability of funds under the Credit Agreement is limited by the requirement that the Company comply with various loan covenants on a quarterly basis.



     At December 31, long-term debt consisted of the following:



                                                            1997         1998
                                                          ---------   ----------
Line of credit with a financial institution, interest
  payable monthly at a variable interest rate, due in
  September 2001........................................  $      --   $7,418,126
Note payable to a stockholder, interest payable monthly
  at 6%, due in March 2003..............................         --    1,696,000
Subordinated notes payable to former owners of acquired
  businesses, interest imputed at 8.1%, payable in
  various installments through April 1, 2001,
  unsecured.............................................    303,955      213,814
                                                          ---------   ----------
                                                            303,955    9,327,940
Less current portion....................................   (123,715)    (118,500)
                                                          ---------   ----------
                                                          $ 180,240   $9,209,440
                                                          =========   ==========

                       EARTHCARE COMPANY AND SUBSIDIARIES

     Future aggregate annual maturities of long-term debt are as follows as of December 31, 1998.



1999........................................................   $  118,500
2000........................................................       95,314
2001........................................................    7,418,126
2002........................................................           --
2003........................................................    1,696,000
                                                               ----------
                                                               $9,327,940
                                                               ==========



6. RELATED-PARTY TRANSACTIONS



     In 1997, the Company entered into a note payable agreement with an entity controlled by the Company's majority owner. The note was for $650,000, had an interest rate of 13%, and was paid in full during 1997. In December 1997, after the note was paid in full, the related party purchased 1,608,750 shares of EarthCare common stock for $650,000.



     In March 1997, the Company entered into a four-year consulting agreement with a former owner of an acquired business. The Company paid its obligation of $75,000 in full during 1997, as required by the agreement, and is recognizing the expense over the life of the agreement. For the period from inception (March 19, 1997) to December 31, 1997, consulting expense related to the agreement was $13,021 and is included in general and administrative expenses in the accompanying statement of operations. For 1998 the expense was $18,750.



     During 1997, the Company entered into three noncompete agreements with former owners of acquired businesses in exchange for notes payable totaling $341,130. In connection with the December 22, 1997 purchase of Andrews, one of the former owners of Andrews exchanged $263,685 of outstanding notes payable, issued in connection with the March 1997 purchase of Andrews for 14,479 shares of EarthCare common stock.



     The Company leased office space and equipment from an entity controlled by the Company's majority owner under a lease agreement which expired January 31, 1998. The office space was leased for an additional period terminating on April 3, 1998. Rental expense under the lease was $8,262 for 1998 and $11,690 for the period from inception (March 19, 1997) to December 31, 1997.



     In connection with the 1998 acquisitions, the Company entered into employment agreements with 8 employees. Upon termination of employment (other than voluntarily by the employee, by the Company for cause or upon death of the employee), the Company is committed to pay certain benefits, including specified monthly severance of not more than $6,667 per employee per month. The benefits are to be paid from the date of termination to dates ranging from January 22, 1999 to March 6, 2001.



     The Company leases office space from various entities controlled by stockholders and employees who are former owners of companies acquired during 1998. The leases are typically structured on a one-year term with annual renewal options from three to nine years. Total lease expense related to such leases totaled approximately $337,000 in 1998.

                       EARTHCARE COMPANY AND SUBSIDIARIES

     On June 1, 1998, the Company entered into employment agreements with three executive officers which provide for minimum aggregate annual compensation of $575,000. The agreements expire either June 1, 2000 or June 1, 2003, and automatically renew for additional twelve-month periods. Upon termination of employment related to a change in control of the Company, the Company is committed to immediately pay the minimum compensation for each of the remaining years or portions thereof.



7. STOCKHOLDERS' EQUITY



     PREFERRED STOCK. The Company has 30,000,000 authorized shares of $0.001 par value of preferred stock. The preferred stock may, by resolution of the board of directors, be issued in different series, and the series may vary as to dividend rights, preferences, conversion privileges, voting rights, participation in earnings and redemption. No shares of preferred stock were outstanding at December 31, 1997 or 1998.



     PRIVATE PLACEMENTS. On January 12, 1998, a group of investors purchased 1,250,000 shares of the Company's common stock for $0.80 per share. On January 30, 1998, the Company declared a 1.25-for-1 stock split effected in the form of a stock dividend. All share amounts have been restated for this stock split. During March and April, 1998, the Company sold 2,500,000 shares of its common stock through private offerings. Proceeds from the 1998 offerings totaled $15,500,000.



     STOCK-BASED COMPENSATION. In August 1997 and December 1997, the Company issued nonqualified stock options to purchase 125,000 and 487,500 shares of EarthCare common stock, respectively, at $.65 per share, which represented the fair market value as of the dates of grant, as determined by the Company's board of directors. The options were exercisable for a period of three years beginning on the dates of grant.



     In April 1998, the Company issued stock options to purchase 131,250 shares of EarthCare common stock at $5.00 per share. The estimated fair value as of the date of grant was $5.80 per share. In June 1998, the Company issued stock options to purchase 1,725,000 shares of EarthCare common stock at prices ranging from $6.00 to $25.00 per share. The estimated fair value as of the date of grant was $6.00 per share. In October and December 1998, the Company issued stock options to purchase 267,200 and 277,000 shares of EarthCare common stock, respectively, at prices ranging from $15.00 to $25.00 per share. The estimated fair value as of the dates of grant was $15.00 per share. All of the options granted during 1998 vest ratably over four years, except for the 131,250 options issued in April 1998 which vest over three years, and 250,000 options issued in December 1998 which vested immediately upon grant.



     INCENTIVE STOCK OPTION PLAN. Effective September 22, 1998, the board of directors of the Company adopted an incentive stock option plan (the "Plan"), which provides for the issuance of options to purchase up to 1,500,000 shares of common stock to key employees and Directors. The incentive stock options granted under the Plan are generally exercisable for a period of ten years from the date of the grant, except that the term of an incentive stock option granted under the Plan to a stockholder owning more than 10% of the outstanding common stock must not exceed five years and the exercise price of an incentive stock option granted to such a stockholder must not be less than 110% of the fair

                       EARTHCARE COMPANY AND SUBSIDIARIES
market value of the common stock on the date of grant. As of December 31, 1998, options to purchase 815,000 shares of common stock had been issued under the Plan which are included in the options granted in 1998, as discussed above. No non-qualified options have been issued under the Plan.



     The following table summarizes warrant and option activity for 1998 for both the employee options and other non-employee warrants and options:



                        EXERCISE                                                                    NUMBER
                        PRICE($)    EXPIRATION   OUTSTANDING                           EXPIRED/   OUTSTANDING   EXERCISABLE
                        PER SHARE      DATE       12/31/97      GRANTED    EXERCISED   CANCELED    12/31/98      12/31/98
                        ---------   ----------   -----------   ---------   ---------   --------   -----------   -----------
Warrants:
  Microlytics.........     5.80       Dec-01            --       500,000    328,941         --       171,059      171,059
  Bank of America.....    13.00       Jun-03            --        50,000         --         --        50,000       50,000
                                                   -------     ---------    -------    -------     ---------      -------
    Total Warrants....                                  --       550,000    328,941         --       221,059      221,059
                                                   -------     ---------    -------    -------     ---------      -------
Options:
  Employee............     5.00       Apr-08            --       131,250     15,000    112,500         3,750        3,750
  Employee............     6.00       Jun-08            --        50,000         --         --        50,000           --
  Employee............    10.00       Jun-08            --       100,000         --         --       100,000           --
  Employee............    15.00       Oct-08            --        65,000         --         --        65,000           --
  Employee............    15.00       Dec-08            --         2,000         --         --         2,000           --
  Employee............    20.00       Jun-08            --       100,000         --         --       100,000           --
  Employee............    25.00       Oct-08            --        30,000         --         --        30,000           --
  Non-Employee........     6.00       Jun-08            --        50,000         --         --        50,000           --
  Non-Employee........    10.00       Jun-08            --        25,000         --         --        25,000           --
  Non-Employee........    15.00       Jun-08            --        50,000         --         --        50,000           --
  Non-Employee........    15.00       Oct-08            --        82,200         --         --        82,200           --
  Non-Employee........    15.00       Dec-08            --       250,000         --         --       250,000      250,000
  Non-Employee........    23.50       Oct-08            --        20,000         --         --        20,000           --
  Non-Employee........    25.00       Jun-08            --        50,000         --         --        50,000           --
  Officer and
    Director..........     0.65       Dec-01       612,500            --    612,500         --            --           --
  Officer and
    Director..........     6.00       Jun-08            --       400,000         --     40,000       360,000           --
  Officer and
    Director..........    10.00       Jun-08            --        50,000         --         --        50,000           --
  Officer and
    Director..........    15.00       Jun-08            --       350,000         --     50,000       300,000           --
  Officer and
    Director..........    15.00       Oct-08            --        35,000         --         --        35,000           --
  Officer and
    Director..........    15.00       Dec-08            --        25,000         --         --        25,000           --
  Officer and
    Director..........    25.00       Jun-08            --       500,000         --    100,000       400,000           --
  Officer and
    Director..........    25.00       Oct-08            --        35,000         --         --        35,000           --
                                                   -------     ---------    -------    -------     ---------      -------
    Total Options.....                             612,500     2,400,450    627,500    302,500     2,082,950      253,750
                                                   -------     ---------    -------    -------     ---------      -------
    Total Warrants and
      Options.........                             612,500     2,950,450    956,441    302,500     2,304,009      474,809
                                                   =======     =========    =======    =======     =========      =======

                       EARTHCARE COMPANY AND SUBSIDIARIES

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock options granted to employees at fair market value at the date of grant. Had compensation cost for the Company's employee stock options been determined consistent with the provisions of SFAS No. 123, the Company's net loss would have been increased to the pro forma amount indicated below for the period from inception (March 19, 1997) to December 31, 1997 and for the year ended December 31, 1998.



                                                          1997          1998
                                                        ---------    -----------
Net loss, as reported.................................  $(258,352)   $(1,429,090)
Net loss, pro forma...................................   (322,729)    (3,242,183)
Pro forma net loss per share..........................       (.35)          (.38)



     The fair values of options granted were estimated on the date of grant using the minimum value approach in 1997 and the Black-Scholes Model in 1998. The Company's stock volatility was 110% in 1998, based on 1998 stock performance. The Company's dividend yield was estimated to remain at zero, the options granted had an expected life of three to five years, and risk-free interest rates ranging from 4.70% to 5.88%. The weighted average estimated fair value of employee stock options granted during 1997 and 1998 was $.0.11 and $5.23 per share, respectively. The estimated fair value of options granted during 1997 and 1998 totaled $64,377 and $8,184,352, respectively.



8. INCOME TAXES



     The accompanying financial statements include an income tax benefit computed in accordance with SFAS No. 109, "Accounting for Income Taxes." The following summarizes the components of the income tax benefit:



                                                             1997        1998
                                                           --------    --------
Current provision........................................  $     --    $     --
Deferred taxes...........................................   163,632     304,562
                                                           --------    --------
Income tax benefit.......................................  $163,632    $304,562
                                                           ========    ========



     Reconciliation from the federal statutory rate to the actual income tax benefit is as follows:



                                                              1997    1998
                                                              ----    ----
Statutory federal tax rate..................................  (34)%   (34)%
State income taxes, net of federal tax benefit..............   (5)     (4)
Change in valuation allowance...............................   --      20
Other.......................................................    2      --
                                                              ---     ---
                                                              (37)%   (18)%
                                                              ===     ===

                       EARTHCARE COMPANY AND SUBSIDIARIES

     The sources of differences between the financial accounting and tax bases of the Company's assets and liabilities which give rise to the deferred tax asset and liabilities and the tax effects of each are as follows as of December 31, 1998 and 1997:



                                                    1997         1998
                                                  --------    ----------
Deferred tax assets:
  Allowance for doubtful accounts...............  $  6,971    $  105,634
  Intangibles...................................    17,210        85,791
  Accrued expense...............................    58,500       271,512
  Net operating loss carryforward...............   107,471       862,127
  Valuation allowance...........................        --      (223,423)
                                                  --------    ----------
     Total deferred tax assets..................   190,152     1,101,641
Deferred tax liabilities:
  Depreciation..................................   (26,520)     (184,836)
  Intangibles...................................        --      (292,745)
                                                  --------    ----------
     Total deferred tax liabilities.............   (26,520)     (477,581)
                                                  --------    ----------
     Net deferred tax asset.....................  $163,632    $  624,060
                                                  ========    ==========



     As of December 31, 1997 and 1998, deferred tax assets include a net operating loss carryforward of $276,566 and $2,268,755, respectively, which is available to offset future taxable income through 2012. Realization of the net deferred tax asset is dependent on generating sufficient taxable income in future periods. During 1998, the Company recorded a valuation allowance of $223,423. As the Company continues to grow through acquisitions, management will evaluate the realizability of these assets and adjust the valuation allowance accordingly.



9. ENVIRONMENTAL REGULATIONS



     The Company is subject to extensive and evolving federal, state, and local environmental laws and regulations that have been enacted in response to technological advances and the public's increased concern over environmental issues. The majority of the expenditures necessary to comply with the environmental laws and regulations is made in the normal course of business. The Company, to the best of its knowledge, is in compliance, in all material respects, with the laws and regulations affecting its operations.



10. LEASE COMMITMENTS



     The Company leases certain buildings, autos and machinery and equipment under noncancelable operating leases. Under certain of these leases, the Company is required to pay property taxes, insurance, repairs and other costs related to the leased property. At December 31, 1998, future minimum lease payments under noncancelable operating leases are $622,576 in 1999; $453,126 in 2000; $365,798 in 2001; $353,344 in 2002 and $148,215 in 2003. Total rent expense for all leases was $11,690 and $604,413 in 1997 and 1998, respectively.

                       EARTHCARE COMPANY AND SUBSIDIARIES

11. SUBSEQUENT EVENT (UNAUDITED)



     On March 1, 1999, EarthCare acquired all of the outstanding capital stock of Reifsneider Transportation Inc. ("Reifsneider"), a Pennsylvania corporation, in exchange for an aggregate consideration of $10,325,000 paid in cash, common stock, and seller note payable to the former shareholder of Reifsneider. Reifsneider is a commercial and industrial liquid waste transportation and disposal services company servicing customers in eastern Pennsylvania, Delaware, Maryland, New Jersey and New York. The Company currently intends to operate Reifsneider in substantially the same manner as it was operated prior to the acquisition. The Company funded the cash portion of the purchase price with $5,250,000 in borrowings under the Credit Agreement, issued 350,000 shares of EarthCare common stock and delivered a $200,000 note payable to the former shareholder of Reifsneider.

                        INDEPENDENT ACCOUNTANT'S REPORT



To the Board of Directors and Shareholders of EarthCare Company:



     We have reviewed the accompanying consolidated balance sheet of EarthCare Company and Subsidiaries as of March 31, 1999 and the related consolidated statements of operations and cash flows for the three-month period ended March 31, 1999. These financial statements are the responsibility of the Company's management.



     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of the interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.



     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.



                                          PricewaterhouseCoopers LLP



Tulsa, Oklahoma


May 12, 1999

                       EARTHCARE COMPANY AND SUBSIDIARIES



                      UNAUDITED CONSOLIDATED BALANCE SHEET



                                                               MARCH 31,
                                                                 1999
                                                              -----------
ASSETS
Current Assets:
  Cash and cash equivalents.................................  $   168,368
  Accounts receivable, net of allowance for doubtful
     accounts of $472,434...................................    4,982,026
  Prepaid expenses..........................................    1,129,363
  Note receivable...........................................      292,658
  Deferred income taxes.....................................      418,000
                                                              -----------
     Total current assets...................................    6,990,415
                                                              -----------
Property and Equipment, Net.................................    9,798,390
Other Noncurrent Assets:
  Intangibles, net..........................................   28,811,650
  Deferred income taxes.....................................      206,060
  Other assets..............................................    2,030,031
                                                              -----------
                                                               31,047,741
                                                              -----------
                                                              $47,836,546
                                                              ===========

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities:
  Accounts Payable..........................................  $ 3,165,540
  Accrued Expenses..........................................    3,202,929
  Notes payable.............................................      190,506
  Current portion of long-term debt.........................      118,500
                                                              -----------
     Total current liabilities..............................    6,677,475
                                                              -----------
Long-Term Debt, Net of Current Portion......................   16,408,623
STOCKHOLDERS' EQUITY:
  Preferred stock, $.0001 par value; 30,000,000 shares
     authorized, -0- shares issued and outstanding..........           --
  Common stock, $.0001 par value; 70,000,000 shares
     authorized, 9,963,711 shares issued and outstanding....          996
  Additional paid-in capital................................   26,261,461
  Accumulated deficit.......................................   (1,512,009)
                                                              -----------
     Total stockholders' equity.............................   24,750,448
                                                              -----------
                                                              $47,836,546
                                                              ===========



See accompanying notes to the unaudited consolidated financial statements

                       EARTHCARE COMPANY AND SUBSIDIARIES



                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS



                                                               THREE MONTHS
                                                                   ENDED
                                                                 MARCH 31,
                                                          -----------------------
                                                             1998         1999
                                                          ----------   ----------
Revenues................................................  $2,634,722   $7,815,637
Expenses
  Cost of Operations....................................   1,647,530    5,093,594
  General and Administrative Expense....................   1,524,389    1,969,417
  Depreciation and Amortization.........................     177,900      354,884
                                                          ----------   ----------
Income (Loss) from Operations...........................    (715,097)     397,742
Other Expense (Income):
  Interest..............................................     106,713      222,309
                                                          ----------   ----------
Income (Loss) before Taxes..............................    (821,810)     175,433
Income Tax Provision (Benefit)..........................    (318,536)          --
                                                          ----------   ----------
Net Income (Loss).......................................  $ (503,274)  $  175,433
                                                          ==========   ==========
Net Income (Loss) Per Share, Basic and Diluted..........  $    (0.10)  $     0.02
                                                          ==========   ==========



See accompanying notes to the unaudited consolidated financial statements.

                       EARTHCARE COMPANY AND SUBSIDIARIES



                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS



                                                              THREE MONTHS
                                                                 ENDED
                                                               MARCH 31,
                                                       --------------------------
                                                           1998          1999
                                                       ------------   -----------
Cash Flows From Operating Activities:
  Net Income (Loss)..................................  $   (503,274)  $   175,433
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
  Depreciation and amortization......................       177,900       354,884
  Deferred income taxes..............................      (318,536)           --
  Bad debt expense...................................            --       (37,737)
Changes in assets and liabilities, excluding effect
  of acquired businesses:
  Account receivable.................................      (989,724)     (328,291)
  Prepaid expenses...................................       (76,405)     (454,688)
  Other current assets...............................       (85,051)           --
  Accounts payable...................................     1,084,464       241,500
  Accrued expenses...................................       798,145      (797,998)
                                                       ------------   -----------
       Total adjustments.............................       590,793    (1,022,330)
                                                       ------------   -----------
       Net cash provided by (used in) -- operating
          activities.................................        87,519      (846,897)
Cash Flows from Investing Activities:
  Capital expenditures...............................            --    (1,036,481)
  Business acquisitions..............................   (11,480,220)   (6,232,085)
  Other assets.......................................            --         8,997
                                                       ------------   -----------
       Net cash used in investing activities.........   (11,480,220)   (7,259,569)
Cash flows from Financing Activities:
  Net borrowings under lines of credit...............    12,152,948            --
  Proceeds from long-term debt.......................            --     7,199,183
  Payments of long-term debt.........................       (50,832)           --
  Sales of common stock..............................    12,600,000            --
  Exercise and issuance of stock options and
     warrants........................................            --        36,057
                                                       ------------   -----------
       Net cash provided by financing activities.....    24,702,116     7,235,240
Net increase (decrease) in cash and cash
  equivalents........................................    13,309,415      (871,226)
Cash and Cash Equivalents, Beginning of Period.......       195,552     1,039,594
                                                       ------------   -----------
Cash and Cash Equivalents, End of Period.............  $ 13,504,967   $   168,368
                                                       ============   ===========
Supplemental Noncash Investing and Financing
  Activities:
  Notes payable issued for business acquisitions.....  $  2,000,000   $   200,000
                                                       ============   ===========
  Common stock issued for business acquisitions......  $    232,000   $ 5,625,000
                                                       ============   ===========
Fair value of warrant issued for debt issuance
  costs..............................................  $         --   $    75,000
                                                       ============   ===========



See accompanying notes to the unaudited consolidated financial statements.

                       EARTHCARE COMPANY AND SUBSIDIARIES



              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS



1. BASIS OF PRESENTATION



     The accompanying financial statements of EarthCare Company ("EarthCare" or the "Company") and subsidiaries as of March 31, 1999 and for the three month periods ended March 31, 1998 and 1999 are unaudited. In the opinion of management, these financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial statements. Quarterly results of operations are not necessarily indicative of the results that may be expected for the full year. These statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission ("Form 10-K").



2. INCOME PER SHARE



     Income (loss) per common share is computed in accordance with Statement of Financial Accounting Standards No. 128 ("FAS 128"). Presented below is a reconciliation of income (loss) available to common shareholders and the differences between actual weighted average shares outstanding, which are used in computing basic income (loss) per share and diluted weighted average shares, which are used in computing diluted income (loss) per share.



                                FOR THE THREE MONTHS ENDED          FOR THE THREE MONTHS ENDED
                                      MARCH 31, 1998                      MARCH 31, 1999
                             ---------------------------------   ---------------------------------
                                                     PER SHARE                           PER SHARE
                              INCOME      SHARES      AMOUNT      INCOME      SHARES      AMOUNT
                             ---------   ---------   ---------   --------   ----------   ---------
Net Income (loss)..........  $(503,274)                          $175,433
Basic EPS:
  Income (loss) available
    to common
    shareholders...........   (503,274)  4,874,434     $(.10)     175,433    9,698,531     $.02
Effect of Dilutive
  Securities:
  Options..................                     --                             341,412
  Warrants.................                     --                             107,843
Diluted EPS:
  Income available to
    common shareholders....  $(503,274)  4,874,434     $(.10)    $175,433   10,147,786     $.02



     As of March 31, 1999, there were 869,200 options outstanding at an exercise price of $15 and 635,000 options outstanding at exercise prices ranging from $20 to $25 which were excluded from the EPS calculation due to their anti-dilutive impact.



3. ACQUISITIONS



     During the first three months of 1999, the Company acquired the following businesses:



          On March 1, 1999, the Company acquired all of the outstanding capital stock of Reifsneider Transportation, Inc. ("Reifsneider"), a Pennsylvania corporation. Reifsneider is engaged in the nonhazardous liquid waste and septic waste collection, transportation, management, and disposal business in and around Pennsylvania, New

     Jersey, New York, Maryland, and Delaware. Consideration for the acquisition consisted of $5,050,000 in cash, 350,000 shares of EarthCare common stock (the "Common Stock"), the delivery of a $200,000 note payable to the former owner of Reifsneider and a working capital adjustment of approximately $750,000, as defined in the Stock Purchase Agreement.



          On March 31, 1999, the Company acquired all of the outstanding capital stock of Brehm's Cesspool, Inc. ("Brehm's"), a Pennsylvania. corporation. Brehm's is engaged in the nonhazardous liquid waste and septic waste collection, transportation, management, and disposal business in and around eastern Pennsylvania. Consideration for the acquisition consisted of $1,000,000 in cash and 35,367 shares of Common Stock.



     Subsequent to March 31, 1999, the Company acquired the following businesses:



          Effective April 1, 1999, EarthCare acquired all of the outstanding capital stock of National Plumbing & Drain ("National"), a Georgia corporation, in exchange for $1,325,000 in cash, the issuance of 125,159 shares of Common Stock, and the assumption of up to $513,000 in liabilities. National is a residential and commercial sewer and drain services company servicing customers in Georgia.



          On May 1, 1999, EarthCare acquired the assets of Rooter Plus, a Georgia corporation, in exchange for $2,600,000 in cash and the issuance of 100,000 shares of Common Stock. Rooter Plus is a residential and commercial sewer and drain services company servicing customers in Georgia.



     The acquisitions of Reifsneider and Brehm's were accounted for using the purchase method of accounting; accordingly, the purchase prices have been allocated to the assets acquired and liabilities assumed based on their respective fair values on the dates of acquisition. The resulting excess of purchase prices over fair values of assets acquired and liabilities assumed was recorded as goodwill. Goodwill recorded in the purchases of Reifsneider and Brehm's was $6,536,455 and $1,350,000, respectively.



     The Company's unaudited pro forma consolidated results of operations for the three month periods ended March 31, 1998 and 1999, shown below are presented assuming that the Reifsneider and Brehm's acquisitions had been consummated on January 1, 1998:



                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                         ------------------------
                                                            1998          1999
                                                         -----------   ----------
Pro forma revenue......................................  $10,245,964   $9,447,378
Pro forma net income (loss)............................     (322,042)     252,033
Pro forma net income (loss) per share..................  $      (.05)  $      .02



4. SIGNIFICANT EVENTS



     In addition to the acquisitions discussed in note 3, the following significant events occurred during the three months ended March 31, 1999:



          On June 26, 1998, the Company entered into a $40 million revolving credit agreement with Bank of America, which was amended effective March 31, 1999, (the "Credit Agreement"). The Company may also obtain up to $5 million in letters of credit, subject to availability under the Credit Agreement. Interest is payable monthly at variable rates, depending on the Company's current debt to cash flow ratio, but is capped at LIBOR plus 2.25%. The Credit Agreement expires September 26, 2001, is secured by a first lien on substantially all assets of the Company and requires the Company to maintain certain financial ratio covenants beginning September 30, 1998. In connection with amending the Credit Agreement, the Company issued Bank of America warrants to purchase 35,000 shares of Common Stock at $14 per share in lieu of fees associated with the modification. These warrants have been valued at $75,000 based on the cost of the bank fee that would have been charged. Such amount has been recorded as debt issue costs in the March 31, 1999 financial statements.


          On April 26, 1999, the Company entered into a financial commitment to loan up to $3 million to Crossroads Environmental Corporation ("Crossroads"). Crossroads has permits in Texas to drill deep injection wells for the disposal of nonhazardous liquid waste. The permitted capacity of the first well that Crossroads plans to drill is 180 million gallons per year. EarthCare has an equity conversion privilege that could enable the Company to own a majority of the equity in the business.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Andrews Environmental Services, Inc.

     We have audited the accompanying balance sheet of ANDREWS ENVIRONMENTAL SERVICES, INC. (a Georgia corporation) as of December 31, 1996 and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996 and the period from January 1, 1997 to December 21, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Andrews Environmental Services, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996 and the period from January 1, 1997 to December 21, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 18, 1998

                      ANDREWS ENVIRONMENTAL SERVICES, INC.

                                 BALANCE SHEET

                                                               DECEMBER 31,
                                                                   1996
                                                               ------------
                                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................    $   14,414
  Accounts receivable, net of allowance for doubtful
     accounts of $9,300.....................................       177,166
  Due from related party....................................        51,202
  Prepaid expenses and other................................        25,588
  Deferred income taxes.....................................         3,575
                                                                ----------
     Total current assets...................................       271,945
PROPERTY AND EQUIPMENT, NET.................................       830,102
                                                                ----------
                                                                $1,102,047
                                                                ==========
                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................    $  142,364
  Accrued expenses..........................................        19,983
  Income taxes payable......................................        10,148
  Current portion of long-term debt.........................       229,638
                                                                ----------
     Total current liabilities..............................       402,133
                                                                ----------
LONG-TERM DEBT, NET OF CURRENT PORTION......................       310,221
                                                                ----------
DEFERRED INCOME TAXES.......................................       118,752
                                                                ----------
COMMITMENTS (NOTE 6)
STOCKHOLDERS' EQUITY:
  Common stock, no par value, $.50 stated Value; 1,000,000
     shares authorized, 1,000 Shares issued and
     outstanding............................................           500
  Retained earnings.........................................       270,441
                                                                ----------
     Total stockholders' equity.............................       270,941
                                                                ----------
                                                                $1,102,047
                                                                ==========

The accompanying notes are an integral part of these financial statements.

                      ANDREWS ENVIRONMENTAL SERVICES, INC.

                            STATEMENT OF OPERATIONS

                                                                      PERIOD FROM
                                                      YEAR ENDED    JANUARY 1, 1997
                                                     DECEMBER 31,   TO DECEMBER 21,
                                                         1996            1997
                                                     ------------   ---------------
REVENUES...........................................   $1,832,043      $1,218,268
                                                      ----------      ----------
EXPENSES:
  Cost of operations...............................      785,996         625,892
  General and administrative.......................      757,655         646,273
  Depreciation and amortization....................      122,296         121,496
                                                      ----------      ----------
     Total expenses................................    1,665,947       1,393,661
                                                      ----------      ----------
INCOME FROM OPERATIONS.............................      166,096        (175,393)
                                                      ----------      ----------
OTHER EXPENSE (INCOME):
  Interest expense.................................       70,868          22,077
  Other, net.......................................       (2,500)       (204,124)
                                                      ----------      ----------
                                                          68,368        (182,047)
                                                      ----------      ----------
INCOME BEFORE INCOME TAXES.........................       97,728           6,654
PROVISION FOR INCOME TAXES.........................       39,094           4,334
                                                      ----------      ----------
     NET INCOME....................................   $   58,634      $    2,320
                                                      ==========      ==========

The accompanying notes are an integral part of these financial statements.

                      ANDREWS ENVIRONMENTAL SERVICES, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                           COMMON STOCK
                                          ---------------   RETAINED
                                          SHARES   AMOUNT   EARNINGS      TOTAL
                                          ------   ------   ---------   ---------
BALANCE, DECEMBER 31, 1995..............  1,000    $ 500    $ 211,807   $ 212,307
  Net income............................     --       --       58,634      58,634
                                          -----    -----    ---------   ---------
BALANCE, DECEMBER 31, 1996..............  1,000      500      270,441     270,941
  Purchase of treasury stock............   (585)    (292)    (136,108)   (136,400)
  Net income............................     --       --        2,320       2,320
                                          -----    -----    ---------   ---------
BALANCE, DECEMBER 21, 1997..............    415    $ 208    $ 136,653   $ 136,861
                                          =====    =====    =========   =========

The accompanying notes are an integral part of these financial statements.

                      ANDREWS ENVIRONMENTAL SERVICES, INC.

                            STATEMENT OF CASH FLOWS

                                                                      PERIOD FROM
                                                     YEAR ENDED    JANUARY 1, 1997 TO
                                                    DECEMBER 31,      DECEMBER 21,
                                                        1996              1997
                                                    ------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................   $  58,634         $   2,320
                                                     ---------         ---------
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation and amortization................     122,296           121,496
     Gain on sale of fixed assets.................          --          (204,124)
     Changes in assets and liabilities:
       Accounts receivable........................     (72,882)           68,676
       Prepaid expenses and other.................      13,694           (24,555)
       Due from related party.....................     (51,202)          (60,152)
       Deferred taxes.............................      28,946           (29,905)
       Accounts payable...........................      51,664           (11,633)
       Accrued expenses...........................        (579)              238
       Income taxes payable.......................      10,148            34,239
                                                     ---------         ---------
          Total adjustments.......................     102,085          (105,720)
                                                     ---------         ---------
          Net cash provided by (used in) operating
             activities...........................     160,719          (103,400)
                                                     ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures............................    (249,024)         (144,745)
  Proceeds from sales of fixed assets.............          --           425,000
                                                     ---------         ---------
          Net cash (used in) provided by investing
             activities...........................    (249,024)          280,255
                                                     ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt....................     321,504           194,679
  Repayments of long-term debt....................    (219,380)         (247,677)
  Purchase of treasury stock......................          --          (136,400)
                                                     ---------         ---------
          Net cash provided by (used in) financing
             activities...........................     102,124          (189,398)
                                                     ---------         ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................      13,819           (12,543)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD....         595            14,414
                                                     ---------         ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD..........   $  14,414         $   1,871
                                                     =========         =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest..........................   $  43,275         $  38,352
                                                     =========         =========
  Cash paid for income taxes......................   $   1,644         $      10
                                                     =========         =========

The accompanying notes are an integral part of these financial statements.

                      ANDREWS ENVIRONMENTAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

     Andrews Environmental Services, Inc. ("Andrews" or the "Company"), a Georgia corporation, operates a service center that treats, processes, and recovers nonhazardous liquid waste to serve a variety of customers from private residences and municipalities to large industrial companies.

     On March 20, 1997, certain assets of the Company associated with its grease disposal business were sold to EarthCare Company ("EarthCare"). The grease disposal business was primarily involved with commercial and governmental grease extraction, collection, and transportation services. Consideration associated with the sale was $475,000 in cash and $257,350 in notes receivable. In conjunction with the sale, the Company recorded a gain on the sale of fixed assets of $204,124 which is included in other income in the accompanying statement of operations for the period from January 1, 1997 to December 21, 1997.

     On December 22, 1997, substantially all of the remaining property and equipment and the ongoing business of the Company were sold to EarthCare. Consideration was $660,000 in cash and 21,400 shares of EarthCare common stock. Contingent consideration of 13,600 shares of EarthCare common stock is receivable within 90 days of the first anniversary of the date of purchase, net of offsets for losses, as defined in the sale agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

CONCENTRATION OF CREDIT RISK

     Financial instruments which subject the Company to concentrations of credit risk consist principally of trade receivables. The Company's customers are concentrated in one geographic region. No single customer accounted for a significant amount of the Company's sales, and there are no significant accounts receivable from a single customer. The Company reviews a customer's credit history before extending credit. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

REVENUE RECOGNITION

     The Company recognizes revenues as services are provided.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. The estimated useful

                      ANDREWS ENVIRONMENTAL SERVICES, INC.

lives for machinery and equipment and office equipment range from 5 to 7 years. The building is depreciated over an estimated useful life of 40 years.

     At December 31, 1996, property and equipment consisted of the following:

Machinery and equipment....................................  $1,040,874
Office equipment...........................................      29,385
Building...................................................     162,686
Land.......................................................       2,000
                                                             ----------
                                                              1,234,945
Less accumulated depreciation..............................    (404,843)
                                                             ----------
                                                             $  830,102
                                                             ==========

     The Company periodically reviews the values assigned to property and equipment to determine whether any impairments are other than temporary. The Company assesses impairment by determining whether the carrying value of such long-lived assets will be recovered through undiscounted expected future cash flows. No impairment losses have been recorded in the accompanying results of operations.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 is designed to improve the reporting of changes in equity from period to period. The Company currently has no other comprehensive income items as defined by SFAS No. 130.

                      ANDREWS ENVIRONMENTAL SERVICES, INC.

3. LONG-TERM DEBT

     At December 31, 1996, long-term debt consisted of the following:

Equipment loans, interest at varying rates between 8.5% and
  16.3%, interest and principal due in monthly installments
  through 2002, secured by related equipment................  $ 453,094
Line of credit..............................................     83,789
Loan from stockholder (Note 4)..............................      2,976
                                                              ---------
                                                                539,859
Less current portion........................................   (229,638)
                                                              ---------
                                                              $ 310,221
                                                              =========

     At December 31, 1996, the Company had a $100,000 revolving line of credit (the "Revolver"). The Revolver has an interest rate of prime plus 2% (10.25% at December 31, 1996). At December 31, 1996, $83,789 was outstanding and $16,211 was available for future borrowings. The Revolver matures July 15, 1998, is renewable for successive one-year periods, is personally guaranteed by the Company's majority stockholder, and is secured by substantially all assets of the Company.

     On December 21, 1997, in conjunction with the sale of the Company's remaining assets (Note 1), the Revolver and all equipment loans were paid in full.

4. RELATED-PARTY TRANSACTIONS

     The Company's majority stockholder advances monies to the Company from time to time to maintain certain working capital levels, as needed. At December 31, 1996, the Company was indebted to the majority stockholder for $2,976, which is included in current portion of long-term debt in the accompanying balance sheet.

     During 1997, the Company had repairs and maintenance performed on its trucks by an entity owned by the Company's majority stockholder. For the period from January 1, 1997 to December 21, 1997, the Company incurred $32,371 of expense for these services, which is included in cost of operations in the accompanying statement of operations.

     The Company advances monies from time to time to an entity owned by the Company's majority stockholder to enable that entity to maintain certain levels of working capital. At December 31, 1996, the related entity owed the Company $51,202, which is included in the accompanying balance sheet as due from related party.

     The Company performs services from time to time for an entity owned by a stockholder of the Company. Revenues from this entity totaled $7,683 and $0 for the year ended December 31, 1996 and for the period from January 1, 1997 to December 21, 1997, respectively.

                      ANDREWS ENVIRONMENTAL SERVICES, INC.

5. INCOME TAXES

     The accompanying financial statements reflect the provision (benefit) for income taxes computed in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The following summarizes the components of the income tax provision (benefit) for the years ended December 31, 1995 and 1996 and for the period from January 1, 1997 to December 21, 1997:

                                                      1996       1997
                                                     -------   --------
Current taxes......................................  $10,148   $ 28,165
Deferred taxes.....................................   28,946    (29,905)
                                                     -------   --------
Provision (benefit) for income taxes...............  $39,094   $ (1,740)
                                                     =======   ========

     Reconciliation from the federal statutory rate to the actual provision (benefit) for the year ended December 31, 1996 and for the period from January 1, 1997 to December 21, 1997 is as follows:

                                                            1996   1997
                                                            ----   ----
Statutory federal tax rate................................  34.0%  34.0%
State income taxes, net of federal tax benefit............   4      4.0
Other.....................................................   2     27.1
                                                            ----   ----
                                                            40%    65.1%
                                                            ====   ====

     The components of the net deferred tax liability as of December 31, 1996 are as follows:

Deferred tax assets:
  Allowance for doubtful accounts..........................   $   3,530
  Other....................................................          45
                                                              ---------
     Total deferred tax asset..............................       3,575
Deferred tax liability:
  Depreciation.............................................    (118,752)
                                                              ---------
     Net deferred tax liability............................   $(115,177)
                                                              =========

6. ENVIRONMENTAL REGULATIONS

     The Company is subject to extensive and evolving federal, state, and local environmental laws and regulations that have been enacted in response to technological advances and the public's increased concern over environmental issues. The majority of the expenditures necessary to comply with the environmental laws and regulations are made in the normal course of business. The Company, to the best of its knowledge, is in compliance, in all material respects, with the laws and regulations affecting its operations.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Ferrero Wastewater Management, Inc.:

     In our opinion, the accompanying statements of operations and stockholders' equity and cash flows present fairly, in all material respects, the results of operations and cash flows of Ferrero Wastewater Management, Inc. for the period from January 1, 1998 to January 21, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

Tulsa, Oklahoma
January 15, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Ferrero Wastewater Management, Inc.:

     We have audited the accompanying balance sheets of FERRERO WASTEWATER MANAGEMENT, INC. (a Pennsylvania corporation) as of December 31, 1996 and 1997 and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ferrero Wastewater Management, Inc. as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 20, 1998

                      FERRERO WASTEWATER MANAGEMENT, INC.

                                 BALANCE SHEET

                                                              DECEMBER 31,
                                                         -----------------------
                                                            1996         1997
                                                         ----------   ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................  $    7,383   $   40,201
  Accounts receivable, net of allowance for doubtful
     accounts of $50,000 in 1996 and 1997..............     308,187      379,852
  Prepaid expenses and other...........................      68,280       22,034
                                                         ----------   ----------
     Total current assets..............................     383,850      442,087
PROPERTY AND EQUIPMENT, NET............................     698,934      903,774
OTHER ASSETS...........................................      11,740       26,477
                                                         ----------   ----------
                                                         $1,094,524   $1,372,338
                                                         ==========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.....................................  $  350,879   $  185,551
  Accrued expenses.....................................      35,288       48,304
  Due to stockholder...................................      43,716       81,580
  Current portion of long-term debt....................     109,802      128,454
                                                         ----------   ----------
     Total current liabilities.........................     539,685      443,889
                                                         ----------   ----------
LONG-TERM DEBT, NET OF CURRENT PORTION.................     244,566      607,743
                                                         ----------   ----------
COMMITMENTS (NOTE 6)
STOCKHOLDERS' EQUITY:
  Common stock, $100 par value; 250 shares authorized,
     50 shares issued and outstanding..................       5,000        5,000
  Retained earnings....................................     305,273      315,706
                                                         ----------   ----------
     Total stockholders' equity........................     310,273      320,706
                                                         ----------   ----------
                                                         $1,094,524   $1,372,338
                                                         ==========   ==========

The accompanying notes are an integral part of these financial statements.

                      FERRERO WASTEWATER MANAGEMENT, INC.

                            STATEMENT OF OPERATIONS

                                                                          PERIOD FROM
                                           YEARS ENDED DECEMBER 31,    JANUARY 1, 1998 TO
                                           -------------------------      JANUARY 21,
                                              1996          1997              1998
                                           -----------   -----------   ------------------
REVENUES.................................  $2,866,758    $4,122,100         $257,982
                                           ----------    ----------         --------
EXPENSES:
  Cost of operations.....................   1,913,700     2,797,821          175,443
  General and administrative.............     773,286     1,045,315           73,399
  Depreciation and amortization..........     287,742       220,432           23,334
                                           ----------    ----------         --------
     Total expenses......................   2,974,728     4,063,568          272,176
                                           ----------    ----------         --------
INCOME (LOSS) FROM OPERATIONS............    (107,970)       58,532          (14,194)
                                           ----------    ----------         --------
OTHER EXPENSE (INCOME):
  Interest expense.......................      48,024        50,920            5,913
  Other, net.............................     (22,404)       (2,821)             (33)
                                           ----------    ----------         --------
                                               25,620        48,099            5,880
                                           ----------    ----------         --------
     NET INCOME (LOSS)...................  $ (133,590)   $   10,433         $(20,074)
                                           ==========    ==========         ========

The accompanying notes are an integral part of these financial statements.

                      FERRERO WASTEWATER MANAGEMENT, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                 COMMON   RETAINED
                                                 STOCK    EARNINGS      TOTAL
                                                 ------   ---------   ---------
BALANCE, DECEMBER 31, 1995.....................  $5,000   $ 438,863   $ 443,863
  Net loss.....................................     --     (133,590)   (133,590)
                                                 ------   ---------   ---------
BALANCE, DECEMBER 31, 1996.....................  5,000      305,273     310,273
  Net income...................................     --       10,433      10,433
                                                 ------   ---------   ---------
BALANCE, DECEMBER 31, 1997.....................  5,000      315,706     320,706
  Net loss.....................................     --      (20,074)    (20,074)
                                                 ------   ---------   ---------
BALANCE, JANUARY 21, 1998......................  $5,000   $ 295,632   $ 300,632
                                                 ======   =========   =========

The accompanying notes are an integral part of these financial statements.

                      FERRERO WASTEWATER MANAGEMENT, INC.

                            STATEMENT OF CASH FLOWS

                                                                          PERIOD FROM
                                            YEARS ENDED DECEMBER 31,    JANUARY 1, 1998
                                            -------------------------   TO JANUARY 21,
                                               1996          1997            1998
                                            -----------   -----------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).......................   $(133,590)    $  10,433       $(20,074)
                                             ---------     ---------       --------
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities:
     Depreciation and amortization........     287,742       220,432         23,334
     Loss (gain) on sale of fixed
       assets.............................     (17,019)           --             --
     Changes in assets and liabilities:
       Accounts receivable................       5,928       (71,665)       (10,844)
       Prepaid expenses and other.........     (56,030)       46,246             --
       Other assets.......................      10,553       (14,737)        12,977
       Accounts payable...................      93,525      (165,328)        33,571
       Accrued expenses...................     (21,295)       13,016          2,670
                                             ---------     ---------       --------
          Total adjustments...............     303,404        27,964         61,708
                                             ---------     ---------       --------
          Net cash provided by operating
             activities...................     169,814        38,397         41,634
                                             ---------     ---------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets......      20,949            --             --
  Capital expenditures....................    (158,843)     (425,272)            --
                                             ---------     ---------       --------
          Net cash used in investing
             activities...................    (137,894)     (425,272)            --
                                             ---------     ---------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt............      74,830       728,568             --
  Payments of long-term debt..............    (157,972)     (346,739)        (3,635)
  Net borrowings from stockholder.........      28,216        37,864        (67,603)
  Distribution to stockholder.............          --            --             --
                                             ---------     ---------       --------
          Net cash (used in) provided by
             financing activities.........     (54,926)      419,693        (71,238)
                                             ---------     ---------       --------
NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS.............................     (23,006)       32,818        (29,604)
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD..................................      30,389         7,383         40,201
                                             ---------     ---------       --------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD..................................   $   7,383     $  40,201       $ 10,597
                                             =========     =========       ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest..................   $  43,389     $  50,920       $  3,530
                                             =========     =========       ========
NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Equipment traded in for capital
     expenditures.........................   $      --     $  41,464       $     --
                                             =========     =========       ========

The accompanying notes are an integral part of these financial statements.

                      FERRERO WASTEWATER MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

     Ferrero Wastewater Management, Inc. (the "Company") designs, constructs, repairs, maintains, and operates on-site sewage disposal systems, primarily in metropolitan Philadelphia, Pennsylvania.

     Nutrecon, Inc. disposed of the waste collected by the Company. On January 1, 1997, the net assets of Nutrecon, Inc. were transferred to the Company. Since the companies were under common ownership from their respective dates of inception, the accompanying financial statements of the Company include the accounts of Nutrecon, Inc. for all periods presented. All material intercompany balances and transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with maturities of three months or less at the date of purchase as cash equivalents.

CONCENTRATION OF CREDIT RISK

     Financial instruments which subject the Company to concentrations of credit risk consist principally of trade receivables. The Company's customers are concentrated in one geographic region and in one line of business. No single customer accounted for a significant amount of the Company's sales, and there are no significant accounts receivable from a single customer. The Company reviews a customer's credit history before extending credit. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

REVENUE RECOGNITION

     The Company recognizes revenues as services are provided.

                      FERRERO WASTEWATER MANAGEMENT, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. The estimated useful lives for machinery and equipment and office equipment range from five to seven years. Buildings are depreciated over 20 years.

     At December 31, 1996 and 1997, property and equipment consisted of the following:

                                                           1996          1997
                                                        -----------   -----------
Machinery and equipment...............................  $ 1,803,675   $ 2,175,946
Buildings and improvements............................      308,071       349,941
Office equipment......................................       78,236        82,445
                                                        -----------   -----------
                                                          2,189,982     2,608,332
Less accumulated depreciation.........................   (1,491,048)   (1,704,558)
                                                        -----------   -----------
                                                        $   698,934   $   903,774
                                                        ===========   ===========

     The Company periodically reviews the values assigned to property and equipment to determine whether any impairments are other than temporary. The Company assesses impairment by determining whether the carrying value of such long-lived assets will be recovered through undiscounted expected future cash flows. No impairment losses have been recorded in the accompanying results of operations.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

     The Company has elected, for federal and state income tax purposes, S corporation tax status whereby income is taxed at the stockholder level. Therefore, no deferred tax assets, liabilities, or provision for income taxes is recorded.

                      FERRERO WASTEWATER MANAGEMENT, INC.

3. LONG-TERM DEBT

     At December 31, 1996 and 1997, long-term debt consisted of the following:

                                                      1996       1997
                                                    --------   --------
Loans from banks, interest at 9.25%, interest and
  principal due in monthly payments through 2003;
  secured by substantially all assets of the
  Company.........................................  $184,251   $348,035
Equipment loans, interest at varying rates between
  7.25% and 12.5%, interest and principal due in
  monthly installments through 2003, secured by
  related equipment...............................   170,117    388,162
                                                    --------   --------
                                                     354,368    736,197
Less current portion..............................   109,802    128,454
                                                    --------   --------
                                                    $244,566   $607,743
                                                    ========   ========

     Future aggregate annual maturities of long-term debt are as follows as of December 31, 1997:

1998........................................................   $128,454
1999........................................................    122,456
2000........................................................    115,386
2001........................................................    103,520
2002 and thereafter.........................................    266,381
                                                               --------
                                                               $736,197
                                                               ========

     In February 1998, in conjunction with the sale of the business (Note 7), all related long-term debt was paid in full.

4. RELATED-PARTY TRANSACTION

     The Company's majority stockholder makes advances to the Company from time to time to better manage cash flows and maintain adequate working capital. At December 31, 1996 and 1997, the amounts owed to the majority stockholder were $43,716 and $81,580, respectively. In February 1998, the amount owed to the majority stockholder was paid in full (Note 7).

5. BENEFIT PLAN

     Employees of the Company are eligible to participate in a company-maintained salary reduction simplified employee pension plan (the "Plan"). The Company has the option to contribute a profit-sharing portion to the Plan each year. During the years ended December 31, 1996 and 1997, and the period from January 1, 1998 to January 21, 1998, no such contributions were made.

                      FERRERO WASTEWATER MANAGEMENT, INC.

6. LEASES

     The Company leases its facility under a noncancelable operating lease. Rental expense during 1996 and 1997, and for the period from January 1, 1998 to January 21, 1998, was $67,734, $72,000 and $7,738, respectively. Future minimum lease payments under the current lease agreement are $72,000 per year through December 31, 1999.

7. SUBSEQUENT EVENT

     On January 22, 1998, substantially all property and equipment and the ongoing business of the Company were sold to EarthCare Company ("EarthCare") for $2,240,100 in cash and 90,000 shares of EarthCare common stock. Contingent consideration of $248,900 in cash and 10,000 shares of EarthCare common stock are receivable 270 days after the date of purchase, net of offset for losses, as defined in the purchase agreement. Prior to the closing, all related long-term debt was paid in full to convey the assets to EarthCare free and clear of all encumbrances and liens.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of A Rapid Rooter Sewer & Drain Service, Inc.:

     In our opinion, the accompanying statements of operations and stockholders' equity and cash flows present fairly, in all material respects, the results of operations and cash flows of A Rooter Rapid Sewer & Drain Service, Inc. for the period from January 1, 1998 to February 12, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

Tulsa, Oklahoma
January 22, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To A Rapid Rooter Sewer & Drain Service, Inc.:

     We have audited the accompanying balance sheets of A RAPID ROOTER SEWER & DRAIN SERVICE, INC. (a Florida corporation) as of December 31, 1996 and 1997 and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A Rapid Rooter Sewer & Drain Service, Inc. as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
May 8, 1998

                   A RAPID ROOTER SEWER & DRAIN SERVICE, INC.

                                 BALANCE SHEET

                                                              DECEMBER 31,
                                                         -----------------------
                                                            1996         1997
                                                         ----------   ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................  $  134,110   $  303,291
  Accounts receivable, net of allowance for doubtful
     accounts of $10,000 in 1996 and 1997..............     313,426      259,860
  Loans to stockholders................................      76,787      134,257
  Notes receivable.....................................      58,503           --
  Prepaid expenses.....................................      16,090       16,090
                                                         ----------   ----------
     Total current assets..............................     598,916      713,498
PROPERTY AND EQUIPMENT, NET............................     903,299      922,582
                                                         ----------   ----------
                                                         $1,502,215   $1,636,080
                                                         ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.....................................  $   99,935   $  161,337
  Accrued expenses.....................................      56,783       59,759
  Current portion of long-term debt....................     251,695      269,278
                                                         ----------   ----------
     Total current liabilities.........................     408,413      490,374
                                                         ----------   ----------
LONG-TERM DEBT, NET OF CURRENT PORTION.................     551,542      590,380
                                                         ----------   ----------
COMMITMENTS (NOTES 4 AND 5) STOCKHOLDERS' EQUITY:
  Common stock, $1 par value; 7,500 shares authorized,
     100 shares issued and outstanding.................         100          100
  Additional paid-in capital...........................       3,249        3,249
  Retained earnings....................................     538,911      551,977
                                                         ----------   ----------
     Total stockholders' equity........................     542,260      555,326
                                                         ----------   ----------
                                                         $1,502,215   $1,636,080
                                                         ==========   ==========

The accompanying notes are an integral part of these financial statements.

                   A RAPID ROOTER SEWER & DRAIN SERVICE, INC.

                            STATEMENT OF OPERATIONS

                                                                          PERIOD
                                                                           FROM
                                                                        JANUARY 1,
                                                                         1998 TO
                                                                       FEBRUARY 12,
                                                1996         1997          1998
                                             ----------   ----------   ------------
REVENUES...................................  $4,820,398   $4,629,655     $680,870
                                             ----------   ----------     --------
EXPENSES:
  Cost of operations.......................   2,270,988    2,364,794      338,971
  General and administrative...............   1,702,588    1,730,394      255,847
  Depreciation and amortization............     291,293      319,001       41,476
                                             ----------   ----------     --------
     Total expenses........................   4,264,869    4,414,189      636,294
                                             ----------   ----------     --------
INCOME FROM OPERATIONS.....................     555,529      215,466       44,576
                                             ----------   ----------     --------
OTHER EXPENSE (INCOME):
  Interest expense.........................      85,789       86,367       11,148
  Other, net...............................     (97,058)      27,413         (476)
                                             ----------   ----------     --------
                                                (11,269)     113,780       10,672
                                             ----------   ----------     --------
NET INCOME.................................  $  566,798   $  101,686     $ 33,904
                                             ==========   ==========     ========

The accompanying notes are an integral part of these financial statements.

                   A RAPID ROOTER SEWER & DRAIN SERVICE, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                      COMMON   ADDITIONAL   RETAINED
                                      STOCK     CAPITAL     EARNINGS      TOTAL
                                      ------   ----------   ---------   ---------
BALANCE, DECEMBER 31, 1995..........   $100      $3,249     $ 278,717   $ 282,066
  Distributions to stockholders.....     --          --      (306,604)   (306,604)
  Net income........................     --          --       566,798     566,798
                                       ----      ------     ---------   ---------
BALANCE, DECEMBER 31, 1996..........    100       3,249       538,911     542,260
  Distributions to stockholders.....     --          --       (88,620)    (88,620)
  Net income........................     --          --       101,686     101,686
                                       ----      ------     ---------   ---------
BALANCE, DECEMBER 31, 1997..........    100       3,249       551,977     555,326
  Distributions to stockholders.....     --          --            --          --
  Net income........................     --          --        33,904      33,904
                                       ----      ------     ---------   ---------
BALANCE, FEBRUARY 12, 1998..........   $100      $3,249     $ 585,881   $ 589,230
                                       ====      ======     =========   =========

The accompanying notes are an integral part of these financial statements.

                   A RAPID ROOTER SEWER & DRAIN SERVICE, INC.

                            STATEMENT OF CASH FLOWS

                                                                         PERIOD FROM
                                          YEARS ENDED DECEMBER 31,    JANUARY 1, 1998 TO
                                          ------------------------       FEBRUARY 12,
                                             1996          1997              1998
                                          ----------    ----------    ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $ 566,798     $ 101,686          $ 33,904
                                          ---------     ---------          --------
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization......    291,293       319,001            41,476
     (Gain) loss on disposal of fixed
       assets...........................    (74,606)      (15,665)               --
     Changes in assets and liabilities:
       Accounts receivable..............    (89,315)       53,566             8,968
       Notes receivable.................    (58,503)       58,503                --
       Prepaid expenses and other.......        300            --            (1,573)
       Accounts payable.................     (7,380)       61,402           (26,693)
       Accrued expenses.................      6,914         2,976             2,965
                                          ---------     ---------          --------
          Total adjustments.............     68,703       479,783            25,143
                                          ---------     ---------          --------
          Net cash provided by operating
            activities..................    635,501       581,469            59,047
                                          ---------     ---------          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of fixed assets...     83,658        54,766                --
  Capital expenditures..................   (184,510)     (341,859)             (291)
                                          ---------     ---------          --------
          Net cash used in investing
            activities..................   (100,852)     (287,093)             (291)
                                          ---------     ---------          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt..........    169,407       306,333                --
  Payments of long-term debt............   (288,568)     (285,438)          (30,160)
  Net borrowings of stockholders........    (66,061)      (57,470)          (56,366)
  Distributions to stockholders.........   (306,604)      (88,620)               --
                                          ---------     ---------          --------
          Net cash provided by (used in)
            financing activities........   (491,826)     (125,195)          (86,526)
                                          ---------     ---------          --------
NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS...........................     42,823       169,181           (27,770)
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD................................     91,287       134,110           303,291
                                          ---------     ---------          --------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD................................  $ 134,110     $ 303,291          $275,521
                                          =========     =========          ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest................  $  85,789     $  86,367          $ 11,148
                                          =========     =========          ========

The accompanying notes are an integral part of these financial statements.

                   A RAPID ROOTER SEWER & DRAIN SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

     A Rapid Rooter Sewer & Drain Service, Inc. (the "Company") designs, constructs, repairs, maintains, and operates on-site sewage disposal systems, primarily in and around Pompano Beach, Florida.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with maturities of three months or less at the date of purchase as cash equivalents.

CONCENTRATION OF CREDIT RISK

     Financial instruments which subject the Company to concentrations of credit risk consist principally of trade receivables. The Company's customers are concentrated in one geographic region and in one line of business. No single customer accounted for a significant amount of the Company's sales, and there are no significant accounts receivable from a single customer. The Company reviews a customer's credit history before extending credit. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

REVENUE RECOGNITION

     The Company recognizes revenues as services are provided.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. The estimated useful lives for machinery and equipment and office equipment range from five to seven years. Leasehold improvements are depreciated over the shorter of the term of the lease or the useful life of the improvements.

     At December 31, 1996 and 1997, property and equipment consisted of the following:

                                                  1996          1997
                                               -----------   -----------
Machinery and equipment......................  $ 1,840,443   $ 1,984,504
Office equipment.............................       65,406        67,782
Leasehold improvements.......................       19,473        19,473
                                               -----------   -----------
                                                 1,925,322     2,071,759
Less accumulated depreciation................   (1,022,023)   (1,149,177)
                                               -----------   -----------
                                               $   903,299   $   922,582
                                               ===========   ===========

                   A RAPID ROOTER SEWER & DRAIN SERVICE, INC.

     The Company periodically reviews the values assigned to property and equipment to determine whether any impairments are other than temporary. The Company assesses impairment by determining whether the carrying value of such long-lived assets will be recovered through undiscounted expected future cash flows. No impairment losses have been recorded in the accompanying results of operations.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

     For federal and state income tax purposes, the Company has elected S corporation tax status whereby income is taxed at the stockholder level. Therefore, no deferred tax assets, liabilities, or provision for income taxes is recorded. Amounts are distributed to stockholders for making applicable tax payments, and are included in distributions to stockholders in the accompanying statements of stockholders' equity.

3. LONG-TERM DEBT

     At December 31, 1996 and 1997, long-term debt consisted of the following:

                                                      1996       1997
                                                    --------   --------
Equipment loans, interest at varying rates between
  7.25% and 12.5%, interest and principal due in
  monthly installments through 2003, secured by
  related equipment...............................  $803,237   $859,658
Less current portion..............................   251,695    269,278
                                                    --------   --------
                                                    $551,542   $590,380
                                                    ========   ========

     Future aggregate annual maturities of long-term debt are as follows as of December 31, 1997:

1998................................................   $269,278
1999................................................    240,547
2000................................................    181,433
2001................................................     89,506
2002 and thereafter.................................     78,894
                                                       --------
                                                       $859,658
                                                       ========

     In February 1998, in conjunction with the sale of the business (Note 6), all long-term debt was paid in full.

                   A RAPID ROOTER SEWER & DRAIN SERVICE, INC.

4. BENEFIT PLAN

     The Company maintains a 401(k) plan for employees. The Company matches 25% of employee contributions to the plan up to 5% of employee compensation. Company contributions for the years ended December 31, 1996 and 1997 were $7,720 and $9,792, respectively. Company contributions for the period January 1, 1998 to February 12, 1998 were $939.

5. RELATED-PARTY TRANSACTIONS

     The Company's stockholders borrow from the Company from time to time to make estimated tax payments on income taxed at the stockholder level. In addition, the Company makes advances to stockholders from time to time to cover certain expenses. At December 31, 1996 and 1997, the amounts owed to the Company from stockholders were $76,767 and $134,257, respectively. During the period from January 1, 1998 to In February 12, 1998, $56,366 of the outstanding balance was paid by the stockholders. Subsequent to February 12, 1998, the remaining balance was paid in full by the stockholders.

     The Company leases its Pompano Beach facility from a related party. Rental expense during 1996 and 1997 was $36,000 and $39,614, respectively. Rental expense from January 1, 1998 to February 12, 1998 was $6,000. Future minimum lease payments under the current lease agreement are $48,000 per year through August 31, 2000.

6. SUBSEQUENT EVENT

     On February 13, 1998, substantially all property and equipment and the ongoing business of the Company were sold to EarthCare Company ("EarthCare") for $3,990,120 in cash and 100,000 shares of EarthCare common stock. Prior to the closing, all related long-term debt was paid in full to convey the assets to EarthCare free and clear of all encumbrances and liens.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Seagraves, Inc. and Grease-Tec, Inc.:

     In our opinion, the accompanying combined statements of operations and stockholders' equity and cash flows present fairly, in all material respects, the results of operations and cash flows of Seagraves, Inc. and Grease-Tec, Inc. for the period from January 1, 1998 to March 5, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

Tulsa, Oklahoma
January 27, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Seagraves, Inc. and Grease-Tec, Inc.:

     We have audited the accompanying combined balance sheets of SEAGRAVES, INC. (a Florida corporation d.b.a. Brownie Environmental Services) AND GREASE-TEC, INC. (a Florida corporation) as of December 31, 1997 and 1996 and the related combined statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seagraves, Inc. (d.b.a. Brownie Environmental Services) and Grease-Tec, Inc. as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
May 14, 1998

                                SEAGRAVES, INC.
                    (D.B.A. BROWNIE ENVIRONMENTAL SERVICES)
                              AND GREASE-TEC, INC.

                             COMBINED BALANCE SHEET

                                                              DECEMBER 31,
                                                         -----------------------
                                                            1996         1997
                                                         ----------   ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................  $  145,724   $  111,799
  Accounts receivable, net of allowance for doubtful
     accounts of $10,000 in 1996 and 1997..............     388,056      395,977
  Prepaid expenses and other...........................      53,899       77,028
                                                         ----------   ----------
     Total current assets..............................     587,679      584,804
PROPERTY AND EQUIPMENT, NET............................     917,596      928,251
OTHER ASSETS...........................................       3,487        4,598
                                                         ----------   ----------
                                                         $1,508,762   $1,517,653
                                                         ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.....................................  $  370,683   $  360,289
  Accrued expenses.....................................     228,449      206,191
  Current portion of long-term debt....................     278,794      293,132
                                                         ----------   ----------
     Total current liabilities.........................     877,926      859,612
                                                         ----------   ----------
LONG-TERM DEBT:
     Long-term debt, net of current portion............     219,854      183,214
     Related-party notes payable, net of current
       portion.........................................      15,902       94,658
                                                         ----------   ----------
                                                            235,756      277,872
                                                         ----------   ----------
COMMITMENTS AND CONTINGENCIES (NOTE 4)
STOCKHOLDERS' EQUITY:
  Common stock of Seagraves, Inc., $1 par value; 500
     shares authorized, 100 shares issued and
     outstanding.......................................         100          100
  Common stock of Grease-Tec, Inc., no par value;
     10,000 shares authorized, 10,000 shares issued and
     outstanding.......................................          --           --
  Retained earnings....................................     394,980      380,069
                                                         ----------   ----------
     Total stockholders' equity........................     395,080      380,169
                                                         ----------   ----------
                                                         $1,508,762   $1,517,653
                                                         ==========   ==========

The accompanying notes are an integral part of these combined financial statements.

                                SEAGRAVES, INC.
                    (D.B.A. BROWNIE ENVIRONMENTAL SERVICES)
                              AND GREASE-TEC, INC.

                        COMBINED STATEMENT OF OPERATIONS

                                                                        PERIOD FROM
                                          YEARS ENDED DECEMBER 31,    JANUARY 1, 1998
                                          -------------------------     TO MARCH 5,
                                             1996          1997             1998
                                          -----------   -----------   ----------------
REVENUES................................  $6,491,346    $6,924,493       $1,342,431
                                          ----------    ----------       ----------
EXPENSES:
  Cost of operations....................   4,626,757     4,868,591          942,158
  Sales, general, and administrative....   1,360,725     1,636,989          355,407
  Depreciation and amortization.........     236,777       248,938           38,403
                                          ----------    ----------       ----------
     Total expenses.....................   6,224,259     6,754,518        1,335,968
                                          ----------    ----------       ----------
INCOME FROM OPERATIONS..................     267,087       169,975            6,463
                                          ----------    ----------       ----------
OTHER EXPENSE (INCOME):
  Interest expense......................      61,242        36,425            8,659
  Other, net............................     (22,634)      (75,529)        (105,984)
                                          ----------    ----------       ----------
                                              38,608       (39,104)         (97,325)
                                          ----------    ----------       ----------
     NET INCOME.........................  $  228,479    $  209,079       $  103,788
                                          ==========    ==========       ==========

The accompanying notes are an integral part of these combined financial statements.

                                SEAGRAVES, INC.
                    (D.B.A. BROWNIE ENVIRONMENTAL SERVICES)
                              AND GREASE-TEC, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                             GREASE-TEC, INC.    SEAGRAVES, INC.
                               COMMON STOCK       COMMON STOCK
                             -----------------   ---------------   RETAINED
                             SHARES    AMOUNT    SHARES   AMOUNT   EARNINGS      TOTAL
                             -------   -------   ------   ------   ---------   ---------
BALANCE, DECEMBER 31,
  1995.....................  10,000     $ --      100      $100    $ 261,177   $ 261,277
  Distributions to
     stockholders..........      --       --       --        --      (94,676)    (94,676)
  Net income...............      --       --       --        --      228,479     228,479
                             ------     ----      ---      ----    ---------   ---------
BALANCE, DECEMBER 31,
  1996.....................  10,000       --      100       100      394,980     395,080
  Distributions to
     stockholders..........      --       --       --        --     (223,990)   (223,990)
  Net income...............      --       --       --        --      209,079     209,079
                             ------     ----      ---      ----    ---------   ---------
BALANCE, DECEMBER 31,
  1997.....................  10,000       --      100       100      380,069     380,169
  Distributions to
     stockholders..........      --       --       --        --      (32,000)    (32,000)
  Net income...............      --       --       --        --      103,788     103,788
                             ------     ----      ---      ----    ---------   ---------
BALANCE, MARCH 5, 1998.....  10,000     $ --      100      $100    $ 451,857   $ 451,957
                             ======     ====      ===      ====    =========   =========

The accompanying notes are an integral part of these combined financial statements.

                                SEAGRAVES, INC.
                    (D.B.A. BROWNIE ENVIRONMENTAL SERVICES)
                              AND GREASE-TEC, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                                                      PERIOD FROM
                                                                    JANUARY 1, 1998
                                                                      TO MARCH 5,
                                              1996        1997           1998
                                            ---------   ---------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................  $ 228,479   $ 209,079      $ 103,788
                                            ---------   ---------      ---------
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization........    236,777     248,938         38,403
     (Gain) loss on sale of fixed
       assets.............................     21,805     (70,254)       (97,641)
     Changes in assets and liabilities:
       Accounts receivable................    (97,202)     (7,921)       (58,166)
       Prepaid expenses and other.........     (4,838)    (23,129)        54,520
       Other assets.......................     (2,010)     (1,221)            --
       Accounts payable...................    191,375     (10,394)       (50,864)
       Accrued expenses...................     57,896     (22,258)        54,363
                                            ---------   ---------      ---------
          Total adjustments...............    403,803     113,761        (59,385)
                                            ---------   ---------      ---------
          Net cash provided by operating
             activities...................    632,282     322,840         44,403
                                            ---------   ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets......     66,592     100,928        100,000
  Capital expenditures....................   (509,292)   (290,157)      (148,121)
                                            ---------   ---------      ---------
          Net cash used in investing
             activities...................   (442,700)   (189,229)       (48,121)
                                            ---------   ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt............    234,672     316,932         59,425
  Payments of long-term debt..............   (329,545)   (266,287)       (33,635)
  Net borrowings from related party.......     17,947       5,809        (94,658)
  Distributions to stockholders...........    (94,676)   (223,990)       (32,000)
                                            ---------   ---------      ---------
          Net cash used in financing
             activities...................   (171,602)   (167,536)      (100,868)
                                            ---------   ---------      ---------
NET DECREASE IN CASH AND CASH
  EQUIVALENTS.............................     17,980     (33,925)      (104,586)
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD..................................    127,744     145,724        111,799
                                            ---------   ---------      ---------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD..................................  $ 145,724   $ 111,799      $   7,213
                                            =========   =========      =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest..................  $  63,327   $  37,838      $   7,095
                                            =========   =========      =========

The accompanying notes are an integral part of these combined financial statements.

                                SEAGRAVES, INC.
                    (D.B.A. BROWNIE ENVIRONMENTAL SERVICES)
                              AND GREASE-TEC, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

     Seagraves, Inc. and Grease-Tec, Inc. (collectively, the "Company") design, construct, repair, maintain, and operate on-site sewage disposal systems, primarily in metropolitan Orlando, Florida. Seagraves, Inc. and Grease-Tec, Inc. are under common ownership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

     The accompanying combined financial statements include the accounts of Seagraves, Inc. and Grease-Tec, Inc. All significant intercompany accounts have been eliminated.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

CONCENTRATION OF CREDIT RISK

     Financial instruments which subject the Company to concentrations of credit risk consist principally of trade receivables. The Company's customers are concentrated in one geographic region. No single customer accounted for a significant amount of the Company's sales, and there are no significant accounts receivable from a single customer. The Company reviews a customer's credit history before extending credit. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

REVENUE RECOGNITION

     The Company recognizes revenues as services are provided.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is provided on the straight-line basis using useful lives of 5 to 7 years for machinery and equipment and office equipment and 20 years for building and improvements.

                                SEAGRAVES, INC.
                    (D.B.A. BROWNIE ENVIRONMENTAL SERVICES)
                              AND GREASE-TEC, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 1996 and 1997, property and equipment consisted of the following:

                                                  1996          1997
                                               -----------   -----------
Machinery and equipment......................  $ 1,705,843   $ 1,866,519
Buildings and improvements...................      361,183       391,780
Office equipment.............................       89,153       101,715
                                               -----------   -----------
                                                 2,156,179     2,360,014
Less accumulated depreciation................   (1,238,583)   (1,431,763)
                                               -----------   -----------
                                               $   917,596   $   928,251
                                               ===========   ===========

     The Company periodically reviews the values assigned to property and equipment to determine whether any impairments are other than temporary. The Company assesses impairment by determining whether the carrying value of such long-lived assets will be recovered through undiscounted expected future cash flows. No impairment losses have been recorded in the accompanying results of operations.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

     The Company has elected for federal and state income tax purposes S corporation tax status, whereby income is taxed at the stockholder level. Therefore, no deferred tax assets, liabilities, or provisions for income taxes are recorded. Amounts are distributed to the stockholders for making applicable tax payments.

                                SEAGRAVES, INC.
                    (D.B.A. BROWNIE ENVIRONMENTAL SERVICES)
                              AND GREASE-TEC, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. LONG-TERM DEBT

     At December 31, 1996 and 1997, long-term debt consisted of the following:

                                                      1996       1997
                                                    --------   --------
Equipment loans, interest at varying rates between
  8.5% and 11%, interest and principal due in
  monthly installments through 2000, secured by
  related equipment...............................  $351,278   $401,923
Related-party notes payable, interest at varying
  rates between 10% and 12%, interest and
  principal due in monthly installments through
  1999, unsecured.................................   163,272    169,081
                                                    --------   --------
                                                     514,550    571,004
                                                     278,794    293,132
                                                    --------   --------
Less current portion..............................  $235,756   $277,872
                                                    ========   ========

     Future aggregate annual maturities of long-term debt are as follows as of December 31, 1997:

1998........................................................  $293,132
1999........................................................   192,387
2000........................................................    67,548
2001........................................................    13,418
2002 and thereafter.........................................     4,519
                                                              --------
                                                              $571,004
                                                              ========

     In March 1998, in conjunction with the sale of the business (Note 5), all long-term debt was paid in full.

4. RELATED-PARTY TRANSACTIONS

     The Company's stockholders make loans to the Company from time to time to purchase equipment. At December 31, 1996 and 1997, the amounts owed to stockholders were $163,272 and $169,081, respectively. During fiscal years 1996 and 1997, the Company paid interest of $13,031 and $6,421, respectively, to stockholders. Subsequent to December 31, 1997, the amounts owed to stockholders were paid in full. Interest paid to stockholders from January 1, 1998 to March 5, 1998 was $68.

     The Company rents land and buildings from certain stockholders. Rent paid to stockholders was $20,000 and $15,600 in 1996 and 1997, respectively. Rent paid to stockholders from January 1, 1998 to March 5, 1998 was $8,965.

                                SEAGRAVES, INC.
                    (D.B.A. BROWNIE ENVIRONMENTAL SERVICES)
                              AND GREASE-TEC, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. SUBSEQUENT EVENT

     On March 6, 1998, substantially all property and equipment and the ongoing business of the Company were sold to EarthCare Company ("EarthCare") for $3,250,000 in cash, a $2,000,000 note receivable, and 60,000 shares of EarthCare common stock. Prior to the closing, all related long-term debt was paid in full to convey assets to EarthCare free and clear of all encumbrances and liens.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of RGM Liquid Waste Removal Corporation and Affiliates

     In our opinion, the accompanying combined statements of operations and stockholders' equity and cash flows present fairly, in all material respects, the results of operations and cash flows of RGM Liquid Waste Removal Corporation and Affiliates for the period from November 1, 1997 to April 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

Tulsa, Oklahoma
January 14, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To RGM Liquid Waste Removal Corporation and Affiliates:

     We have audited the accompanying combined balance sheets of RGM LIQUID WASTE REMOVAL CORPORATION AND AFFILIATES as of October 31, 1996 and 1997 and the related combined statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RGM Liquid Waste Removal Corporation and Affiliates as of October 31, 1996 and 1997 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
July 10, 1998

                      RGM LIQUID WASTE REMOVAL CORPORATION
                                 AND AFFILIATES

                             COMBINED BALANCE SHEET

                                                               OCTOBER 31,
                                                         -----------------------
                                                            1996         1997
                                                         ----------   ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................  $  581,017   $1,280,106
  Marketable equity securities.........................     490,318      580,017
  Accounts receivable, net of allowance for doubtful
     accounts of $70,000 in 1996 and $49,000 in 1997...   2,065,540    1,179,148
  Note receivable......................................     813,462      579,481
  Prepaid expenses and other...........................      37,032       41,342
                                                         ----------   ----------
     Total current assets..............................   3,987,369    3,660,094
  PROPERTY AND EQUIPMENT, NET..........................   1,394,204    1,032,921
  NOTE RECEIVABLE......................................     579,482           --
  OTHER ASSETS.........................................      81,585      124,579
                                                         ----------   ----------
                                                         $6,042,640   $4,817,594
                                                         ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.....................................  $1,274,689   $  374,827
  Accrued expenses.....................................     240,159      211,577
  Due to related parties...............................     484,263      506,713
  Income taxes payable, net............................     324,496      281,566
  Deferred income taxes................................     132,529       16,360
  Current portion of long-term debt....................     281,264      133,741
                                                         ----------   ----------
          Total current liabilities....................   2,737,400    1,524,784
                                                         ----------   ----------
LONG-TERM DEBT, NET OF CURRENT PORTION.................     353,724       82,827
                                                         ----------   ----------
DUE TO STOCKHOLDERS....................................      18,688      131,637
                                                         ----------   ----------
DEFERRED INCOME TAXES..................................     100,989       59,057
                                                         ----------   ----------
COMMITMENTS AND CONTINGENCIES (NOTE 4)
STOCKHOLDERS' EQUITY:
  Common stock (Note 2)................................      11,000       11,000
  Unrealized depreciation of investments...............      (9,682)          --
  Retained earnings....................................   2,830,521    3,008,289
                                                         ----------   ----------
     Total stockholders' equity........................   2,831,839    3,019,289
                                                         ----------   ----------
                                                         $6,042,640   $4,817,594
                                                         ==========   ==========

The accompanying notes are an integral part of these combined financial statements.

                      RGM LIQUID WASTE REMOVAL CORPORATION
                                 AND AFFILIATES

                        COMBINED STATEMENT OF OPERATIONS

                                                                      PERIOD FROM
                                         YEARS ENDED OCTOBER 31,    NOVEMBER 1, 1997
                                         ------------------------     TO APRIL 30,
                                            1996          1997            1998
                                         -----------   ----------   ----------------
REVENUES...............................  $10,104,213   $7,459,143      $4,065,091
                                         -----------   ----------      ----------
EXPENSES:
  Cost of operations...................    6,929,729    4,485,210       2,627,341
  General and administrative...........    2,627,519    2,407,013       1,215,957
  Depreciation and amortization........      417,476      394,420         220,143
                                         -----------   ----------      ----------
     Total expenses....................    9,974,724    7,286,643       4,063,441
                                         -----------   ----------      ----------
INCOME FROM OPERATIONS.................      129,489      172,500           1,650
                                         -----------   ----------      ----------
OTHER EXPENSE (INCOME):
  Interest expense (income), net.......       65,497      (88,518)        (42,154)
  Other, net...........................      804,489      (73,276)         33,148
                                         -----------   ----------      ----------
                                             869,986     (161,794)         (9,006)
                                         -----------   ----------      ----------
(LOSS) INCOME BEFORE INCOME TAXES......     (740,497)     334,294          (7,356)
(BENEFIT) PROVISION FOR INCOME TAXES...     (425,210)     156,526         124,303
                                         -----------   ----------      ----------
NET (LOSS) INCOME......................  $  (315,287)  $  177,768      $ (131,659)
                                         ===========   ==========      ==========

The accompanying notes are an integral part of these combined financial statements.

                      RGM LIQUID WASTE REMOVAL CORPORATION
                                 AND AFFILIATES

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                                               UNREALIZED
                                               LOSSES ON
                                               SECURITIES
                                     COMMON    AVAILABLE     RETAINED
                                      STOCK     FOR SALE     EARNINGS      TOTAL
                                     -------   ----------   ----------   ----------
BALANCE, NOVEMBER 1, 1995..........  $11,000    $    --     $3,145,808   $3,156,808
  Unrealized depreciation on
     securities available for
     sale..........................      --      (9,682)            --       (9,682)
  Net loss.........................      --          --       (315,287)    (315,287)
                                     -------    -------     ----------   ----------
BALANCE, OCTOBER 31, 1996..........  11,000      (9,682)     2,830,521    2,831,839
  Change in unrealized depreciation
     on securities available for
     sale..........................      --       9,682             --        9,682
  Net income.......................      --          --        177,768      177,768
                                     -------    -------     ----------   ----------
BALANCE, OCTOBER 31, 1997..........  11,000          --      3,008,289    3,019,289
  Net income.......................      --          --       (131,659)    (131,659)
                                     -------    -------     ----------   ----------
BALANCE, APRIL 30, 1998............  $11,000    $    --     $2,876,630   $2,887,630
                                     =======    =======     ==========   ==========

The accompanying notes are an integral part of these combined financial statements.

                      RGM LIQUID WASTE REMOVAL CORPORATION
                                 AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS

                                                                            PERIOD FROM
                                              YEARS ENDED OCTOBER 31,     NOVEMBER 1, 1997
                                             -------------------------      TO APRIL 30,
                                                1996           1997             1998
                                             -----------    ----------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income........................  $  (315,287)   $  177,768       $ (131,659)
                                             -----------    ----------       ----------
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
    Depreciation and amortization..........      417,476       394,420          220,143
    Loss on sale of fixed assets...........       26,956            48               --
    Changes in assets and liabilities:
       Accounts receivable, net............      508,139       886,392         (885,897)
       Prepaid expenses and other..........       (1,746)       (4,310)          (5,823)
       Other assets........................      109,680       (42,994)              --
       Accounts payable....................     (965,735)     (899,862)          87,841
       Accrued expenses....................        9,260       (28,582)         (35,804)
       Income tax payable..................      311,670       (42,931)        (212,436)
       Deferred taxes......................     (893,777)     (158,101)         (22,297)
                                             -----------    ----------       ----------
         Total adjustments.................     (478,077)      104,080         (854,273)
                                             -----------    ----------       ----------
         Net cash (used in) provided by
           operating activities............     (793,364)      281,848         (985,932)
                                             -----------    ----------       ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in Merco......................    3,603,192            --               --
  Note receivable from Merco...............   (1,392,944)      813,463          447,750
  Marketable securities....................     (500,000)      (80,017)         (33,148)
  Capital expenditures.....................     (114,175)      (33,184)          (5,798)
                                             -----------    ----------       ----------
         Net cash provided by investing
           activities......................    1,596,073       700,262          408,804
                                             -----------    ----------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.............       27,364            --               --
  Repayments of long-term debt.............     (695,504)     (418,420)         (24,683)
  Net borrowing from related party.........       80,806        22,450          (86,713)
  Net borrowing from stockholder...........       16,860       112,949               --
                                             -----------    ----------       ----------
         Net cash used in financing
           activities......................     (570,474)     (283,021)        (111,396)
                                             -----------    ----------       ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..............................      232,235       699,089         (688,524)
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD...................................      348,782       581,017        1,280,106
                                             -----------    ----------       ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD...  $   581,017    $1,280,106       $  591,582
                                             ===========    ==========       ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest...................  $   112,328    $   57,140       $   16,160
                                             ===========    ==========       ==========
  Cash paid for income taxes...............  $   193,421    $  368,767       $  305,088
                                             ===========    ==========       ==========
NONCASH INVESTING ACTIVITY:
         Unrealized loss (gain) on
           securities available for sale...  $     9,682    $   (9,682)      $       --
                                             ===========    ==========       ==========

The accompanying notes are an integral part of these combined financial statements.

                      RGM LIQUID WASTE REMOVAL CORPORATION
                                 AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

     RGM Liquid Waste Removal Corporation ("RGM") and affiliates (collectively, the "Company") is engaged in the removal of various waste materials. As part of its normal operations, the Company enters into agreements of up to four years with governmental, institutional, and commercial entities. These agreements specify that the Company will remove various waste materials at per unit prices. Billings are submitted as services are provided.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

     The accompanying combined financial statements include the accounts of Devito Environmental Corporation ("Devito"), Advanced Transfer Technology, Inc. ("ATT"), and Envirotech Leasing & Rental Corporation ("Envirotech") (collectively, the "Affiliates") since they have been under the same ownership of RGM since their respective dates of inception. All material intercompany accounts have been eliminated.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

     The carrying amounts of short-term investments approximate fair value. Short-term investments consist of marketable equity securities and money market funds. In accordance with the criteria specified by Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," these investments were classified as available for sale.

CONCENTRATION OF CREDIT RISK

     Financial instruments which subject the Company to concentrations of credit risk consist principally of trade receivables. The Company's customers are concentrated in one geographic region. No single customer accounted for a significant amount of the Company's sales, and there are no significant accounts receivable from a single customer. The Company reviews a customer's credit history before extending credit. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

REVENUE RECOGNITION

     The Company recognizes revenues as services are provided.

                      RGM LIQUID WASTE REMOVAL CORPORATION
                                 AND AFFILIATES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is provided using useful lives of five to ten years for machinery and equipment and office equipment. Leasehold improvements are depreciated over the shorter of the term of the lease or the useful life of the improvements.

     At October 31, 1996 and 1997, property and equipment consisted of the following:

                                                   1996          1997
                                                -----------   -----------
Machinery and equipment.......................  $ 4,528,286   $ 4,478,562
Office equipment..............................       25,955        42,140
Leasehold improvements........................      105,646       129,005
                                                -----------   -----------
                                                  4,659,887     4,649,707
Less accumulated depreciation.................   (3,265,683)   (3,616,786)
                                                -----------   -----------
                                                $ 1,394,204   $ 1,032,921
                                                ===========   ===========

     The Company periodically reviews the values assigned to property and equipment to determine whether any impairments are other than temporary. The Company assesses impairment by determining whether the carrying value of such long-lived assets will be recovered through undiscounted expected future cash flows. No impairment losses have been recorded in the accompanying results of operations.

COMMON STOCK

     No par value common stock of RGM and affiliates consists of the following as of October 31, 1996 and 1997:

                                                               ISSUED AND
                                                  AUTHORIZED   OUTSTANDING
                                                  ----------   -----------
RGM.............................................     200            10
Devito..........................................     200           100
ATT.............................................     200            10
Envirotech......................................     200           100

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      RGM LIQUID WASTE REMOVAL CORPORATION
                                 AND AFFILIATES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

INCOME TAXES

     For federal and state income tax purposes, two of the affiliates (the "S corporations") have elected S corporation tax status whereby income is taxed at the shareholder level. Therefore, no deferred tax assets, liabilities, or provisions for income taxes is recorded. See Note 7 for income tax information for the two affiliates which are C corporations (the "C corporations").

3. NOTE RECEIVABLE

     From July 1992 to June 1996, the Company participated in the Merco Joint Venture ("Merco"), which was accounted for using the equity method of accounting. Merco contracts with the city of New York to receive, transport, and dispose of dewatered sewage sludge. The Company's ownership interest in Merco was 33 1/3%. At May 31, 1996, the Company's investment in Merco was $2,439,761. On June 1, 1996, pursuant to a settlement agreement between the Company and Merco, the joint venture agreed to pay $1,650,000 for the Company's interest in Merco. In 1996, the Company recognized a loss on the sale of the investment in the amount of $789,761, which is included in other, net, in the accompanying statements of operations. The settlement was in the form of a note receivable which is payable in monthly installments of $74,625 through June 1998 and bears interest at 8% per annum.

4. LONG-TERM DEBT

     At October 31, 1996 and 1997, long-term debt consisted of the following:

                                                             1996        1997
                                                           ---------   ---------
Equipment loans, interest at varying rates between 7.75%
  and 12.38%, interest and principal due in monthly
  installments through August 2001, secured by related
  equipment..............................................  $ 595,272   $ 207,665
Capital lease obligations and other......................     39,716       8,903
                                                           ---------   ---------
                                                             634,988     216,568
Less current portion.....................................   (281,264)   (133,741)
                                                           ---------   ---------
                                                           $ 353,724   $  82,827
                                                           =========   =========

     Future aggregate annual maturities of long-term debt are as follows as of October 31, 1997:

1998........................................................  $133,741
1999........................................................    71,468
2000........................................................     5,983
2001........................................................     5,376
                                                              --------
                                                              $216,568
                                                              ========

                      RGM LIQUID WASTE REMOVAL CORPORATION
                                 AND AFFILIATES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     In May 1998, the Company repaid all long-term debt in full in conjunction with the sale of the business (Note 9).

5. RELATED-PARTY TRANSACTIONS

     The Company's stockholders make loans to the Company from time to time to meet working capital needs and to purchase equipment. At December 31, 1996 and 1997, the amounts owed to stockholders were $18,688 and $131,637, respectively. In May 1998, all amounts owed to stockholders were paid in full in conjunction with the sale of the business (Note 9).

     The Company is a guarantor of a loan entered by the stockholder in the amount of $118,000. The loan was paid in full in May 1998 in conjunction with the sale of the business (Note 9).

     The Company leases its office facilities from related parties under noncancelable operating leases on a month-to-month basis. Rent expense for the years ended October 31, 1996 and 1997 was $406,558 and $396,991 and $184,617 for
the period from November 1, 1997 to April 30, 1998. Such amounts are included in general and administrative expenses in the accompanying statement of operations. Amounts owed to these related parties for back rents at October 31, 1996 and 1997 were $456,475 and $506,713, respectively.

     The Company performs waste removal services for an entity under the control of one of the Company's stockholders. The related party also provided waste treatment services to the Company. During 1996 and 1997, revenue from the related party was $55,280 and $74,016, respectively. There was no such revenue for the period from November 1, 1997 to April 30, 1998. Charges for waste treatment services performed by the related party for RGM during 1996 and 1997 were $7,765 and $2,600, respectively. There were no such charges for the period from November 1, 1997 to April 30, 1998. Net amounts due to the related party at October 31, 1996 and 1997 were $40,061 and $0 and are included in due to related parties in the accompanying balance sheet.

6. COMMITMENTS AND CONTINGENCIES

     The Company has a defined contribution 401(k) plan (the "Plan") covering substantially all of its full-time employees. The Company has the option to contribute a profit-sharing portion to the Plan each year. During the years ended October 31, 1996 and 1997, and during the period from November 1, 1997 to April 30, 1998, no such contributions were made.

     Under the terms of a bargaining agreement with its union employees, one of the affiliates is required to make contributions based on hours worked to a union annuity fund. Contributions to this fund for the years ended October 31, 1996 and 1997 were $18,336 and $64,323, respectively, and $9,667 for the period from November 1, 1997 to April 30, 1998. Such contributions are included in general and administrative expenses in the accompanying statement of operations.

                      RGM LIQUID WASTE REMOVAL CORPORATION
                                 AND AFFILIATES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7. INCOME TAXES

     The accompanying financial statements include income tax provisions related to the C corporations computed in accordance with SFAS No. 109, "Accounting for Income Taxes." The components of the income tax (benefit) provision for the years ended October 31, 1996 and 1997, and for the period from November 1, 1997 to April 30, 1998, are summarized as follows:

                                                               PERIOD FROM
                                                               NOVEMBER 1,
                                                                  1997
                                                              TO APRIL 30,
                                     1996         1997            1998
                                   ---------    ---------   -----------------
Current provision................  $ 468,567    $ 314,627       $146,600
Deferred taxes...................   (893,777)    (158,101)       (22,297)
                                   ---------    ---------       --------
Income tax (benefit) provision...  $(425,210)   $ 156,526       $124,303
                                   =========    =========       ========

     Reconciliation from the federal statutory rate to the actual income tax benefit is as follows:

                                                         1996      1997
                                                         -----     ----
Statutory federal tax rate.............................  (34.0)%   34.0%
State and city income taxes, net of federal tax
  benefit..............................................   (8.0)     7.0
(Income) loss from the S corporations..................   (9.2)     3.8
Other..................................................   (6.2)     2.0
                                                         -----     ----
                                                         (57.4)%   46.8%
                                                         =====     ====

     The reconciliation of the federal statutory tax rate for the period from November 1, 1997 to April 30, 1998 would not be meaningful, as the tax provision relates to RGM which is a C-Corporation and combined taxable income reflects total pretax losses of the S-Corporations. RGM's effective tax rate for the period from November 1, 1997 to April 30, 1998 was 42%, which differs from the federal statutory rate due to state and city income taxes.

                      RGM LIQUID WASTE REMOVAL CORPORATION
                                 AND AFFILIATES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The sources of differences between the financial accounting and tax bases of the Company's assets and liabilities which give rise to the deferred tax assets and liabilities and the tax effects of each are as follows as of October 31, 1996 and 1997:

                                                    1996        1997
                                                  ---------   ---------
Deferred tax assets:
  Allowance for doubtful accounts...............  $  29,120   $  20,384
  Capital loss carryforward.....................     59,805      38,206
                                                  ---------   ---------
     Total deferred tax assets..................     88,925      58,590
                                                  ---------   ---------
Deferred tax liabilities:
  Depreciation..................................   (121,027)    (94,240)
  Joint venture income..........................   (121,881)         --
  Cash to accrual...............................    (79,535)    (39,767)
                                                  ---------   ---------
     Total deferred tax liabilities.............   (322,443)   (134,007)
                                                  ---------   ---------
     Net deferred tax liability.................  $(233,518)  $ (75,417)
                                                  =========   =========

8. ENVIRONMENTAL REGULATIONS

     The Company is subject to extensive and evolving federal, state, and local environmental laws and regulations that have been enacted in response to technological advances and the public's increased concern over environmental issues. The majority of the expenditures necessary to comply with the environmental laws and regulations is made in the normal course of business. The Company, to the best of its knowledge, is in compliance, in all material respects, with the laws and regulations affecting its operations.

9. SUBSEQUENT EVENT

     On May 1, 1998, the Company sold substantially all property and equipment and the ongoing business to EarthCare Company ("EarthCare") for $4,500,000 in cash and 105,000 shares of EarthCare common stock. Contingent consideration of $1,000,000 in cash and 55,000 shares of EarthCare common stock is receivable 365 days after the date of purchase, net of offsets for losses, as defined in the purchase agreement. Prior to the closing, all equipment loans and related-party payables were paid in full to convey assets to EarthCare free and clear of all encumbrances and liens.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Eldredge Wastewater Management, Inc.

     In our opinion, the accompanying statements of operations and stockholders' equity and cash flows present fairly, in all material respects, the results of operations and cash flows of Eldredge Wastewater Management, Inc. for the period from January 1, 1998 to May 7, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

Tulsa, Oklahoma
January 15, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Eldredge Wastewater Management, Inc.:

     We have audited the accompanying balance sheets of ELDREDGE WASTEWATER MANAGEMENT, INC. (a Pennsylvania corporation) as of December 31, 1996 and 1997 and the related statements of operations, stockholder's equity, and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eldredge Wastewater Management, Inc. as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 19, 1998

                      ELDREDGE WASTEWATER MANAGEMENT, INC.

                                 BALANCE SHEET

                                                               DECEMBER 31,
                                                          -----------------------
                                                             1996         1997
                                                          ----------   ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................  $   79,129   $   20,975
  Accounts receivable, net of allowance for doubtful
     accounts of $19,300 in 1996, 1997, and 1998........     309,488      313,464
  Related-party receivable..............................     332,028      363,264
  Prepaid expenses and other............................      13,363       13,774
                                                          ----------   ----------
     Total current assets...............................     734,008      711,477
PROPERTY AND EQUIPMENT, NET.............................     285,799      425,626
                                                          ----------   ----------
                                                          $1,019,807   $1,137,103
                                                          ==========   ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable......................................  $  324,716   $  353,165
  Accrued expenses......................................      35,630       41,010
  Current portion of long-term debt.....................     179,023      119,461
                                                          ----------   ----------
     Total current liabilities..........................     539,369      513,636
                                                          ----------   ----------
LONG-TERM DEBT, NET OF CURRENT PORTION..................     115,141      322,347
                                                          ----------   ----------
DEFERRED INCOME TAXES...................................      22,873        9,926
                                                          ----------   ----------
COMMITMENTS AND CONTINGENCIES (NOTES 5 AND 6)
STOCKHOLDER'S EQUITY:
Common stock, no par value; 10,000 shares authorized,
  4,000 shares issued and outstanding in 1996 and
  1997..................................................       1,000        1,000
Retained earnings.......................................     341,424      290,194
                                                          ----------   ----------
     Total stockholder's equity.........................     342,424      291,194
                                                          ----------   ----------
                                                          $1,019,807   $1,137,103
                                                          ==========   ==========

The accompanying notes are an integral part of these financial statements.

                      ELDREDGE WASTEWATER MANAGEMENT, INC.

                            STATEMENT OF OPERATIONS

                                                                        PERIOD FROM
                                           YEARS ENDED DECEMBER 31,      JANUARY 1,
                                           -------------------------        1998
                                              1996          1997       TO MAY 7, 1998
                                           -----------   -----------   --------------
REVENUES.................................  $4,206,779    $4,074,248      $1,514,756
                                           ----------    ----------      ----------
EXPENSES:
  Cost of operations.....................   3,094,579     2,841,432       1,108,708
  General and administrative.............     999,328     1,081,150         385,582
  Depreciation and amortization..........     176,250       192,534          68,311
                                           ----------    ----------      ----------
     Total expenses......................   4,270,157     4,115,116       1,562,601
                                           ----------    ----------      ----------
LOSS FROM OPERATIONS.....................     (63,378)      (40,868)        (47,845)
                                           ----------    ----------      ----------
OTHER INCOME (EXPENSE):
  Interest expense, net..................     (35,505)      (34,828)        (11,959)
  Other..................................      10,873         6,509           1,562
                                           ----------    ----------      ----------
                                              (24,632)      (28,319)        (10,397)
                                           ----------    ----------      ----------
LOSS BEFORE BENEFIT FROM INCOME TAXES....     (88,010)      (69,187)        (58,242)
INCOME TAX BENEFIT.......................     (17,968)      (17,957)        (13,686)
                                           ----------    ----------      ----------
     NET LOSS............................  $  (70,042)   $  (51,230)     $  (44,556)
                                           ==========    ==========      ==========

The accompanying notes are an integral part of these financial statements.

                      ELDREDGE WASTEWATER MANAGEMENT, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                                   COMMON   RETAINED
                                                   STOCK    EARNINGS    TOTAL
                                                   ------   --------   --------
BALANCE, DECEMBER 31, 1995.......................  $1,000   $411,466   $412,466
  Net loss.......................................     --     (70,042)   (70,042)
                                                   ------   --------   --------
BALANCE, DECEMBER 31, 1996.......................  1,000     341,424    342,424
  Net loss.......................................     --     (51,230)   (51,230)
                                                   ------   --------   --------
BALANCE, DECEMBER 31, 1997.......................  1,000     290,194    291,194
  Net Loss.......................................     --     (44,556)   (44,556)
                                                   ------   --------   --------
BALANCE, MAY 7, 1998.............................  $1,000   $245,638   $246,638
                                                   ======   ========   ========

The accompanying notes are an integral part of these financial statements.

                      ELDREDGE WASTEWATER MANAGEMENT, INC.

                            STATEMENT OF CASH FLOWS

                                                  YEARS ENDED        PERIOD FROM
                                                 DECEMBER 31,         JANUARY 1,
                                              -------------------        1998
                                                1996       1997     TO MAY 7, 1998
                                              --------   --------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................  $(70,042)  $(51,230)     $(44,556)
                                              --------   --------      --------
  Adjustments to reconcile net loss to net
     cash provided by (used in) operating
     activities:
     Depreciation and amortization..........   176,250    192,534        68,311
     Deferred income taxes..................   (17,234)   (12,947)       (3,333)
     Changes in assets and liabilities:
       Accounts receivable..................   (39,202)    (3,976)       (3,956)
       Related-party receivable.............   227,250    (31,236)       92,847
       Prepaid expenses and other...........    25,550       (411)        3,774
       Accounts payable.....................   (43,273)    28,449        35,601
       Accrued expenses.....................    20,444      5,380        10,553
                                              --------   --------      --------
          Total adjustments.................   349,785    177,793       203,797
                                              --------   --------      --------
          Net cash provided by operating
             activities.....................   279,743    126,563       159,241
                                              --------   --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................   (72,516)  (297,361)      (35,297)
                                              --------   --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of long-term debt................        --    197,901            --
  Repayments of long-term debt..............  (156,754)   (85,257)      (39,733)
                                              --------   --------      --------
          Net cash provided by (used in)
             financing activities...........  (156,754)   112,644       (39,733)
                                              --------   --------      --------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....    50,473    (58,154)       84,211
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD....................................    28,656     79,129        20,975
                                              --------   --------      --------
CASH AND CASH EQUIVALENTS, END OF PERIOD....  $ 79,129   $ 20,975      $105,186
                                              ========   ========      ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest....................  $ 33,466   $ 37,146      $ 10,212
                                              ========   ========      ========
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Equipment financed under capital lease
     obligation.............................  $     --   $ 35,000      $     --
                                              ========   ========      ========

The accompanying notes are an integral part of these financial statements.

                      ELDREDGE WASTEWATER MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

     Eldredge Wastewater Management, Inc. (the "Company"), a Pennsylvania corporation, is engaged in the design, construction, repair, and maintenance of on-site sewage disposal systems. The Company's services are sold to customers located primarily in the Delaware Valley of Southeastern Pennsylvania. The Company is a wholly owned subsidiary of The Eldredge Companies, Inc. ("The Eldredge Companies").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with purchased maturities of three months or less at the date of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is provided over estimated useful lives of five to ten years using the straight-line method.

     At December 31, 1996 and 1997, property and equipment consisted of the following:

                                                 1996           1997
                                              -----------    -----------
Property and equipment......................  $ 1,925,838    $ 2,258,199
Less accumulated depreciation...............   (1,640,039)    (1,832,573)
                                              -----------    -----------
                                              $   285,799    $   425,626
                                              ===========    ===========

     The Company periodically reviews the values assigned to property and equipment to determine whether any impairments are other than temporary. The Company assesses impairment by determining whether the carrying value of such long-lived assets will be recovered through undiscounted expected future cash flows. No impairment losses have been recorded in the accompanying results of operations.

REVENUE RECOGNITION

     The Company recognizes revenues as services are provided.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      ELDREDGE WASTEWATER MANAGEMENT, INC.

3. INCOME TAXES

     The benefit from income taxes is summarized as follows for the years ended December 31, 1996, 1997 and for the period from January 1, 1998 to May 7, 1998:

                                                              JANUARY 1,
                                                                 1998
                                        1996       1997     TO MAY 7, 1998
                                      --------   --------   --------------
Current.............................  $   (734)  $ (5,010)     $(10,353)
Deferred............................   (17,234)   (12,947)       (3,333)
                                      --------   --------      --------
                                      $(17,968)  $(17,957)     $(13,686)
                                      ========   ========      ========

     Significant components of the Company's deferred income tax liability as of December 31, 1996 and 1997 are summarized as follows:

                                                        1996      1997
                                                       -------   ------
Deferred income tax liability:
  Property and equipment.............................  $18,361   $5,391
  Other..............................................    4,512    4,535
                                                       -------   ------
                                                       $22,873   $9,926
                                                       =======   ======

     The operations of the Company are included in the consolidated federal income tax return of The Eldredge Companies. All tax amounts above as well as tax amounts included in the accompanying financial statements have been reflected as if the Company filed separate state and federal tax returns.

                      ELDREDGE WASTEWATER MANAGEMENT, INC.

4. LONG-TERM DEBT

     At December 31, 1996 and 1997, long-term debt consisted of the following:

                                                    1996        1997
                                                  ---------   ---------
Note payable to bank, interest at 9.75%,
  principal and interest payable in monthly
  installments through September 1, 2001;
  secured by substantially all property and
  equipment acquired prior to April 1995........  $ 258,499   $ 235,609
Equipment loans and capital lease obligation,
  interest at varying rates between 7.75% and
  10.75%, interest and principal due in monthly
  installments through 2000; secured by related
  equipment.....................................     35,665     173,948
Note payable to officer, interest at 12.5%,
  principal and interest payable in monthly
  installments through March 1, 2000;
  unsecured.....................................         --      32,251
                                                  ---------   ---------
                                                    294,164     441,808
Less current portion............................   (179,023)   (119,461)
                                                  ---------   ---------
                                                  $ 115,141   $ 322,347
                                                  =========   =========

     Future aggregate annual maturities of long-term debt are as follows as of December 31, 1997:

1998........................................................   $119,461
1999........................................................    131,187
2000........................................................    127,197
2001........................................................     61,394
2001........................................................      2,569
                                                               --------
                                                               $441,808
                                                               ========

     In May 1998, in conjunction with the sale of the business (Note 7), all related long-term debt was paid in full.

5. COMMITMENTS AND CONTINGENCIES

BENEFIT PLAN

     The Company maintains a 401(k) plan for employees. The Company makes a discretionary profit-sharing contribution to the plan based on estimated company profitability. Company contributions for the years ended December 31, 1996 and 1997 were $10,000 and $6,000, respectively. There were no such contributions for the period from January 1, 1998 to May 7, 1998.

                      ELDREDGE WASTEWATER MANAGEMENT, INC.

ENVIRONMENTAL AND LEGAL MATTERS

     The Company is subject to various claims and legal actions which arise in the ordinary course of business. In the opinion of management, the ultimate resolution of any such matters should not have a material adverse effect on the Company's financial position or results of operations.

6. RELATED-PARTY TRANSACTIONS

     The Company makes periodic cash transfers to (from) The Eldredge Companies and its subsidiaries based on available cash. Additionally, the Company receives certain administration services from its parent company, The Eldredge Companies. Allocations of parent company direct costs related to these services, totaled $207,727 and $158,929 for the years ended December 31, 1996 and 1997, respectively, and $67,486 for the period from January 1, 1998 to May 7, 1998. These allocations are included in general and administrative expense in the accompanying statement of operations. The Company also receives certain management services from other wholly owned subsidiaries of The Eldredge Companies. Management fees, which are reflected in general and administrative expense in the accompanying statement of operations, totaled $247,392 and $220,913 for the years ended December 31, 1996 and 1997, respectively, and $55,551 for the period from January 1, 1998 to May 7, 1998. The stockholders of The Eldredge Companies also served as key officers of the Company during 1996 and 1997. Compensation paid to one of these officers totaled $104,067 and $103,879 for 1996 and 1997, respectively, and $43,333 for the period from January 1, 1998 to May 7, 1998. Such amounts are included in general and administrative expense in the accompanying statement of operations. The Company leases its office space and equipment storage facilities from a partnership owned by the stockholders of The Eldredge Companies. Rental expense during the years ended December 31, 1996 and 1997 was $22,740, and $22,320, respectively, and $9,300 for the period from January 1, 1998 to May 7, 1998.

     The Company purchases certain equipment improvements from a wholly owned subsidiary of The Eldredge Companies. These improvements relate primarily to the Company's fleet of septic waste tanker trucks. For the years ended December 31, 1996 1997, these equipment purchases totaled $4,174 and $123,218, respectively, and $26,464 for the period from January 1, 1998 to May 7, 1998. In addition, this sister company performs substantially all of the repair and maintenance services on the company vehicles. For the years ended December 31, 1996 and 1997, these services totaled $176,247 and $192,034, respectively, and $77,800 for the period from January 1, 1998 to May 7, 1998. These amounts are reflected in cost of operations in the accompanying statement of operations.

                      ELDREDGE WASTEWATER MANAGEMENT, INC.

7. SUBSEQUENT EVENT

     On May 8, 1998, substantially all property and equipment and the ongoing business of the Company was sold to EarthCare Company ("EarthCare") for $2,040,000 in cash and 85,000 shares of EarthCare common stock. Contingent consideration of $360,000 in cash and 15,000 shares of EarthCare common stock is receivable 13 months after the date of purchase, net of offsets for losses, as defined in the purchase agreement. Prior to the closing, all outstanding long-term debt was paid in full to convey the assets free and clear of all encumbrances and liens.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder
Reifsneider Transportation, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Reifsneider Transportation, Inc. ("Reifsneider") at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Reifsneider's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

April 8, 1999

                        REIFSNEIDER TRANSPORTATION, INC.

                                 BALANCE SHEET
                           DECEMBER 31, 1998 AND 1997

                                                             1998         1997
                                                          ----------   ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................  $   31,226   $   30,418
  Accounts receivable, net of allowance for doubtful
     accounts of $46,468 in 1998 and $8,801 in 1997.....     836,151    1,332,098
  Advances to stockholder...............................      91,856       50,904
  Advances to related parties...........................     171,298      337,156
  Prepaid expenses......................................     587,563      136,035
                                                          ----------   ----------
          Total current assets..........................   1,718,094    1,886,611
                                                          ----------   ----------
Property and equipment, net.............................   2,095,492    1,153,134
                                                          ----------   ----------
Goodwill, net of amortization of $9,107 in 1998 and
  $7,859 in 1997........................................      40,893       42,141
Other assets............................................          --        8,461
                                                          ----------   ----------
          Total other assets............................      40,893       50,602
                                                          ----------   ----------
                                                          $3,854,479   $3,090,347
                                                          ==========   ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Lines of credit.......................................  $1,200,000   $  520,000
  Current portion of long-term debt.....................   1,151,032      297,008
  Accounts payable......................................     123,679      331,397
  Accrued expenses......................................     217,050      173,261
  Advances from related parties.........................          --      402,692
                                                          ----------   ----------
          Total current liabilities.....................   2,691,761    1,724,358
                                                          ----------   ----------
LONG-TERM DEBT, LESS CURRENT PORTION....................          --      374,709
                                                          ----------   ----------
STOCKHOLDER'S EQUITY:
  Common stock, $1 par value; authorized, 1,000 shares:
     issued and outstanding, 100 shares.................         100          100
  Additional paid-in capital............................     817,639      817,639
  Retained earnings.....................................     344,979      173,541
                                                          ----------   ----------
          Total stockholder's equity....................   1,162,718      991,280
                                                          ----------   ----------
          Total liabilities and stockholder's equity....  $3,854,479   $3,090,347
                                                          ==========   ==========

The accompanying notes are an integral part of the financial statements.

                        REIFSNEIDER TRANSPORTATION, INC.

                            STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                             1998         1997
                                                          ----------   ----------
REVENUES................................................  $7,523,214   $6,496,906
                                                          ----------   ----------
EXPENSES:
  Cost of operations....................................   5,019,264    4,400,549
  General and administrative............................   1,899,820    1,609,768
  Depreciation and amortization.........................     323,092      306,782
                                                          ----------   ----------
     Total operating expenses...........................   7,242,176    6,317,099
                                                          ----------   ----------
                                                             281,038      179,807
OTHER EXPENSE (INCOME):
  Interest..............................................      93,928       91,510
  Other.................................................      15,672      (49,134)
                                                          ----------   ----------
  NET INCOME............................................  $  171,438   $  137,431
                                                          ==========   ==========

The accompanying notes are an integral part of the financial statements.

                        REIFSNEIDER TRANSPORTATION, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                   ADDITIONAL
                                          COMMON    PAID IN     RETAINED
                                          STOCK     CAPITAL     EARNINGS     TOTAL
                                          ------   ----------   --------   ----------
BALANCE, DECEMBER 31, 1996..............   $100     $817,639    $ 36,110   $  853,849
  Net income............................     --           --     137,431      137,431
                                           ----     --------    --------   ----------
BALANCE, DECEMBER 31, 1997..............    100      817,639     173,541      991,280
  Net income............................     --           --     171,438      171,438
                                           ----     --------    --------   ----------
BALANCE, DECEMBER 31, 1998..............   $100     $817,639    $344,979   $1,162,718
                                           ====     ========    ========   ==========

The accompanying notes are an integral part of the financial statements.

                        REIFSNEIDER TRANSPORTATION, INC.

                            STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                           1998          1997
                                                        -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................  $   171,438   $   137,431
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization....................      323,092       306,782
     (Gain) loss on disposal of property..............       46,858       (30,860)
     Change in assets and liabilities:
       Accounts receivable............................      495,947      (235,943)
       Prepaid expenses...............................     (451,528)        8,536
       Other assets...................................        8,461        (1,798)
       Accounts payable...............................     (207,718)      224,282
       Accrued liabilities............................       43,789       (24,029)
                                                        -----------   -----------
          Net cash provided by operating activities...      430,339       384,401
                                                        -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash payments for the purchase of property..........   (1,526,754)     (371,449)
  Cash proceeds from the sale of property.............      117,760        63,691
  (Advances to) payments received for advances to
     related parties and stockholder..................      139,660      (343,771)
                                                        -----------   -----------
          Net cash used in investing activities.......   (1,269,334)     (651,529)
                                                        -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from related party advances................      370,000       400,000
  Payments on related party advances..................     (772,692)     (350,000)
  Proceeds from lines of credit and long-term debt....    2,800,047     1,418,460
  Payments on lines of credit and long-term debt......   (1,557,552)   (1,214,655)
                                                        -----------   -----------
          Net cash provided by financing activities...      839,803       253,805
                                                        -----------   -----------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS.......          808       (13,323)
CASH AND EQUIVALENTS, BEGINNING OF YEAR...............       30,418        43,741
                                                        -----------   -----------
CASH AND EQUIVALENTS, END OF YEAR.....................  $    31,226   $    30,418
                                                        ===========   ===========
SUPPLEMENTAL DATA:
  Cash paid for interest during the year..............  $   118,887   $    79,139
                                                        ===========   ===========

The accompanying notes are an integral part of the financial statements.

                        REIFSNEIDER TRANSPORTATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF OPERATIONS

     Reifsneider Transportation, Inc. ("Reifsneider") a Pennsylvania corporation, is a commercial and industrial non-hazardous liquid waste transportation and disposal services company servicing customers in eastern Pennsylvania, Delaware, Maryland, New Jersey and New York.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

          CASH AND CASH EQUIVALENTS. Reifsneider considers all highly liquid investments with maturities of three months or less at the date of purchase as cash equivalents.

          PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of 5 to 8 years for machinery and equipment, 4 to 10 years for furniture and fixtures, and 4 to 6 years for transportation equipment. When depreciable property is retired or otherwise disposed of, the related assets and accumulated depreciation are removed from the accounts and any resultant gain or loss is included in operations.

          OTHER ASSETS. Goodwill, which represents the excess of the cost of a purchased company over the fair value of its net assets at the date of acquisition, is being amortized using the straight-line method over 40 years.

          INCOME TAX STATUS. Reifsneider, with the consent of its shareholder, has elected under the Internal Revenue Code to be an S corporation. A similar election has been made for state tax purposes. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of Reifsneider's taxable income. Therefore, no provision for federal or state income tax has been included in the financial statements.

          CONCENTRATION OF CREDIT RISK. Financial instruments which potentially subject Reifsneider to concentrations of credit risk consist principally of cash and receivables. However, at December 31, 1998 and 1997, Reifsneider had deposits held in banking institutions in excess of federally insured limits of approximately $585,000 and $230,000, respectively. Concentration of credit risk with respect to trade receivables are limited due to the Reifsneider's large number of customers.

          REVENUE RECOGNITION. Reifsneider recognizes revenues as services are provided.

          USE OF ESTIMATES. In preparing Reifsneider's financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        REIFSNEIDER TRANSPORTATION, INC.

3. RELATED PARTY TRANSACTIONS

     For the years ended December 31, 1998 and 1997, Reifsneider was owed $123,679 and $337,156, respectively, from related companies. No interest is charged, and advances, are due on demand.

     For the years ended December 31, 1998 and 1997, Reifsneider was owed $91,856 and $170,515, respectively, from the sole stockholder. No interest is charged, and advances are due on demand.

     For the years ended December 31, 1997, Reifsneider owed a former shareholder $402,692. Interest was being charged at 10%, and advances are due on demand.

4. PROPERTY AND EQUIPMENT

     At December 31, 1998 and 1997, property and equipment consisted of the following:

                                                     1998         1997
                                                  ----------   ----------
Leasehold improvements..........................  $       --   $   65,487
Machinery and equipment.........................     178,808      161,286
Furniture and fixtures..........................     130,911       65,451
Transportation equipment........................   2,072,324    2,000,805
Construction-in-progress........................   1,085,344      119,611
                                                  ----------   ----------
                                                   3,467,387    2,412,640
Less accumulated depreciation and
  amortization..................................   1,371,895    1,259,506
                                                  ----------   ----------
Property and equipment -- net...................  $2,095,492   $1,153,134
                                                  ==========   ==========

     Depreciation expense was $321,844 and $305,534 in 1998 and 1997, respectively.

5. LINES OF CREDIT AND LONG-TERM DEBT

     The first is a $400,000 line collateralized by all assets of Reifsneider and is due to expire on May 31, 1999. The interest rate is at the bank's prime rate plus 1/4% (8.00% and 8.75% at December 31, 1998 and 1997, respectively). Borrowings under the line were $200,000 and $400,000 at December 31, 1998 and 1997, respectively. The line of credit is solely intended for working capital purposes.

     The second line of credit is a $600,000 facility collateralized by all assets of Reifsneider, and is due to expire on May 31, 1999. The interest rate is at 3/4% over the bank's prime rate which ranged from 9.25% to 9.50% on the dates of borrowings. Borrowings are limited to purchases of trucks or equipment. Each draw from the line is converted to a term loan. Borrowings under this line amounted to $253,647 and $325,077 as of December 31, 1998 and 1997, respectively and are included in the following table as notes payable.

     The third line of credit is a $250,000 facility collateralized by all assets of Reifsneider, and expired on March 31, 1998. The interest rate was
 1/4% over the bank's prime rate

                        REIFSNEIDER TRANSPORTATION, INC.

(8.75% at December 31, 1997). Borrowings under the line amounted to $120,000 at December 31, 1997.

     The fourth line of credit is a $1,000,000 facility collateralized by all assets of Reifsneider and is due to expire on May 31, 1999. The interest rate is 7.05% and borrowings amounted to $1,000,000 at December 31, 1998.

     Long-term debt consisted of the following at December 31, 1998 and 1997:


                                                      1998         1997
                                                   -----------   --------
Note payable -- bank. Monthly payment of $1,246
  including interest at 10%. Note matures in
  September 2003. Note is collateralized by
  transportation equipment.......................  $    56,359   $     --
Note payable. Monthly payment of $1,232 including
  interest at 10% Note matures in June, 1999.
  Note is collateralized by transportation
  equipment......................................       48,588     58,000
Note payable -- bank. Construction loans of up to
  $1,000,000. Interest payments only until the
  completion of the project. Interests rates
  varying from 7.05% to 8%. Note is
  collateralized by building and property........      650,392         --
Notes payable -- bank. Various monthly principal
  plus interest payments, interest rates ranging
  from 9 1/4% to 9 1/2%. These notes are
  collateralized by transportation equipment.....      253,647    325,077
Note payable -- former shareholder. Monthly
  payment of $12,324 including interest at
  8 1/2%. Note was unsecured and was repaid in
  December, 1998.................................           --    141,300
Note payable -- former shareholder. Monthly
  payment of $2,917 including interest at 10%.
  Note is unsecured and is due in April, 2000....       43,520     72,571
Notes payable -- various parties. Total monthly
  payments of approximately $4,475, interest
  ranging from 8 1/2% to 10%. Notes mature from
  May 1999 to November 2001. Notes are
  collateralized by transportation equipment.....       98,526     74,769
                                                   -----------   --------
                                                     1,151,032    671,717
  Less current portion (A).......................   (1,151,032)   297,008
                                                   -----------   --------
                                                   $        --   $374,709
                                                   ===========   ========


-------------------------

(A) In March 1999, all outstanding debt was paid in full in connection with the sale of the business (see note 8).

                        REIFSNEIDER TRANSPORTATION, INC.

6. LEASE COMMITMENTS

     Reifsneider leases its facilities and certain transportation and office equipment under operating leases. Expiration dates vary through September 2003. In the normal course of business, operating leases are generally renewed or replaced by other leases.

     Minimum future rental payments for each of the next five years and in the aggregate are as follows:

1999........................................................  $ 38,320
2000........................................................    22,779
2001........................................................    19,207
2002........................................................    19,207
2003........................................................    10,300
                                                              --------
                                                              $109,813
                                                              ========

     Rent expense under operating leases, including those with terms on a month-to-month basis, was $112,511 and $98,413 for the years ended December 31, 1998 and 1997, respectively.

7. RETIREMENT PLAN

     Reifsneider has a 401(k) retirement savings plan for all employees who have reached the age of 21 and have one year of service. Employees may contribute a portion of their pay, and Reifsneider will match 100% up to $500. Amounts charged to operations were approximately $11,000 and $12,000 for the years ended December 31, 1998 and 1997, respectively.

8. SUBSEQUENT EVENT

     Effective March 1, 1999, EarthCare Company ("EarthCare") acquired all of the outstanding capital stock of Reifsneider in exchange for $5,050,000 in cash, 350,000 shares of EarthCare common stock, the delivery of a $200,000 note payable to the former owner of Reifsneider and a final working capital adjustment, as defined in the Stock Purchase Agreement. This transaction was consummated pursuant to a Stock Purchase Agreement, dated February 26, 1999. All advances to Reifsneider's stockholder and related parties were collected and debt of Reifsneider was repaid in connection with the acquisition.

                               EARTHCARE COMPANY
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     Effective March 1, 1999, EarthCare Company, ("EarthCare") acquired all of the outstanding capital stock of Reifsneider Transportation Inc. ("Reifsneider"), a Pennsylvania corporation, in exchange for $5,050,000 in cash, 350,000 shares of EarthCare common stock, the delivery of a $200,000 note payable to the former owner of Reifsneider and a final working capital adjustment, as defined in the Stock Purchase Agreement. This transaction was consummated pursuant to a Stock Purchase Agreement, dated February 26, 1999. Reifsneider is a commercial and industrial non-hazardous liquid waste transportation and disposal services company servicing customers in eastern Pennsylvania, Delaware, Maryland, New Jersey and New York. EarthCare currently intends to operate Reifsneider in substantially the same manner as it was operated prior to this transaction. EarthCare funded the cash portion of purchase price with borrowings under EarthCare's revolving credit facility with Bank of America National Trust and Savings Association. The total purchase price was determined based upon an evaluation of the business of Reifsneider and the results of negotiations between the parties. The Reifsneider acquisition and related financing is referred to herein as the "Transaction."


     The following unaudited pro forma combined statement of operations for the year ended December 31, 1998 and for the three months ended March 31, 1999, give effect to the Transaction using the purchase method of accounting as well as other pro forma adjustments as outlined in the notes to unaudited pro forma combined financial statements. These unaudited pro forma combined financial statements present EarthCare and give effect to the Transaction with EarthCare and other significant purchase business combinations consummated since January 1, 1998, as if the transactions had been consummated as of the beginning of 1998. The unaudited pro forma combined financial statements also give effect to EarthCare's merger with Microlytics, Inc. ("Microlytics") on May 13, 1998, which has been accounted for as a capital transaction accompanied by a recapitalization of EarthCare ("Recapitalization"). EarthCare, the other 1998 purchase business combinations and Microlytics are hereafter referred to as the "Company." The other 1998 purchase business combinations are as follows:


                          BUSINESS                              DATE ACQUIRED
------------------------------------------------------------  -----------------
Ferrero Wastewater Management, Inc. ("Ferrero").............  January 22, 1998
A Rapid Rooter Sewer & Drain Service, Inc. ("A Rapid")......  February 13, 1998
Quality Plumbing and Septic ("Quality").....................  February 17, 1998
Seagraves, Inc. (d.b.a. Brownie Environmental Services,       March 6, 1998
  Inc.) and Grease-Tec, Inc. ("Seagraves")..................
RGM Liquid Waste Removal Corporation and Affiliates           May 1, 1998
  ("RGM")...................................................
Eldredge Wastewater Management, Inc. ("Eldredge")...........  May 8, 1998

     EarthCare has preliminarily analyzed the savings that it expects to be realized from reductions in salaries and certain benefits to the owners. To the extent the owners of the acquired businesses have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma combined statement of operations. With respect to other potential cost savings, EarthCare cannot fully quantify these savings at this time. It is anticipated that these savings will be partially offset by costs related to

EarthCare's corporate management and by the costs associated with being a public company. These costs cannot be quantified accurately. Accordingly, only those anticipated savings and costs that are factually supportable have been included in the accompanying pro forma financial information of the Company.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what EarthCare's results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of the EarthCare results of operations for any future period. Since neither the 1998 businesses acquired nor Reifsneider were under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical Reifsneider financial statements and notes thereto included elsewhere herein.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                              EARTHCARE    FERRERO    A RAPID    QUALITY    SEAGRAVES       RGM        ELDREDGE
                                             -----------   --------   --------   --------   ----------   ----------   ----------
Revenues...................................  $25,690,672   $257,982   $680,870   $194,786   $1,342,431   $2,710,061   $1,514,756
Expenses:
  Cost of operations.......................   17,907,036    175,443   338,971     118,620     930,687     1,751,561    1,108,708
  Selling, general and administrative
    expense................................    7,509,375     73,399   255,847      61,894     350,137       810,638      385,582
  Depreciation and amortization............    1,348,357     23,334    41,476       5,179      32,886       146,762       68,311
                                             -----------   --------   --------   --------   ----------   ----------   ----------
  Income (loss) from operations............   (1,074,096)   (14,194)   44,576       9,093      28,721         1,100      (47,845)
Other expense (income):
  Interest.................................      657,455      5,913    11,148       1,684       8,659        28,103       11,959
  Other....................................        2,101        (33)     (476)         60    (105,984)      (22,099)      (1,562)
                                             -----------   --------   --------   --------   ----------   ----------   ----------
  Income (loss) before taxes...............   (1,733,652)   (20,074)   33,904       7,349     126,046        (4,904)     (58,242)
Provision (benefit) for taxes..............     (304,562)        --        --          --          --        82,869      (13,686)
                                             -----------   --------   --------   --------   ----------   ----------   ----------
Net income (loss)..........................  $(1,429,090)  $(20,074)  $33,904    $  7,349   $ 126,046    $  (87,773)  $  (44,556)
                                             ===========   ========   ========   ========   ==========   ==========   ==========
Pro forma net loss per share:
  Basic and diluted........................  $     (0.17)
                                             ===========
Pro forma weighted average shares
  outstanding:
  Basic and diluted........................    8,427,407
                                             ===========

                                                            PRO FORMA
                                                           ADJUSTMENTS      PRO FORMA
                                             REIFSNEIDER    (NOTE 3)        COMBINED
                                             -----------   -----------     -----------
Revenues...................................  $7,523,214     $      --      $39,914,772
Expenses:
  Cost of operations.......................   5,019,264            --       27,350,290
  Selling, general and administrative
    expense................................   1,899,820      (102,500)(a)   10,526,192
                                                             (718,000)(b)
  Depreciation and amortization............     323,092       240,079(c)     2,501,476
                                                              272,000(d)
                                             ----------     ---------      -----------
  Income (loss) from operations............     281,038       308,421         (463,186)
Other expense (income):
  Interest.................................      93,928        60,000(e)     1,330,797
                                                              300,000(f)
                                                              151,948(g)
  Other....................................      15,672            --         (112,321)
                                             ----------     ---------      -----------
  Income (loss) before taxes...............     171,438      (203,527)      (1,681,662)
Provision (benefit) for taxes..............          --        44,903(h)      (190,476)
                                             ----------     ---------      -----------
Net income (loss)..........................  $  171,438     $(248,430)     $(1,491,186)
                                             ==========     =========      ===========
Pro forma net loss per share:
  Basic and diluted........................                                $     (0.17)
                                                                           ===========
Pro forma weighted average shares
  outstanding:
  Basic and diluted........................                   475,824(i)     8,903,231
                                                            =========      ===========

The accompanying notes are an integral part of these pro forma financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999


                                                             PRO FORMA
                                                            ADJUSTMENTS     PRO FORMA
                                 EARTHCARE    REIFSNEIDER    (NOTE 3)       COMBINED
                                -----------   -----------   -----------    -----------
REVENUES......................  $ 7,815,637   $1,226,695     $      --     $ 9,042,332
EXPENSES:
Cost of operations............    5,093,594      904,402            --       5,997,996
Selling, general and
  administrative expenses.....    1,969,417      240,328      (119,667)(b)   2,090,078
Depreciation and
  amortization................      354,884       58,300        45,334(d)      458,518
                                -----------   ----------     ---------     -----------
Income (loss) from
  operations..................      397,742       23,665        74,333         495,740
OTHER EXPENSE (INCOME):
Interest......................      222,309       16,391        49,276(f)      287,976
                                -----------   ----------     ---------     -----------
Income (loss) before taxes....      175,433        7,274        25,057         207,764
Provision (benefit) for
  taxes.......................           --           --        12,609(h)       12,609
                                -----------   ----------     ---------     -----------
  Net income (loss)...........  $   175,433        7,274     $  12,448     $   195,155
                                ===========   ==========     =========     ===========
PRO FORMA NET LOSS PER SHARE:
  Basic and diluted...........  $      0.02                                $      0.02
                                ===========                                ===========
PRO FORMA WEIGHTED AVERAGE
  SHARES OUTSTANDING:
  Basic.......................    9,698,531                    350,000(i)   10,048,531
                                ===========                  =========     ===========
  Diluted.....................   10,147,786                    350,000(i)   10,497,786
                                ===========                  =========     ===========



    The accompanying notes are an integral part of these pro forma financial statements.

                   EARTHCARE COMPANY AND ACQUIRED BUSINESSES

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 31, 1999


1. BACKGROUND

     EarthCare Company ("EarthCare") was formed to act as a consolidator of nonhazardous liquid waste businesses. From its inception on March 19, 1997 through March 1, 1999, EarthCare has acquired ten businesses involved in the nonhazardous liquid waste business.

2. HISTORICAL FINANCIAL STATEMENTS


     The historical financial statements of the businesses acquired were derived from the respective acquired businesses' financial statements. All acquired businesses have a December 31 year-end, or their financial results have been recast to a December 31 year-end, with the exception of RGM which has an October 31 year-end. The audited historical financial statements of Reifsneider are included elsewhere herein and the other acquired businesses have been audited, as required, and included elsewhere in this Registration Statement.



3. PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS


(a) Adjusts compensation to the level that the owners of the businesses acquired in 1998 have contractually agreed to receive subsequent to the acquisitions. The employment agreements have terms of one to three years and include certain severance provisions in the event of termination without cause.


(b) Reflects a decrease of $648,000 in annual salaries and other expenses of the previous owners of Reifsneider ($108,000 for the first quarter of 1999) that will not be incurred subsequent to the acquisition of Reifsneider and a $70,000 annual decrease ($11,667 for the first quarter of 1999) in rent expense that will not be incurred going forward due to the acquisition of a building in the Reifsneider Acquisition.


(c) Reflects additional amortization of noncompete agreements related to the businesses acquired in 1998 using a weighted average life of 2.2 years and goodwill using a 40-year life. Also includes additional depreciation of property and equipment related to the businesses acquired in 1998 using a weighted average remaining life of 5 years.


(d) Reflects additional goodwill amortization of $181,000 for 1998 ($30,167 for the first quarter of 1999) related to the Reifsneider acquisition using a 40-year life and $91,000 for 1998 ($15,167 for the first quarter of 1999) in additional depreciation of equipment related to changes in estimated fair values and useful lives assigned to equipment acquired from Reifsneider.


(e) Reflects additional interest expense on the $2,300,000 in seller notes related to the businesses acquired in 1998 at a weighted average annual rate of 6.2%.

                   EARTHCARE COMPANY AND ACQUIRED BUSINESSES

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

(f) Reflects additional interest expense on the $5,050,000 in bank debt and the $200,000 note payable related to the Reifsneider acquisition at an annual rate of 7.5%, net of eliminated interest expense related to Reifsneider's historical debt.

(g) Reflects additional interest expense on $3,900,000 in line of credit borrowings at 8.21%, net of the elimination of interest expense on historical debt of the businesses acquired in 1998. The elimination of interest expense of the acquired businesses is required as the Company assumed no debt in the purchase transactions. Additional borrowings under the Company's line of credit of $3,900,000 were required to supplement equity proceeds from the sale of common stock to pay the cash portion of the purchase prices.

(h) Reflects additional income tax provision (benefit) for state and federal taxes at a combined statutory tax rate of 39% for those acquired businesses previously reported as Subchapter S Corporations, and (benefit) for income taxes using the Company's combined statutory tax rate of 39% for the tax effect of the pro forma adjustments.


(i) Reflects 125,824 additional weighted average shares issued in connection with the businesses acquired in 1998 and 350,000 shares issued in connection with the Reifsneider acquisition in 1999.

             ------------------------------------------------------
             ------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                               TABLE OF CONTENTS


                                      PAGE
                                      ----
Prospectus Summary..................     2
Risk Factors........................     7
Use of Proceeds.....................    14
Determination of Offering Price.....    14
Dividend Policy.....................    15
Dilution............................    15
Selected Consolidated Financial
  Data..............................    16
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.....................    18
Business............................    24
Market Price for Common Equity and
  Related Stockholder Matters.......    33
Management..........................    35
Executive Compensation..............    37
Certain Transactions................    40
Principal and Selling
  Stockholders......................    42
Description of Securities...........    46
Plan of Distribution................    48
Legal Matters.......................    49
Independent Public Accountants......    49
Additional Information..............    50


             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                8,026,979 Shares

                                   EARTHCARE
                                    COMPANY

                                  Common Stock
                               ($.0001 Par Value)
                            ------------------------
                                   PROSPECTUS
                            ------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                  [ALTERNATE COVER PAGE FOR SHELF PROSPECTUS]


                         PROSPECTUS DATED JULY 22, 1999



                                5,000,000 Shares


                               EARTHCARE COMPANY

                                  Common Stock



                           -------------------------


    The 5,000,000 shares of common stock, $.0001 par value per share (the "Common Stock"), covered by this Prospectus (the "Shares") may be issued by EarthCare Company, formerly known as SanTi Group, Inc. (the "Company"), from time to time in payment (or partial payment) of the purchase price for one or more acquisitions of companies, business or assets complementary to the Company's existing business. As of the date of this Prospectus, the Company has issued 610,526 shares of Common Stock for acquisitions described herein and has not definitively identified any acquisition in which it may issue additional shares of Common Stock covered by this Prospectus. At such time as the Company identifies a specific acquisition in which such Shares will be issued, the Company will amend or supplement this Prospectus and the Registration Statement of which this Prospectus is a part to add information about the acquisition and the company, business or assets being acquired if and to the extent required by applicable rules and policies of the Securities and Exchange Commission (the "Commission").


    This Prospectus also relates to the offer for sale or other distribution of the Shares by persons (the "Selling Stockholders") who will acquire such Shares in the acquisitions of such companies, businesses or assets. Such Shares may be sold or distributed from time to time by or for the account of the Selling Stockholders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. This Prospectus also may be used, with the Company's prior consent, by donees of the Selling Stockholders, or by other persons acquiring Shares and who wish to offer and sell such Shares under circumstances requiring or making desirable its use. The Company will receive no portion of the proceeds from the sale of the Shares offered hereby and will bear certain expenses incident to their registration. See "Selling Stockholders" and "Plan of Distribution."

    It is expected that the terms of the acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by the Company. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").


    The Common Stock is traded on the Nasdaq National Market Bulletin Board under the symbol "ECCO". At July 16, 1999, the Company had 10,214,365 shares of Common Stock outstanding. On July 16, 1999, the last reported sale price of the Common Stock (of which 15,500 shares traded) was $16.19 per share.


    SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE COMMON STOCK.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                     [ALTERNATE PAGE FOR SHELF PROSPECTUS]


                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information concerning the beneficial ownership of the Common Stock as of July 16, 1999 by (i) each named executive officer, (ii) each of the Company's directors, (iii) all executive officers and directors as a group, and (iv) each person who beneficially owns more than 5% of the Common Stock:



                                                                   SHARES OF
                                                                  COMMON STOCK
                                                             BENEFICIALLY OWNED(1)
                                                             ----------------------
                          NAME                                 NUMBER      PERCENT
                          ----                               ----------    --------
Raymond M. Cash (2)......................................    2,910,284        37%
Cash Family Limited Partnership (3)......................    1,658,750        17%
Donald F. Moorehead, Jr. (4).............................    1,431,200        13%
Terry W. Patrick (5).....................................      477,900         3%
James E. Farrell (6).....................................            0         *
Earl DeFrates (7)........................................            0         *
Elroy "Gene" Roelke (8)..................................       50,000         *
William P. Hulligan (9)..................................      100,000         1%
Brian Rosborough (10)....................................            0         *
All directors and executive officers as..................    4,706,884        54%
a group (7 persons)


-------------------------

   * Less than one percent.
 (1) Includes shares of Common Stock that may be acquired upon the exercise of stock options exercisable within 60 days. Each person named above has sole voting and dispositive power with respect to the all shares listed opposite such person's name, unless indicated otherwise. Unless otherwise indicated, each stockholder's address is 14901 Quorum Drive, Suite 200, Dallas, Texas 75240.

 (2) Based on information included in Form 4 filed in June 1999 by Mr. Cash. Includes 1,251,534 shares held by Mr. Cash and 1,658,750 shares held by the Cash Family Limited Partnership which is controlled by an entity controlled by Mr. Cash. Does not include 44,925 shares held by Mr. Cash's wife, for which shares Mr. Cash disclaims beneficial ownership.


 (3) Does not include 1,251,534 shares held by Mr. Cash.


 (4) Includes 418,000 shares held by Moorehead Property Company Ltd., a company controlled by Mr. Moorehead. Includes options to purchase 131,250 shares exercisable within 60 days.


 (5) Includes 320,000 shares held by Beacon Holdings Limited, a family limited partnership of which Mr. Patrick is a general partner and warrants to acquire 10,000 shares. Include options to purchase 131,250 shares exercisable within 60 days.


 (6) Does not include options to purchase 70,000 shares not exercisable within 60 days.


 (7) Does not include options to purchase 25,000 shares not exercisable within 60 days.


 (8) Includes warrants to acquire 25,000 shares of Common Stock which are exercisable within 60 days.


 (9) Does not include options to acquire 25,000 shares of Common Stock not exercisable within 60 days.


(10) Does not include options to acquire 25,000 shares of Common Stock not exercisable within 60 days.

                     [ALTERNATE PAGE FOR SHELF PROSPECTUS]


                              SELLING SHAREHOLDERS


     This Prospectus relates to an aggregate of 5,000,000 shares of Common Stock which may be offered for sale by the Company from time to time to acquire one or more companies, businesses or assets in negotiated transactions not involving any public offering, of which 610,526 shares have been issued to date. This Prospectus will be supplemented to furnish the information necessary for the particular negotiated transaction and the Registration Statement of which this Prospectus is a part will be amended, where appropriate, to supply information concerning an acquisition if required by Commission rules and policies. This Prospectus also relates to the offer for sale or other distribution of Shares by persons who will acquire such shares in connection with the acquisitions of businesses. Such Selling Stockholders will be identified from time to time by filing supplements to this Prospectus.

                     [ALTERNATE PAGE FOR SHELF PROSPECTUS]


                              PLAN OF DISTRIBUTION

ISSUANCE OF SHARES BY THE COMPANY

     The Shares covered by this Prospectus may be issued by the Company from time to time in payment of all or a portion the purchase price for one or more acquisitions of companies, businesses or assets complementary to the Company's existing business. The Company expects that the terms of acquisitions in which the Shares will be issued by the Company will be determined by negotiations between the Company and the owners of the companies, businesses or assets to be acquired. It is anticipated that the Shares issued in any such acquisition will be valued for purposes of such acquisition at a price reasonably related to the market value of the Common Stock either at the time of the execution of the definitive acquisition agreement or at the time of the consummation of the acquisition.


     As of the date of this Prospectus, the Company has issued 610,526 shares of Common Stock for acquisitions described herein and has not definitively identified any acquisition in which it may issues Shares. At such time as the Company identifies a specific acquisition in which Shares will be issued, the Company will amend or supplement this Prospectus to add information about the acquisition and the companies, businesses or assets being acquired if and to the extent required by the applicable rules and policies of the Commission.


     No underwriting discounts or commissions will be paid in connection with any acquisition contemplated hereby, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any persons receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act.

RESALE OF SHARES BY SELLING STOCKHOLDERS

     This Prospectus also relates to the offer for sale or other distribution of Shares by the Selling Stockholders who will acquire such shares in the acquisitions of such companies, businesses or assets. The Selling Stockholders may sell or distribute some or all of the Shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers in transactions on any exchange on which such Shares are listed for trading, in privately negotiated transactions, or in the over-the-counter market, or in brokerage transactions, or in a combination of such transactions. Such transactions may be effected by the Selling Stockholders at market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions from the Selling Stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved. This Prospectus also may be used, with the Company's consent, by donees of the Selling Stockholder, or by other persons acquiring Shares and who wish to offer and sell such Shares under circumstances requiring or making desirable its use. To the extent required, the Company will file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to set forth the names of Selling Stockholders and any other material information with respect to the plan of distribution not previously disclosed.

                     [ALTERNATE PAGE FOR SHELF PROSPECTUS]


     The Selling Stockholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

                     [ALTERNATE PAGE FOR SHELF PROSPECTUS]


------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                               TABLE OF CONTENTS


                                      PAGE
                                      ----
Prospectus Summary..................     2
Risk Factors........................     7
Use of Proceeds.....................    14
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operation......................    18
Business............................    24
Management..........................    35
Certain Transactions................    40
Principal and Selling
  Stockholders......................    42
Description of Securities...........    46
Plan of Distribution................    48
Legal Matters.......................    49
Experts.............................    49
Additional Information..............    50


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                5,000,000 Shares

                                   EARTHCARE
                                    COMPANY

                                  Common Stock
                               ($.0001 Par Value)
                            ------------------------
                                   PROSPECTUS
                            ------------------------
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of certain estimated expenses incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee.........  $ 82,204
Printing and engraving expenses.............................    20,000
Legal fees and expenses.....................................    40,000
Accounting fees and expenses................................    50,000
Registrar and Transfer Agent's fees and expenses............         0
Miscellaneous...............................................         0
                                                              --------
  Total.....................................................  $192,204
                                                              ========

     All amounts except the Securities and Exchange Commission registration fee are estimated. The Company intends to pay all expenses of registration with respect to shares being sold by the Selling Stockholders hereunder, with the exception of underwriting discounts and commissions.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that no director of the corporation shall be personally liable to EarthCare or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to EarthCare or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (or the corresponding provision of any successor law or act), and (iv) for any transaction from which the director derived an improper personal benefit.

     EarthCare must indemnify, and upon request will advance expenses to any officer or director who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, including civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of EarthCare, or is or was acting at the request of EarthCare as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This indemnification will not apply if the indemnitee is adjudged liable to EarthCare, unless and only if the court in which the action is brought determines the indemnitee is fairly and reasonably entitled to indemnification by EarthCare.

     EarthCare may also purchase and maintain insurance on the behalf of its directors and officers against any such liability that may be asserted as a result of the director's or officer's service in such a capacity.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On March 19, 1997, Raymond Cash and Joyce Bone purchased a total of 16,250 shares of Common Stock (reflecting the Bone-Dry exchange and the Stock Dividend) for $10,000. The proceeds from this sale were used to fund working capital.

     On August 19, 1997, Raymond Cash purchased 1,625,000 of Common Stock for $130,000. The proceeds from this purchase were used to acquire new service providers and fund working capital needs of the Company.

     On December 1, 1997, the Cash Family Limited Partnership purchased 1,608,750 shares of Common Stock (reflecting the Bone-Dry exchange and the Stock Dividend) for $650,000. The Cash Family Limited Partnership is controlled by an entity controlled by Raymond Cash. The proceeds from this sale were used to acquire new service providers.

     On December 22, 1997, 14,479 shares of Common Stock were issued to Andrews in exchange for the settlement of a note payable in the amount of $263,663.

     On December 22, 1997, 21,400 shares were issued as consideration for $17,120 of the acquisition price of Andrews.

     On January 12, 1998, the Company sold 1,250,000 shares of Common Stock for $1,000,000. The proceeds were used to acquire new service providers and fund working capital needs of the Company.

     On January 22, 1998, 90,000 shares of Common Stock were issued as consideration for $72,000 of the acquisition price of Ferrero.

     On February 13, 1998, 100,000 shares of Common Stock were issued as consideration for $100,000 of the acquisition price of A Rapid.

     On March 6, 1998, 60,000 shares of Common Stock were issued as consideration for $60,000 of the acquisition price of Seagraves.

     On April 2, 1998, the Company sold 2,000,000 shares of Common Stock for $11,600,000. The proceeds raised by this private offering was used to acquire new service providers and fund working capital needs of the Company.

     On May 1, 1998, 105,000 shares of Common Stock were issued as consideration for $609,000 of the acquisition price of RGM.

     On May 4, 1998, the Company sold 500,000 shares of Common Stock for $2,900,000. The proceeds raised by this private offering were used to acquire new service providers and fund working capital needs of the Company.

     On May 8, 1998, 85,000 shares of Common Stock were issued as consideration for $493,000 of the acquisition price of Eldredge.


     On May 19, 1999, 10,000 shares of Common Stock were issued to a consultant in connection with the purchase of National Sewer and Drain for services valued at approximately $105,000.


     All of these shares of Common Stock were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") in private transactions not involving a public offering. These shares are subject to restrictions on transferability and resale except as permitted under the Securities Act and applicable state securities laws.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits (see Exhibit Index immediately preceding the exhibits for the page number where each exhibit can be found):


EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
   2.0*    --  Merger Agreement by and between Microlytics, Inc. and SanTi
               Group, Inc., dated March 6, 1998 (incorporated by reference to Exhibit 2.0 to the Company's Registration Statement on
               Form 10, Registration No. 00024685, as amended)
   3.1*    --  Certificate of Incorporation of the Company dated May 13,
               1998 (incorporated by reference to Exhibit 3.1 to the
               Company's Registration Statement on Form 10, Registration
               No. 00024685, as amended)
   3.2*    --  Bylaws of the Company (incorporated by reference to Exhibit
               3.2 to the Company's Registration Statement on Form 10,
               Registration No. 00024685, as amended)
   4.1     --  Article IV of Registrant's Certificate of Incorporation
   4.2     --  Article VI of Registrant's Certificate of Incorporation
   9.1*    --  Voting Trust Agreement (incorporated by reference to Exhibit
               9.1 to the Company's Registration Statement on Form 10,
               Registration No. 00024685, as amended)
  10.1*    --  Credit Agreement dated June 26, 1998 between SanTi Group,
               Inc., various financial institutions and Bank of America
               National Trust Association as Agent (incorporated by
               reference to Exhibit 10.1 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)
  10.2*    --  Company Pledge Agreement dated as of June 26, 1998, between
               SanTi Group, Inc., and Bank of America National Trust
               Association as Agent (incorporated by reference to Exhibit
               10.2 to the Company's Registration Statement on Form 10,
               Registration No. 00024685, as amended)
  10.3*    --  Security Agreement dated as of June 26, 1998, among SanTi,
               Inc., each subsidiary of SanTi Group, Inc. and Bank of
               America National Trust Association as Agent (incorporated by reference to Exhibit 10.3 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)
  10.4*    --  Asset Purchase Agreement dated as of January 22, 1998 by and between SanTi Group of Pennsylvania, Ferrero Wastewater
               Management, Inc., A. Thomas Ferrero, Jr. and A. Thomas
               Ferrero, III (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form 10,
               Registration No. 00024685, as amended)
  10.5*    --  Asset Purchase Agreement dated as of December 22, 1997 by and between Bone-Dry Enterprises, Inc. Andrews Environmental
               Services, Inc. and W. Ronald Andrews (incorporated by
               reference to Exhibit 10.5 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
  10.6*    --  Asset Purchase Agreement dated as of February 13, 1998 by and between SanTi Group of Florida, Inc., A Rapid Rooter
               Sewer & Drain Service, Inc., William E. Rice, Joan E. Rice,
               Alfonse J. Grunskis, Diane Rice Grunskis, Donald E. Rice and
               Ruth Ann Rice (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form 10,
               Registration No. 00024685, as amended)
  10.7*    --  Asset Purchase Agreement dated as of February 17, 1998 by and between Bone-Dry Enterprises, Inc., Quality Plumbing &
               Septic, Ronda R. McMichael and Forney L. McMichael
               (incorporated by reference to Exhibit 10.7 to the Company's
               Registration Statement on Form 10, Registration No.
               00024685, as amended)
  10.8*    --  Asset Purchase Agreement dated as of March 6, 1998 by and between SanTi Group of Florida, Inc. Seagraves, Inc.,
               William D. Seagraves, Seaburn Seagraves and Angelina
               Seagraves (incorporated by reference to Exhibit 10.8 to the
               Company's Registration Statement on Form 10, Registration
               No. 00024685, as amended)
  10.9*    --  Asset Purchase Agreement dated as of March 6, 1998 by and between SanTi Group of Florida, Inc., Grease-Tec, Inc.,
               William D. Seagraves, Seaburn Seagraves and Angelina
               Seagraves (incorporated by reference to Exhibit 10.9 to the
               Company's Registration Statement on Form 10, Registration
               No. 00024685, as amended)
 10.10*    --  Asset Purchase Agreement dated as of April 30, 1998 by and between SanTi Group of New York, Inc., RGM Liquid Waste
               Removal Corporation, and Ralph G. Macchio (incorporated by reference to Exhibit 10.10 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)
 10.11*    --  Asset Purchase Agreement dated as of April 30, 1998 by and between SanTi Group of New York, Inc., Devito Environmental
               Corporation, and Rosalie Macchio (incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on
               Form 10, Registration No. 00024685, as amended)
 10.12*    --  Asset Purchase Agreement dated as of April 30, 1998 by and between SanTi Group of New York, Inc., Advanced Transfer
               Technology, Inc., and Steve Macchio (incorporated by
               reference to Exhibit 10.12 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)
 10.13*    --  Asset Purchase Agreement dated as of April 30, 1998 by and between SanTi Group of New York, Inc., Envirotec Leasing and
               Rental Corporation, and Steve Macchio (incorporated by
               reference to Exhibit 10.13 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)
 10.14*    --  Asset Purchase Agreement dated as of May 8, 1998 by and between SanTi Group of Pennsylvania, Inc., Eldredge
               Wastewater Management, Inc., Robert Eldredge, Curtis
               Eldredge, and John Eldredge. (incorporated by reference to
               Exhibit 10.14 to the Company's Registration Statement on
               Form 10, Registration No. 00024685, as amended)

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 10.15*    --  Contract for Purchase and Sale of Certain Assets of Andrews
               Environmental Services, Inc. dated March 20, 1997 among and between Bone-Dry Enterprises, Inc. and Andrews Environmental
               Services, Inc. (incorporated by reference to Exhibit 10.15 to the Company's Registration Statement on Form 10,
               Registration No. 00024685, as amended)
 10.16*    --  Employment Agreement between EarthCare Company and Terry
               Patrick dated June 1, 1998. (incorporated by reference to
               Exhibit 10.16 to the Company's Registration Statement on
               Form 10, Registration No. 00024685, as amended)
 10.17*    --  Form of Lock-Up Agreement (incorporated by reference to
               Exhibit 10.17 to the Company's Registration Statement on
               Form 10, Registration No. 00024685, as amended)
 10.18*    --  Employment Agreement between EarthCare Company and James E.
               Farrell dated October 9, 1998. (incorporated by reference to
               Exhibit 10.18 to the Company's Registration Statement on
               Form 10, Registration No. 00024685, as amended)
 10.19*    --  Reifsneider Transportation, Inc. Stock Purchase Agreement
               dated February 26, 1999 (incorporated by reference to
               Exhibit 2.1 to the Company's Form 8-K dated March 1, 1999)
  15.1     --  Letter regarding Unaudited Interim Financial Information
  21.0*    --  Subsidiaries of EarthCare Company. (incorporated by
               reference to Exhibit 21.0 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)
  23.1     --  Consent of PricewaterhouseCoopers LLP
  23.2     --  Consent of Arthur Andersen LLP
  27.1*    --  Financial Data Schedule (for SEC use only)


-------------------------


* Previously filed.



     (b) Financial Statement Schedules follow the signature page and are as follows:



          Schedule II -- Valuation and Qualifying Accounts for EarthCare Company


ITEM 17.  UNDERTAKINGS

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 10, 1999.


                                          EARTHCARE COMPANY

                                          By:      /s/ Terry W. Patrick
                                             -----------------------------------
                                                      Terry W. Patrick
                                                President and Chief Operating
                                                           Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                     SIGNATURE                                 TITLE                 DATE
                     ---------                                 -----                 ----

           /s/ Donald F. Moorehead, Jr.              Chairman, Chief Executive   July 10, 1999
---------------------------------------------------    Officer (Principal
             Donald F. Moorehead, Jr.                  Executive Officer) and
                                                       Director

                /s/ Raymond M. Cash                  Vice Chairman and Director  July 10, 1999
---------------------------------------------------
                  Raymond M. Cash

               /s/ Terry W. Patrick                  President, Chief Operating  July 10, 1999
---------------------------------------------------    Officer and Director
                 Terry W. Patrick

               /s/ James E. Farrell                  Vice President and Chief    July 10, 1999
---------------------------------------------------    Financial Officer
                 James E. Farrell                      (Principal Financial and
                                                       Principal Accounting
                                                       Officer)

              /s/ William P. Hulligan                Director                    July 10, 1999
---------------------------------------------------
                William P. Hulligan

                 /s/ Elroy Roelke                    Director                    July 10, 1999
---------------------------------------------------
                   Elroy Roelke

               /s/ Brian Rosborough                  Director                    July 10, 1999
---------------------------------------------------
                 Brian Rosborough

               /s/ Earl E. DeFrates                  Director                    July 10, 1999
---------------------------------------------------
                 Earl E. DeFrates

                      ANDREWS ENVIRONMENTAL SERVICES, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                  FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR

              THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 21, 1997


                                                                                       BALANCE
                                 BALANCE AT   CHARGED TO   CHARGED TO                  AT END
                                 BEGINNING    COSTS AND      OTHER                       OF
                                 OF PERIOD     EXPENSES     ACCOUNTS    DEDUCTIONS*    PERIOD
                                 ----------   ----------   ----------   -----------   ---------
YEAR ENDED DECEMBER 31, 1996:
Allowance for doubtful
  accounts.....................    20,168        5,630          0         (16,498)       9,300
PERIOD FROM JANUARY 1, 1997 TO
  DECEMBER 21, 1997:
Allowance for doubtful
  accounts.....................     9,300       26,828          0         (25,023)      11,105


-------------------------

* Deductions represent the write-off of uncollectible receivables, net of recoveries.

                               EARTHCARE COMPANY



                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS


      FOR THE PERIOD FROM INCEPTION (MARCH 19, 1997) TO DECEMBER 31, 1998



                                 BALANCE AT   CHARGED TO   CHARGED TO                 BALANCE AT
                                 BEGINNING    COSTS AND      OTHER                      END OF
                                 OF PERIOD     EXPENSES     ACCOUNTS    DEDUCTIONS*     PERIOD
                                 ----------   ----------   ----------   -----------   ----------
Period ending December 31, 1997
  Allowance for doubtful
     accounts..................   $    --      $ 17,875        $--        $    --      $ 17,875
Year ending December 31, 1998
  Allowance for doubtful
     accounts..................   $17,875      $280,497        $--        $20,387      $277,985


-------------------------


* Deductions represent the write-off of uncollectible receivables, net of recoveries.

                               INDEX TO EXHIBITS



EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
   2.0*    --  Merger Agreement by and between Microlytics, Inc. and SanTi
               Group, Inc., dated March 6, 1998 (incorporated by reference to Exhibit 2.0 to the Company's Registration Statement on
               Form 10, Registration No. 00024685, as amended)
   3.1*    --  Certificate of Incorporation of the Company dated May 13,
               1998 (incorporated by reference to Exhibit 3.1 to the
               Company's Registration Statement on Form 10, Registration
               No. 00024685, as amended)
   3.2*    --  Bylaws of the Company (incorporated by reference to Exhibit
               3.2 to the Company's Registration Statement on Form 10,
               Registration No. 00024685, as amended)
   4.1     --  Article IV of Registrant's Certificate of Incorporation
   4.2     --  Article VI of Registrant's Certificate of Incorporation
   9.1*    --  Voting Trust Agreement (incorporated by reference to Exhibit
               9.1 to the Company's Registration Statement on Form 10,
               Registration No. 00024685, as amended)
  10.1*    --  Credit Agreement dated June 26, 1998 between SanTi Group,
               Inc., various financial institutions and Bank of America
               National Trust Association as Agent (incorporated by
               reference to Exhibit 10.1 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)
  10.2*    --  Company Pledge Agreement dated as of June 26, 1998, between
               SanTi Group, Inc., and Bank of America National Trust
               Association as Agent (incorporated by reference to Exhibit
               10.2 to the Company's Registration Statement on Form 10,
               Registration No. 00024685, as amended)
  10.3*    --  Security Agreement dated as of June 26, 1998, among SanTi,
               Inc., each subsidiary of SanTi Group, Inc. and Bank of
               America National Trust Association as Agent (incorporated by reference to Exhibit 10.3 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)
  10.4*    --  Asset Purchase Agreement dated as of January 22, 1998 by and between SanTi Group of Pennsylvania, Ferrero Wastewater
               Management, Inc., A. Thomas Ferrero, Jr. and A. Thomas
               Ferrero, III (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form 10,
               Registration No. 00024685, as amended)
  10.5*    --  Asset Purchase Agreement dated as of December 22, 1997 by and between Bone-Dry Enterprises, Inc. Andrews Environmental
               Services, Inc. and W. Ronald Andrews (incorporated by
               reference to Exhibit 10.5 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
  10.6*    --  Asset Purchase Agreement dated as of February 13, 1998 by and between SanTi Group of Florida, Inc., A Rapid Rooter
               Sewer & Drain Service, Inc., William E. Rice, Joan E. Rice,
               Alfonse J. Grunskis, Diane Rice Grunskis, Donald E. Rice and
               Ruth Ann Rice (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form 10,
               Registration No. 00024685, as amended)
  10.7*    --  Asset Purchase Agreement dated as of February 17, 1998 by and between Bone-Dry Enterprises, Inc., Quality Plumbing &
               Septic, Ronda R. McMichael and Forney L. McMichael
               (incorporated by reference to Exhibit 10.7 to the Company's
               Registration Statement on Form 10, Registration No.
               00024685, as amended)
  10.8*    --  Asset Purchase Agreement dated as of March 6, 1998 by and between SanTi Group of Florida, Inc. Seagraves, Inc.,
               William D. Seagraves, Seaburn Seagraves and Angelina
               Seagraves (incorporated by reference to Exhibit 10.8 to the
               Company's Registration Statement on Form 10, Registration
               No. 00024685, as amended)
  10.9*    --  Asset Purchase Agreement dated as of March 6, 1998 by and between SanTi Group of Florida, Inc., Grease-Tec, Inc.,
               William D. Seagraves, Seaburn Seagraves and Angelina
               Seagraves (incorporated by reference to Exhibit 10.9 to the
               Company's Registration Statement on Form 10, Registration
               No. 00024685, as amended)
 10.10*    --  Asset Purchase Agreement dated as of April 30, 1998 by and between SanTi Group of New York, Inc., RGM Liquid Waste
               Removal Corporation, and Ralph G. Macchio (incorporated by reference to Exhibit 10.10 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)
 10.11*    --  Asset Purchase Agreement dated as of April 30, 1998 by and between SanTi Group of New York, Inc., Devito Environmental
               Corporation, and Rosalie Macchio (incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on
               Form 10, Registration No. 00024685, as amended)
 10.12*    --  Asset Purchase Agreement dated as of April 30, 1998 by and between SanTi Group of New York, Inc., Advanced Transfer
               Technology, Inc., and Steve Macchio (incorporated by
               reference to Exhibit 10.12 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)
 10.13*    --  Asset Purchase Agreement dated as of April 30, 1998 by and between SanTi Group of New York, Inc., Envirotec Leasing and
               Rental Corporation, and Steve Macchio (incorporated by
               reference to Exhibit 10.13 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)
 10.14*    --  Asset Purchase Agreement dated as of May 8, 1998 by and between SanTi Group of Pennsylvania, Inc., Eldredge
               Wastewater Management, Inc., Robert Eldredge, Curtis
               Eldredge, and John Eldredge. (incorporated by reference to
               Exhibit 10.14 to the Company's Registration Statement on
               Form 10, Registration No. 00024685, as amended)

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 10.15*    --  Contract for Purchase and Sale of Certain Assets of Andrews
               Environmental Services, Inc. dated March 20, 1997 among and between Bone-Dry Enterprises, Inc. and Andrews Environmental
               Services, Inc. (incorporated by reference to Exhibit 10.15 to the Company's Registration Statement on Form 10,
               Registration No. 00024685, as amended)
 10.16*    --  Employment Agreement between EarthCare Company and Terry
               Patrick dated June 1, 1998. (incorporated by reference to
               Exhibit 10.16 to the Company's Registration Statement on
               Form 10, Registration No. 00024685, as amended)
 10.17*    --  Form of Lock-Up Agreement (incorporated by reference to
               Exhibit 10.17 to the Company's Registration Statement on
               Form 10, Registration No. 00024685, as amended)
 10.18*    --  Employment Agreement between EarthCare Company and James E.
               Farrell dated October 9, 1998. (incorporated by reference to
               Exhibit 10.18 to the Company's Registration Statement on
               Form 10, Registration No. 00024685, as amended)
 10.19*    --  Reifsneider Transportation, Inc. Stock Purchase Agreement
               dated February 26, 1999 (incorporated by reference to
               Exhibit 2.1 to the Company's Form 8-K dated March 1, 1999)
  15.1     --  Letter Regarding Unaudited Interim Financial Information
  21.0*    --  Subsidiaries of EarthCare Company. (incorporated by
               reference to Exhibit 21.0 to the Company's Registration
               Statement on Form 10, Registration No. 00024685, as amended)
  23.1     --  Consent of PricewaterhouseCoopers LLP
  23.2     --  Consent of Arthur Andersen LLP
  27.1*    --  Financial Data Schedule (for SEC use only)


* Previously Filed